     As filed with the U.S. Securities and Exchange Commission on March 28, 2008

                                                               File No. 811-7440

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940        (X)

  Amendment No. 22                                                     (X)

                  Dimensional Emerging Markets Value Fund Inc.
               (Exact Name of Registrant as Specified in Charter)

                    1299 Ocean Avenue, Santa Monica, CA 90401
                    (Address of Principal Executive Offices)
                                 (310) 395-8005
              (Registrant's Telephone Number, including Area Code)
                                   ___________

                            Catherine L. Newell, Esq.
                          Dimensional Fund Advisors LP
                    1299 Ocean Avenue, Santa Monica, CA 90401
                     (Name and Address of Agent for Service)
                                   ___________

                    Please Send Copies of Communications to:
                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                                     Part A

                                 March 28, 2008

Introduction

     DIMENSIONAL  EMERGING  MARKETS  VALUE FUND INC.  (the  "Fund"),  1299 Ocean
Avenue,  Santa Monica,  California 90401,  (310) 395-8005,  offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term  capital growth through  investment in emerging market equity securities.

     Shares of the Fund are issued  solely in  private  placements  pursuant  to available  exemptions  from  registration  under the  Securities Act of 1933, as amended  ("Securities  Act"). This Part A of the Fund's  registration  statement
("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

                                TABLE OF CONTENTS

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

     The investment objective of the Fund is to achieve long-term capital growth by investing  primarily in emerging market equity securities.  The Fund seeks to achieve its  investment  objective by investing  in  companies  associated  with emerging  markets  designated by the Investment  Committee of  Dimensional  Fund
Advisors LP (the "Advisor")  ("Approved  Markets").  The Fund invests its assets primarily in Approved  Market equity  securities  listed on bona fide securities exchanges or actively  traded on  over-the-counter  markets.  These exchanges or over-the-counter  markets may be either within or outside the issuer's  domicile country.  For  example,  the  securities  may be listed or traded in the form of
European Depositary Receipts,  Global Depository  Receipts,  American Depository
Receipts or other types of depositary receipts (including  non-voting depositary receipts)  or may be listed on bona fide  securities  exchanges in more than one country.

     The Fund seeks to achieve  its  objective  by  purchasing  emerging  market equity  securities that are deemed by the Advisor to be value stocks at the time of purchase.  Securities are considered value stocks primarily because they have a high book value in relation to their market  value.  In assessing  value,  the
Advisor may consider additional factors,  such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry.  The  criteria  the Advisor  uses for  assessing  value are subject to change from time to time. No assurance  can be given that the Fund's  investment
objective  will  be  achieved.   As  a  non-fundamental   policy,  under  normal
circumstances,  the Fund will  invest at least 80% of its net assets in emerging markets that are defined in this Part A as Approved  Market  securities.  If the
Fund changes this investment policy, the Fund will notify  shareholders at least
60 days before the change, and will change the name of the Fund.

Fund Characteristics and Policies

     The  Fund's  policy  is to seek to  achieve  its  investment  objective  by purchasing emerging market equity securities across all market  capitalizations, and specifically  those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.

     The Fund may not invest in all such companies or Approved Markets described in this Part A for reasons  that include  constraints  imposed  within  Approved
Markets,  restrictions  on purchases by foreigners  and the Fund's policy not to invest more than 25% of its assets in any one industry.

     Approved  Market  securities are defined as securities  that are associated with an Approved Market, and include,  among others: (a) securities of companies organized  under the laws of, or maintain their  principal place of business in, an Approved Market;  (b) securities for which the principal trading market is in an Approved Market;  (c) securities issued or guaranteed by the government of an
Approved Market country, its agencies or instrumentalities,  or the central bank of such country;  (d)  securities  denominated  in an Approved  Market  currency issued by companies to finance operations in Approved Markets; (e) securities of companies  that  derive at least 50% of their  revenues  or  profits  from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their  assets in  Approved  Markets;  (f)  Approved  Market equity  securities in the form of depositary  shares;  (g)  securities of pooled investment  vehicles  that invest  primarily in Approved  Market  securities  or derivative instruments that derive their value from Approved Markets securities;
or (h) securities included in the Fund's benchmark index.

     Securities of Approved  Markets may include  securities  of companies  that have  characteristics  and business  relationships  common to companies in other countries.  As a  result,  the value of the  securities  of such  companies  may reflect  economic  and market  forces in such other  countries as well as in the
Approved Markets. The Advisor,  however, will select only those companies which, in its view, have sufficiently  strong exposure to economic and market forces in
Approved Markets. For example, the Advisor may invest in companies organized and located in the United  States or other  countries  outside of Approved  Markets, including  companies  having  their  entire  production  facilities  outside  of
Approved  Markets,  when such companies meet the criteria  discussed above to be considered associated with Approved Market.

     In  determining  what  countries  are  eligible  markets for the Fund,  the
Advisor may consider various factors,  including without  limitation,  the data, analysis,  and  classification  of countries  published or  disseminated  by the
International  Bank for  Reconstruction  and Development  (commonly known as the
World Bank), the International Finance Corporation,  FTSE International,  Morgan
Stanley Capital International,  Citigroup and the Heritage Foundation.  Approved
emerging  markets may not  include all such  emerging  markets.  In  determining whether to approve markets for  investment,  the Advisor will take into account,
among  other  things,  market  liquidity,   relative  availability  of  investor
information,  government  regulation,  including  fiscal  and  foreign  exchange repatriation  rules,  and the  availability of other access to these markets for the Fund.

     As of the date of this Part A, the Fund invests in the following  countries that are designated as Approved Markets:  Brazil,  Chile, China, Czech Republic,
Hungary, India, Indonesia,  Israel, Malaysia,  Mexico, the Philippines,  Poland,
South  Africa,  South  Korea,  Taiwan,  Thailand  and Turkey.  The Advisor  will determine in its  discretion  when and whether to invest in countries  that have been authorized,  depending on a number of factors,  such as asset growth in the
Fund  and  characteristics  of each  country's  markets.  Countries  that may be approved in the future  include,  but are not limited to,  Argentina,  Colombia,
Egypt and Venezuela.  In addition to the Approved Markets listed above, the Fund may continue to hold  securities in countries that are not currently  authorized for investment,  but that had been authorized for investment in the past and may reinvest  distributions received in connection with such existing investments in such previously Approved Markets.

     Pending the investment of new capital in Approved Markets  securities,  the
Fund will  typically  invest in money market  instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, the Fund may, for liquidity, or for temporary  defensive  purposes during periods in which market or economic or political  conditions  warrant,  purchase highly liquid debt instruments or hold freely convertible  currencies,  although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal  circumstances.
The  Fund may  also  invest  in  Exchange  Traded  Funds  (ETFs)  and  similarly structured pooled investments that provide exposure to Approved Markets or other equity  markets,  including  the  United  States,  for the  purposes  of gaining exposure to the equity markets while maintaining liquidity.

     To the extent  permitted by the Investment  Company Act of 1940, as amended
(the  "1940  Act"),  the Fund also may  invest  in  shares  of other  investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those  markets is otherwise  significantly  limited.  In some  Approved  Markets,  it will be  necessary  or  advisable  for the  Fund to establish a  wholly-owned  subsidiary or a trust for the purpose of investing in the local markets.

     The Fund may use  derivatives,  such as futures  contracts  and  options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain  liquidity to pay  redemptions.  The Fund may enter into futures  contracts and options on futures  contracts for Approved Market or other  equity  market  securities  and  indices,  including  those of the United
States.   In  addition  to  money  market   instruments  and  other   short-term
investments,  the Fund may invest in affiliated and unaffiliated  registered and unregistered  money  market  funds to manage cash  pending  investment  in other securities  or to maintain  liquidity  for the payment of  redemptions  or other purposes.  Investments in money market funds may involve  duplication of certain fees and expenses.

Portfolio Construction

     Even though a company's stock may meet the Fund's criterion for investment, it may not be included  in the Fund for one or more of a number of reasons.  For example,  in the  Advisor's  judgment,  the issuer may be  considered in extreme financial  difficulty,  a material portion of its securities may be closely held and not likely  available to support  market  liquidity,  or the issuer may be a
"passive foreign investment company" (as defined in the Internal Revenue Code of
1986, as amended (the  "Code")).  To this extent,  there will be the exercise of discretion  and  consideration  by the Advisor in  purchasing  securities  in an
Approved Market and in determining the allocation of investments  among Approved
Markets.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are  eligible for purchase by the Fund take place with every trade when the  securities  markets are open for trading due  primarily to price  fluctuations of such  securities.  On a periodic basis,  the Advisor will prepare lists of eligible  value stocks that are eligible for  investment.  Such lists will be revised no less than semi-annually.

     Securities  will not be  purchased or sold based on the  prospects  for the economy,  the  securities  markets or the  individual  issuers  whose shares are eligible for purchase.  Securities  which have  depreciated in value since their acquisition  will not be sold solely  because  prospects  for the issuer are not considered  attractive  or due to an expected or realized  decline in securities prices in general.  Securities will not be sold to realize  short-term  profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities,  including those eligible for purchase,  may be disposed of, however, at any time when, in the Advisor's judgment,  circumstances warrant their  sale,  including  but not limited to tender  offers,  mergers and similar transactions,  or bids made for block purchases at opportune prices.  Generally, securities  will be purchased  with the  expectation  that they will be held for longer  than one year and will be held  until  such  time as they are no  longer considered an appropriate holding in light of the investment policy of the Fund.

     For the purpose of converting  U.S.  dollars to another  currency,  or vice versa, or converting one foreign currency to another foreign currency,  the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the  relative  value of  foreign  currencies,  the Fund may  purchase foreign currency futures contracts.  However,  the Fund generally does not hedge foreign  currency risk. The Fund will only enter into such a futures contract if it is expected  that the Fund will be able  readily to close out such  contract.
However,  there can be no assurance that it will be able in any particular  case to do so, and if it cannot the Fund may suffer a loss.

                                SECURITIES LOANS

     The Fund is authorized to lend  securities to qualified  brokers,  dealers, banks and other  financial  institutions  for the purpose of earning  additional income. While the Fund may earn additional income from lending securities,  such activity is incidental to the investment  objective of the Fund. For information concerning the revenue from securities lending, see Part B "TAXATION OF THE FUND
- SECURITIES  LENDING  REVENUE." The value of  securities  loaned may not exceed
33?% of the  value of the  Fund's  total  assets,  which  includes  the value of collateral  received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. government securities,  which will be  maintained  by marking to market  daily in an amount equal to at least (i) 100% of the current market value of the loaned  securities with respect to securities of the U.S. government or its agencies,  (ii) 102% of the  current  market  value  of the  loaned  securities  with  respect  to  U.S.
securities,  and (iii) 105% of the current market value of the loaned securities with respect to foreign securities. Subject to their stated investment policies, the Fund may  invest  the  collateral  received  for the  loaned  securities  in securities  of the  U.S.  government  or  its  agencies,  repurchase  agreements collateralized  by  securities  of the  U.S.  government  or its  agencies,  and affiliated and unaffiliated  registered and unregistered money market funds. For purposes of this paragraph,  agencies include both agency  debentures and agency mortgage backed securities.  In addition, the Fund will be able to terminate the loan at any time and will receive  reasonable  interest on the loan,  as well as amounts equal to any dividends,  interest or other  distributions  on the loaned securities.  However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates. See Part B "TAXATION OF
THE FUND -  SECURITIES  LENDING  REVENUE"  for a further  discussion  of the tax consequences  related to securities lending. The Fund will be entitled to recall a loaned  security in time to vote  proxies or otherwise  obtain  rights to vote proxies of loaned  securities if the Fund knows a material event will occur.  In the event of the bankruptcy of the borrower,  the Fund could experience delay in recovering  the  loaned  securities  or  only  recover  cash  or a  security  of equivalent value. See "RISK FACTORS--SECURITIES LENDING" for a discussion of the risks related to securities lending.

                                 PRINCIPAL RISKS

Market Risk

     Even a long-term  investment approach cannot guarantee a profit.  Economic, political and issuer specific events will cause the value of securities, and the net asset value of the Fund's  shares to rise and fall.  Because the value of an investment in the Fund will  fluctuate,  there is the risk that an investor will lose money.

Small Company Risk

     Securities  of small  companies  are often less  liquid than those of large companies.  As a result,  small company stocks may fluctuate  relatively more in price.

Foreign Securities Risk

     The Fund invests in foreign issuers.  Such  investments  involve risks that are not associated  with  investments in U.S. public  companies.  Such risks may include legal, political and/or diplomatic actions of foreign governments,  such as imposition of  withholding  taxes on interest and dividend  income payable on the securities held,  possible seizure or  nationalization  of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions  that might  adversely  affect the value of the assets  held by the
Fund. Further,  foreign issuers are not generally subject to uniform accounting, auditing and financial  reporting  standards  comparable to those of U.S. public companies,  and there may be less  publicly  available  information  about  such companies than comparable U.S. companies.

     The  economies  of many  countries  in which  the Fund  invests  are not as diverse or resilient as the U.S. economy,  and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may  be  affected  to a  greater  extent  by  protectionist  measures  of  their governments,  or dependent upon a relatively  limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many  foreign  countries,  stock  markets  are more  variable  than U.S.
markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local  currencies,  and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund.  The net asset value of the Fund is  denominated  in U.S.  dollars, and, therefore,  declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

Emerging Markets Risk

     The investments of the Fund involve risks in addition to the usual risks of investing in developed  foreign markets.  A number of emerging markets restrict, to varying  degrees,  foreign  investment in stocks.  Repatriation of investment income,  capital  and the  proceeds  of sales by foreign  investors  may require governmental  registration and/or approval in some emerging  countries.  In some jurisdictions,  such  restrictions  and the  imposition of taxes are intended to discourage shorter rather than longer-term holdings.  While the Fund will invest only in markets  where  these  restrictions  are  considered  acceptable  to the
Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund's  investment.  If such  restrictions  were  imposed  subsequent  to investment in the  securities  of a particular  country,  the Fund,  among other things,  might  discontinue  the purchase of securities  in that  country.  Such restrictions  will be considered in relation to the Fund's  liquidity  needs and other  factors and may make it  particularly  difficult  to  establish  the fair market  value  of  particular  securities  from  time  to  time.  Further,  some attractive  equity  securities may not be available to the Fund because  foreign shareholders hold the maximum amount permissible under current laws.

     Relative to the U.S. and to larger non-U.S.  markets,  many of the emerging markets in which the Fund may  invest are  relatively  small,  have low  trading volumes,  suffer periods of  illiquidity  and are  characterized  by significant price  volatility.  Such factors may be even more  pronounced  in  jurisdictions where  securities  ownership is divided into  separate  classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

     In  addition,   many  emerging  markets,   including  most  Latin  American
countries, have experienced substantial,  and, in some periods,  extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very  negative  effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain
emerging  markets  have  recently  transitioned,   or  are  in  the  process  of
transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage  commissions,  custodial  services  and other  costs  relating to investment in foreign  markets  generally are more  expensive than in the United
States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance  procedures.  In certain markets,  there have been times when  settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities  purchases due to settlement problems could cause the Fund to miss  investment  opportunities.  Inability  to  dispose  of a portfolio  security caused by settlement  problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has  entered  into a contract  to sell the  security,  could  result in possible liability to the purchaser.

     The risk also exists that an emergency  situation  may arise in one or more emerging  markets as a result of which trading of securities may cease or may be substantially  curtailed and prices for the Fund's portfolio  securities in such markets may not be readily  available.  The Fund's  portfolio  securities in the affected  markets  will be valued at fair value  determined  in good faith by or under the direction of the Board of Directors.

     Government  involvement  in the private  sector  varies in degree among the emerging markets  contemplated for investment by the Fund. Such involvement may, in some cases,  include government  ownership of companies in certain commercial business  sectors,  wage and price  controls or imposition of trade barriers and other protectionist  measures.  With respect to any developing country, there is no  guarantee  that some future  economic or  political  crisis will not lead to price  controls,  forced  mergers of companies,  expropriation,  the creation of government  monopolies,  or other  measures  that  could be  detrimental  to the investments of the Fund.

     Taxation of dividends and capital gains  received by  non-residents  varies among countries with emerging markets and, in some cases, is high in relation to comparable  U.S.  rates.  Particular  tax  structures  may have the  intended or incidental effect of encouraging long holding periods for particular  securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction.
In addition,  emerging market jurisdictions typically have less well-defined tax laws and  procedures  than is the case in the United  States,  and such laws may permit retroactive  taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably  anticipated in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions

     Investments of the Fund will be denominated in foreign currencies.  Changes in the relative  values of foreign  currencies and the U.S.  dollar,  therefore, will affect the value of  investments  of the Fund.  The Fund may (but typically does not) purchase  foreign  currency  futures  contracts and options thereon in order to hedge against changes in the level of foreign currency  exchange rates.
Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the  contract and would enable the Fund to protect against losses  resulting from adverse changes in the  relationship  between the
U.S. dollar and foreign  currencies  occurring  between the trade and settlement dates of the  Fund's  securities  transactions,  but they also tend to limit the potential  gains  that might  result  from a  positive  change in such  currency relationships.  Gains and losses on investments  in futures and options  thereon depend on the direction of interest rates and other economic factors.

Borrowing

     The Fund has reserved the right to borrow  amounts not exceeding 33% of its net assets for the  purpose of making  redemption  payments.  When  advantageous opportunities to do so exist,  the Fund may purchase  securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be
"leveraging"  and,  in such  circumstances,  the net asset value of the Fund may increase or  decrease  at a greater  rate than would be the case if the Fund had not leveraged.  The interest  payable on the amount  borrowed would increase the
Fund's expenses and, if the  appreciation and income produced by the investments purchased  when the Fund has borrowed are less than the cost of  borrowing,  the investment performance of the Fund will be reduced as a result of leveraging.

Derivatives

     Derivatives  are  securities,  such as futures  contracts,  whose  value is derived from that of other  securities or indices.  Derivatives  can be used for hedging  (attempting to reduce risk by offsetting  one investment  position with
another)  or  non-hedging  purposes.   Hedging  with  derivatives  may  increase
expenses,  and there is no guarantee  that a hedging  strategy will work.  While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

     The Fund may use  derivatives,  such as futures  contracts  and  options on futures contracts, to gain market exposure on the Fund's uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The use of derivatives for non-hedging  purposes may be considered  more  speculative  than other  types of  investments.  When the Fund uses  derivatives  for  non-hedging purposes,  the Fund will be  directly  exposed to the risks of that  derivative.
Gains or losses from derivative  investments may be  substantially  greater than the derivative's original cost.

Futures Contracts and Options on Futures

     The Fund may  invest  in  index  futures  contracts  and  options  on index futures.  Index futures  contracts  and options on index futures are  derivative securities.  These investments entail the risk that an imperfect correlation may exist  between  changes in the market  value of the stocks owned by the Fund and the prices of such futures contracts and options,  and, at times, the market for such contracts and options might lack liquidity,  thereby  inhibiting the Fund's ability to close a position in such investments.  Gains or losses on investments in options and futures  depend on the direction of securities  prices,  interest rates  and  other  economic  factors,  and the loss from  investing  in  futures transactions is potentially unlimited.  Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures  contracts and options on futures contracts.

     The Fund is operated by a person  that has  claimed an  exclusion  from the definition of the term "commodity  pool operator"  under the Commodity  Exchange
Act  ("CEA"),  and,  therefore,  such person is not subject to  registration  or regulation as a pool operator under the CEA.

Securities Lending

The Fund may  lend its  portfolio  securities  to  generate  additional  income.
Securities  lending  involves  the risk that the borrower may fail to return the securities  in a timely  manner or at all. As a result,  the Fund may lose money and there may be a delay in  recovering  the loaned  securities.  The Fund could also lose money if it does not  recover the  securities  and/or the value of the collateral falls,  including the value of investments made with cash collateral.
Securities  lending may have certain  potential  adverse tax  consequences.  See
"SECURITIES LOANS" for further information on securities lending.

                             MANAGEMENT OF THE FUND

     Dimensional Fund Advisors LP (the "Advisor")  serves as investment  advisor to the Fund.  As such,  the Advisor is  responsible  for the  management  of its assets. The Fund is managed using a team approach.  The investment team includes the  Investment  Committee  of  the  Advisor,  portfolio  managers  and  trading personnel.

     The  Investment  Committee is composed  primarily  of certain  officers and directors  of the Advisor  who are  appointed  annually.  As of the date of this
Prospectus,  the Investment Committee has seven members.  Investment  strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment  Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

     In accordance  with the team approach  used to manage the  portfolios,  the portfolio  managers and portfolio  traders implement the policies and procedures established by the Investment  Committee.  The portfolio  managers and portfolio traders  also make  daily  investment  decisions  regarding  the Fund  including running  buy and  sell  programs  based  on the  parameters  established  by the
Investment Committee.  Karen E. Umland is the portfolio manager that coordinates the  efforts of all other  portfolio  managers  with  respect to the  day-to-day management of the Fund.

     Ms. Umland is a Senior Portfolio  Manager and Vice President of the Advisor
and a  member  of the  Investment  Committee.  She  received  her BA  from  Yale
University in 1988 and her MBA from the  University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been  responsible for the international equity funds since 1998.

     The  statement of additional  information  provides  information  about the portfolio  manager's  compensation,  other  accounts  managed  by the  portfolio manager, and the portfolio manager's ownership of the Fund's shares.

     The Advisor provides the Fund with a trading department and selects brokers and  dealers to effect  securities  transactions.  Securities  transactions  are placed  with  a  view  to  obtaining  the  best  price  and  execution  of  such transactions.  The Advisor is authorized to pay a higher commission to a broker, dealer or exchange  member than  another  such  organization  might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such  organization.  A discussion regarding  the  basis  for the  Board  of  Directors  approving  the  investment management  agreement  with respect to the Fund is available in the  semi-annual report for the Fund for the six-month period ended May 31, 2007.

     For the fiscal year ended November 30, 2007, the Advisor received a fee for its  services  from the Fund  that,  on an annual  basis,  equaled  0.10% of the average daily net assets of the Fund.

     The Fund bears all of its own costs and  expenses,  including:  services of its independent  registered  public  accounting firm,  legal counsel,  brokerage fees,  commissions  and transfer taxes in connection  with the  acquisition  and disposition of portfolio securities, taxes, insurance premiums, costs incidental to  meetings  of  its  shareholders  and  directors,  the  cost  of  filing  its registration  statements  under the federal  securities laws and the cost of any filings  required under state  securities  laws,  reports to  shareholders,  and transfer and dividend disbursing agency,  administrative  services and custodian fees.

     The  Advisor  has been  engaged in the  business  of  providing  investment management  services  since May 1981.  The Advisor is  currently  organized as a
Delaware  limited  partnership  and is  controlled  and  operated by its general partner,  Delaware Holdings Inc., a Delaware  corporation.  Prior to November 3,
2006, the Advisor was named  Dimensional Fund Advisors Inc. and was organized as a Delaware corporation.  As of February 29, 2008, assets under management of all
Dimensional affiliated advisors totaled approximately $146 billion.

Consulting Services

     The  Advisor  has  entered  into  a  Consulting   Services  Agreement  with
Dimensional  Fund  Advisors  Ltd.  ("DFAL")  and  DFA  Australia  Limited  ("DFA
Australia"),  respectively.  Pursuant to the terms of each  Consulting  Services
Agreement,  DFAL and DFA Australia  provide certain  trading and  administrative services to the Advisor with respect to the Fund. The Advisor  controls DFAL and
DFA Australia.

                 DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

     Dividends  and  Distributions.  The Fund has  elected  and  qualified  as a regulated  investment company under the Code. As a regulated investment company, the Fund  generally  pays no  federal  income  tax on the  income  and  gains it distributes to you. The policy of the Fund is to distribute substantially all of its net investment  income  quarterly (on a calendar basis) and any net realized capital  gains in  December of each year.  The Fund may also make an  additional dividend distribution from net investment income in November of each year.

     Shareholders of the Fund will  automatically  receive all income  dividends and capital gain  distributions  in  additional  shares of the Fund at net asset value (as of the business date following the dividend record date) unless,  upon written  notice to the Advisor,  the  shareholder  selects one of the  following options: (i) Income Option--to receive income dividends in cash and capital gain distributions  in  additional  shares at net asset  value;  (ii)  Capital  Gains
Option--to  receive capital gain  distributions  in cash and income dividends in additional  shares at net asset  value;  or (iii) Cash  Option--to  receive both income dividends and capital gain distributions in cash.

     Annual Statements.  Every January,  you will receive a statement that shows the tax  status of  distributions  you  received  the  previous  calendar  year.
Distributions  declared in December to shareholders of record in such month, but paid in January, are taxable as if they were paid in December.

     Avoid "Buying A Dividend." If you are a taxable  investor and invest in the
Fund shortly before the record date of a taxable distribution,  the distribution will lower the value of the Fund's shares by the amount of the distribution and, in  effect,  you  will  receive  some of your  investment  back in the form of a taxable distribution.

     Tax  Considerations.  Dividends  and  distributions  paid  to a  qualified, tax-deferred  retirement plan, such as a 401(k) plan, accumulate free of federal income taxes. In addition,  the sale or redemption by a tax-deferred  retirement plan of the Fund's shares will not be subject to federal income taxes.

     In general,  if you are a taxable investor,  Fund distributions are taxable to you at either  ordinary  income or  capital  gains  tax  rates.  This is true whether you reinvest your  distributions  in  additional  Fund shares or receive them in cash.

     For federal income tax purposes,  Fund  distributions of short-term capital gains are taxable to you as ordinary  income.  Fund  distributions  of long-term capital  gains are taxable to you as long-term  capital gains no matter how long you have owned your shares. A portion of income dividends designated by the Fund
may  be  qualified   dividend   income   eligible  for  taxation  by  individual
shareholders  at long-term  capital gains rates provided  certain holding period requirements are met.

     The Fund may be subject to foreign withholding taxes on income from certain foreign securities. If more than 50% in value of the total assets of the Fund is invested  in  securities  of  foreign  corporations,  the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made,  shareholders will be required to include in their gross income their pro rata share of these  foreign taxes paid by the Fund and will be entitled  either to deduct (as an itemized  deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit  for such taxes  against  their U.S.  federal  income  tax, subject to certain limitations under the Code.

     The sale of  shares  of the Fund is a  taxable  event  and may  result in a capital  gain or loss to  shareholders  who are subject to tax.  Capital gain or loss may be  realized  from an ordinary  redemption  of shares or an exchange of shares  between  two  Portfolios.  Any loss  incurred on sale or exchange of the
Fund's  shares,  held for six months or less,  will be  treated  as a  long-term capital loss to the extent of long term capital  gains  distributed  to you with respect to such shares.

     By law, the Fund is required to withhold 28% of taxable dividends,  capital gain  distributions,  and redemption  proceeds paid to  shareholders  who do not provide  their  proper  taxpayer  identification  number  and  certain  required certifications.  You may avoid this  withholding  requirement  by providing  and certifying on the account registration form your correct Taxpayer Identification
Number and by certifying that you are not subject to backup  withholding and are a U.S. person (including a U.S. resident alien).  The Fund must also withhold if the IRS instructs it to do so.

     In  addition  to federal  taxes,  shareholders  may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund's shares.  Distributions  of interest  income realized from certain types of U.S.  government  securities  may be exempt from state personal income taxes.

     Non-U.S.  investors are subject to U.S.  withholding  tax at a 30% or lower treaty tax rate on dividends paid by the Fund, subject to limited exemptions for
dividends  designated  as  capital  gain  dividends,   short-term  capital  gain
dividends and  interest-related  dividends.  The exemptions from withholding for short-term capital gain dividends and interest-related dividends sunset and will no longer  apply to  dividends  paid with  respect to taxable  years of the Fund beginning  after  November 30, 2008 unless such  exemptions are extended or made permanent.  Notwithstanding such exemptions,  non-U.S.  investors are subject to backup  withholding at a rate of 28% on dividends,  capital gain  distributions, and redemption proceeds paid to a shareholder who fails to properly certify they are not a U.S.  person.  Non-U.S.  investors also may be subject to U.S.  estate tax.

     This discussion of "Dividends, Capital Gain Distributions and Taxes" is not
intended  or  written to be used as tax  advice.  Prospective  investors  should consult the Part B. Because  everyone's tax situation is unique, you should also consult  your tax  professional  about  federal,  state,  local or  foreign  tax consequences before making an investment in the Fund.

                               PURCHASE OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's shares may not be sold publicly.  However,  the Fund may sell its shares through private placements pursuant to available  exemptions from registration  under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment  objective by investing all of its  investable  assets in the Fund (the "Feeder  Portfolio").  The Feeder Portfolio has similar investment objective,  policies and limitations as the Fund. The master-feeder structure is unlike many other  investment  companies that directly  acquire and manage their own portfolio of securities.  The investment  experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

     Investors may purchase  shares of the Fund by first  contacting the Advisor at (310)  395-8005  to  notify  the  Advisor  of the  proposed  investment.  All investments  are subject to  approval of the  Advisor,  and all  investors  must complete and submit the necessary account  registration forms. The Fund reserves the right to reject any  initial or  additional  investment  and to suspend  the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal  Reserve System may purchase  shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed  investment, then requesting the bank to transmit immediately available funds (Federal Funds)
by wire to PNC Bank, N.A., for the account of Dimensional Emerging Markets Value
Fund Inc. Additional  investments also may be made through the wire procedure by first  notifying the Advisor.  Investors who wish to purchase shares of the Fund by check  should send their check to  Dimensional  Emerging  Markets  Value Fund
Inc., c/o PFPC Inc., P.O. Box 8916, Wilmington,  Delaware 19899-8916.  Citibank,
N.A. serves as custodian for the Fund.

     Payment of the total  amount due should be made in U.S.  dollars.  However, subject  to  approval  by the  Advisor,  payment  may  be  made  in  any  freely convertible  currency and the necessary  foreign exchange  transactions  will be arranged on behalf of, and at the expense of, the applicant. Applicants settling in any currency other than U.S. dollars are advised that a delay in processing a purchase or redemption may occur to allow for currency conversion.

     Under  certain  circumstances,  shares  also may be  purchased  and sold by investors  through  securities firms that may charge a service fee or commission for such  transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional  shares  calculated
to  three  decimal  places.   In  the  interest  of  economy  and   convenience,
certificates for shares will not be issued.

In-Kind Purchases

     If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for  acquisition  by the Fund or otherwise  represented in its portfolio as described  in this Part A or in exchange  for local  currencies  in which  such  securities  of the  Fund  are  denominated.  Securities  and  local currencies  to be exchanged  that are accepted by the Fund and Fund shares to be issued in the exchange  will be valued as set forth under  "VALUATION OF SHARES"
at the time of the next  determination of net asset value after such acceptance.
All  dividends,  interest,  subscriptions,  or other rights  pertaining  to such securities  shall  become the  property of the Fund and must be delivered to the
Fund by the  investor  upon  receipt  from the issuer.  Investors  who desire to purchase  shares of the Fund with local  currencies  should  first  contact  the
Advisor.

     The Fund will not  accept  securities  in  exchange  for shares of the Fund unless:  (1) such  securities  are, at the time of the exchange,  eligible to be included,  or otherwise  represented,  in the Fund and current market quotations are readily  available  for such  securities;  (2) the investor  represents  and agrees  that all  securities  offered  to be  exchanged  are not  subject to any restrictions  upon their sale by the Fund under the  Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise;  (3) at the  discretion  of the Fund,  the value of any such security
(except  U.S.  Government  securities)  being  exchanged,  together  with  other securities  of the same issuer  owned by the Fund,  may not exceed 5% of the net assets of the Fund immediately after the transaction.  The Fund will accept such securities for investment and not for resale.

     A gain or loss for federal  income tax purposes will  generally be realized by investors  who are subject to federal  taxation  upon the exchange  depending upon  the  cost  of  the  securities  or  local  currency  exchanged.  Investors interested in such  exchanges  should  contact the Advisor.  Purchases of shares will be made in full and fractional  shares  calculated to three decimal places.
In the interest of economy and convenience,  certificates for shares will not be issued.

                POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

     The Fund is  designed  for  long-term  investors  and is not  intended  for investors  that engage in  excessive  short-term  trading  activity  that may be harmful to the Fund,  including but not limited to market timing.  Short-term or excessive  trading  into and out of the Fund can  disrupt  portfolio  management strategies,  harm  performance and increase Fund expenses for all  shareholders, including long-term shareholders who do not generate these costs.

     In addition,  the nature of the Fund's  holdings may present  opportunities for a  shareholder  to engage in a short-term  trading  strategy  that  exploits possible  delays  between  changes in the price of the Fund's  holdings  and the reflection  of those  changes in the Fund's net asset value  (called  "arbitrage market  timing").  Such  delays  may  occur  because  the Fund  has  significant investments  in foreign  securities  where,  due to time zone  differences,  the values of those  securities are established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund  calculates its net asset value.  There is a possibility  that arbitrage  market  timing may dilute the value of the Fund's shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

     The Board of Directors of the Fund (the  "Board") has adopted a policy (the
"Trading  Policy")  and the  Advisor  and  DFA  Securities  Inc.  (collectively,
"Dimensional") and their agents have implemented the following procedures, which are designed to discourage  and prevent  market  timing or excessive  short-term trading  in the Fund:  (i)  trade  activity  monitoring  and  purchase  blocking procedures; and (ii) use of fair value pricing.

     The Fund, Dimensional and their agents monitor trades and flows of money in and  out of the  Fund  from  time  to  time in an  effort  to  detect  excessive short-term  trading  activities,  and for consistent  enforcement of the Trading
Policy.  The Fund  reserves  the  right to take the  actions  necessary  to stop excessive or  disruptive  trading  activities,  including  refusing or canceling purchase  orders for any reason,  without  prior notice,  particularly  purchase orders that the Fund  believes  are made on behalf of market  timers.  The Fund,
Dimensional and their agents reserve the right to restrict, refuse or cancel any purchase  request made by an investor  indefinitely  if the Fund or  Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund. In making such judgments,  the Fund and Dimensional seek to act in a manner that is consistent  with the interests of  shareholders.  For purposes of applying these  procedures,  Dimensional  may consider an investor's trading history in the Fund, and accounts under common  ownership,  influence or control.

     In  addition  to  the  Fund's  general  ability  to  restrict   potentially
disruptive  trading  activity  as  described  above,  the Fund also has  adopted purchase blocking  procedures.  Under the Fund's purchase  blocking  procedures, where an investor has engaged in any two  purchases and two  redemptions  in the
Fund in any rolling 30 calendar day monitoring period (i.e., two "round trips"), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for 90 calendar days (a "purchase block"). If implemented, a purchase block will begin at some point after the transaction  that caused the investor to have engaged in the  prohibited  two  round-trips is detected by the
Fund,  Dimensional,  or their agents.  The Fund and Dimensional are permitted to implement a longer purchase  block,  or permanently  bar future  purchases by an investor, if they determine that it is appropriate.

     Under the Fund's purchase blocking procedures,  the following purchases and redemptions  will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each  transaction  of less than $5,000;  (ii) purchases and redemptions by U.S. registered  investment companies that operate as fund of funds pursuant to Section 12(d)(1)(G) of the 1940 Act or an SEC exemptive order, and non-U.S.  investment  companies  that  operate as fund of funds  (subject to monitoring  by  Dimensional);  (iii)  purchases  and  redemptions  by  a  feeder portfolio of a master fund's shares;  (iv) systematic or automated  transactions where the  shareholder,  financial  advisor  or  investment  fiduciary  does not exercise  direct  control over the  investment  decision;  (v)  retirement  plan contributions,  loans,  loan repayments and  distributions  (including  hardship withdrawals)  identified as such in the retirement plan  recordkeeper's  system;
(vi) purchase transactions  involving transfers of assets,  rollovers,  Roth IRA conversions  and IRA  recharacterizations;  (vii)  purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans.  Notwithstanding the
Fund's purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and  Dimensional  to  restrict  potentially  disruptive trading activity (including purchases and redemptions  described above that will not be subject to the purchase blocking procedures).

     In  addition,  the  purchase  blocking  procedures  will  not  apply  to  a redemption  transaction in which the Fund distributes  portfolio securities to a shareholder  in-kind,  where  the  redemption  will not  disrupt  the  efficient portfolio  management  of the Fund and the  redemption  is  consistent  with the interests of the remaining shareholders of the Fund.

     As of the date of this registration statement,  the ability of the Fund and
Dimensional  to apply the  purchase  blocking  procedures  on  purchases  by all investors may be restricted  due to systems  limitations  of the Fund's  service providers.  The Fund  expects  that the  application  of the  Trading  Policy as described  above,  including the purchase  blocking  procedures  (subject to the limitations  described above),  will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.

     In addition to monitoring trade activity,  the Board has adopted fair value pricing  procedures that govern the pricing of the securities of the Fund. These procedures  are designed to help ensure that the prices at which Fund shares are purchased  and redeemed are fair,  and do not result in dilution of  shareholder interests or other harm to shareholders.  See the discussion under "VALUATION OF
SHARES--Net Asset Value" for additional  details regarding fair value pricing of the Fund's  securities.  Although  the  procedures  are  designed to  discourage excessive short-term trading, none of the procedures individually nor all of the
procedures  taken  together  can  completely   eliminate  the  possibility  that
excessive short-term trading activity in the Fund may occur.

                               VALUATION OF SHARES

Net Asset Value

     The net asset value per share of the Fund is generally  calculated  on days that the New York Stock  Exchange  ("NYSE") is open for  trading.  The net asset value per share of the Fund is calculated after the close of the NYSE (normally,
1:00 p.m.  PT) by dividing the total value of the Fund's  investments  and other assets,  less any liabilities,  by the total outstanding  shares of the stock of the Fund.  Note:  The time at which  transactions  and  shares are priced may be changed in case of an  emergency or if the NYSE closes at a time other than 1:00
p.m. PT.

     The value of the shares of the Fund will  fluctuate  in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with  applicable  laws and  procedures  adopted by the Board of  Directors,  and generally, as described below.

     Securities  held by the Fund  (including  over-the-counter  securities) are valued at the last  quoted  sale price of the day.  Securities  held by the Fund that are  listed on Nasdaq  are  valued at the  Nasdaq  Official  Closing  Price
("NOCP").  If there is no last  reported sale price or NOCP of the day, the Fund values  the  securities  at the mean of the most  recent  quoted  bid and  asked prices.  Price information on listed securities is taken from the exchange where the  security is  primarily  traded.  Generally,  securities  issued by open-end investment  companies,  such as the Fund, are valued using their  respective net asset values or public  offering  prices,  as  appropriate,  for purchase orders placed at the close of the NYSE.

     To the extent the Fund purchases fixed income  securities,  net asset value includes  interest on fixed  income  securities,  which is accrued  daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably  reliable  sources  including  broker/dealers  that typically handle the purchase and sale of such  securities.  Securities that are traded  over-the-counter and on a stock exchange will be valued according to the broadest and most  representative  market, and it is expected that for bonds and other fixed  income  securities  this  ordinarily  will be the  over-the-counter market.

     The  value of the  securities  and  other  assets  of the Fund for which no market quotations are readily available (including  restricted  securities),  or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with  procedures  adopted by the Board of Directors.
Fair value pricing may also be used if events that have a significant  effect on the value of an investment  (as  determined in the  discretion of the Investment
Committee of the Advisor) occur before the net asset value is  calculated.  When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published  prices for the same  securities  on their  primary markets or exchanges.

     As of the date of this  registration  statement,  the Fund  will  also fair value price in the circumstances described below. Generally,  trading in foreign securities  markets is completed each day at various times prior to the close of the NYSE. For example,  trading in the Japanese  securities markets is completed each day at the close of the Tokyo Stock  Exchange  (normally,  11:00 p.m.  PT), which is fourteen hours prior to the close of the NYSE (normally,  1:00 p.m. PT)
and the time that the net asset value of the Fund is  computed.  Due to the time differences  between the closings of the relevant foreign  securities  exchanges and the time the Fund prices its shares at the close of the NYSE,  the Fund will fair  value  its  foreign  investments  when it is  determined  that the  market quotations  for the foreign  investments  are either  unreliable  or not readily available.  The fair value prices will attempt to reflect the impact of the U.S.
financial  markets'  perceptions  and trading  activities on the Fund's  foreign investments  since the last  closing  prices  of the  foreign  investments  were calculated on their primary foreign securities  markets or exchanges.  For these purposes,  the Board of Directors of the Fund has  determined  that movements in relevant indices or other appropriate market indicators,  after the close of the
Tokyo  Stock  Exchange or the London  Stock  Exchange,  demonstrate  that market quotations may be unreliable, and may trigger fair value pricing.  Consequently, fair  valuation of  portfolio  securities  may occur on a daily basis.  The fair value  pricing by the Fund  utilizes data  furnished by an  independent  pricing service (and that data draws upon, among other information, the market values of foreign  investments).  The fair value prices of portfolio  securities generally will be used  when it is  determined  that the use of such  prices  will  have a material  impact  on the net asset  value of the  Fund.  When the Fund uses fair value pricing,  the values assigned to the Fund's foreign investments may not be the quoted or published  prices of the  investments on their primary  markets or exchanges.  The Board of Directors  monitors the operation of the method used to fair value price the Fund's foreign investments.

     Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market  quotations.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell  the  security  at  approximately  the  time at  which  the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value,  at a time when a holding or holdings are valued at fair  value,  may have the effect of diluting  or  increasing  the economic interest of existing shareholders.

     The net asset value per share of the Fund is expressed  in U.S.  dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally  recognized reliable sources.
Since the Fund owns  securities that are primarily  listed on foreign  exchanges which may trade on days when the Fund does not price its  shares,  the net asset value of the Fund  may  change  on days  when  shareholders  will not be able to purchase or redeem shares.

     Certain of the securities  holdings of the Fund in Approved  Markets may be subject to tax, investment and currency repatriation regulations of the Approved
Markets that could have a material effect on the values of the  securities.  For example,  the Fund might be subject to  different  levels of taxation on current income and realized gains  depending upon the holding period of the  securities.
In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter  holding period (e.g.,  1 year).  The Fund may also be subject to certain contractual  arrangements with investment authorities in an Approved Market that require the Fund to maintain  minimum holding periods or to limit the extent of repatriation of income and realized gains.

     Futures  contracts are valued using the settlement  price  established each day on the  exchange  on  which  they are  traded.  The  value  of such  futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

     Provided that PFPC, Inc., the Fund's transfer agent (the "Transfer Agent"), has  received the  investor's  Account  Registration  Form in good order and the custodian has received the investor's payment, shares of the Fund will be priced at the public  offering  price,  which is the net asset value of the shares next determined after receipt of the investor's funds by the custodian.  "Good order"
with  respect to the  purchase of shares  means that (1) a fully  completed  and properly signed Account  Registration  Form and any additional  supporting legal documentation required by the Advisor has been received in legible form, and (2)
the Advisor has been  notified of the purchase by telephone  and, if the Advisor so requests,  also in writing, no later than the close of regular trading on the
NYSE  (normally,  1:00  p.m.  PT) on the day of the  purchase.  If an  order  to purchase  shares must be canceled  due to  non-payment,  the  purchaser  will be responsible for any loss incurred by the Fund arising out of such  cancellation.
To recover any such loss,  the Fund reserves the right to redeem shares owned by any  purchaser  whose order is canceled.  The Fund also may prohibit or restrict the manner in which such purchaser may place further  orders.  No  reimbursement fee or sales charge is imposed on purchases.

                               EXCHANGE OF SHARES

     There is no exchange  privilege  between the Fund and DFA Investment  Trust
Company or any portfolio of DFA Investment  Dimensions Group Inc. or Dimensional
Investment Group Inc.

                              REDEMPTION OF SHARES

     Shares  issued by the Fund are not  registered  under the  Securities  Act, which means that the Fund's  shares are  restricted  securities  that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

     Investors  who desire to redeem  shares of the Fund must first  contact the
Advisor at the telephone  number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (1)
after  receipt  by  the  Fund's  Transfer  Agent  (or  by an  Intermediary  or a
Sub-designee,  if applicable) of a written request for redemption in good order, or (2) if stock  certificates  have  been  issued,  after  receipt  of the stock certificates  in good order at the office of the  Transfer  Agent.  "Good order"
means  that  the   request  to  redeem   shares  must   include  all   necessary
documentation,  to be received in writing by the Advisor no later than the close of regular  trading on the NYSE  (normally,  1:00 p.m.  PT),  including  but not limited to: the stock  certificate(s),  if issued;  a letter of instruction or a stock  assignment  specifying  the  number  of  shares  or  dollar  amount to be redeemed,  signed  by  all  registered  owners  (or  authorized  representatives thereof)  of the shares;  and, if the Fund does not have on file the  authorized signatures for the account,  proof of authority and a guarantee of the signature of each registered  owner by an eligible  guarantor  institution;  and any other required supporting legal documents.  A signature guarantee may be obtained from a domestic bank or trust company,  broker,  dealer,  clearing  agency or savings association  who are  participants  in a  medallion  program  recognized  by the
Securities  Transfer  Association.  The three recognized  medallion programs are
Securities Transfer Agents Medallion (STAMP),  Stock Exchanges Medallion Program
(SEMP) and New York Stock  Exchange,  Inc.  Medallion  Signature  Program (MSP).
Signature  guarantees  which  are  not a part  of  these  programs  will  not be accepted.

     Shareholders  redeeming shares for which certificates have not been issued, who have authorized  redemption  payment by wire on an authorization  form filed with the Fund,  may request that  redemption  proceeds be paid in federal  funds wired to the bank they  have  designated  on the  authorization  form.  The Fund reserves the right to send  redemption  proceeds by check in its  discretion;  a shareholder may request  overnight  delivery of such check at the  shareholder's own expense.  If the proceeds are wired to the  shareholder's  account at a bank that is not a member of the Federal  Reserve  System,  there could be a delay in crediting the funds to the  shareholder's  bank  account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior  notification  to  shareholders.  No  fee  is  charged  by  the  Fund  for redemptions.  The  redemption  of all  shares in an account  will  result in the account  being  closed.  A new Account  Registration  Form will be required  for future investments.  (See "PURCHASE OF SHARES.") In the interests of economy and convenience, certificates for shares are not issued.

     Although the redemption  payments will ordinarily be made within seven days after  receipt,  payment to investors  redeeming  shares that were  purchased by check  will not be made  until the Fund can  verify  that the  payments  for the purchase  have  been,  or will be,  collected,  which may take up to ten days or more.  Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Small Accounts

     The Fund reserves the right to redeem an account if the value of the shares
in  the  Fund  is  $500  or  less  because  of  redemptions.   Before  the  Fund
involuntarily  redeems shares from such an account and sends the proceeds to the stockholder,  the  Fund  will  give  written  notice  of the  redemption  to the stockholder at least sixty days before the redemption date. The stockholder will then  have  sixty  days  from  the  date of the  notice  to  make an  additional investment  in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder  for shares  redeemed by the Fund under this right will be the  aggregate  net asset  value of the shares in the account at the close of business on the redemption  date. This right to redeem small accounts applies to accounts established with the Fund's transfer agent.

     The Fund  reserves  the right to  automatically  redeem  shares of the Fund owned  by a  stockholder  if  the  investment  advisory  agreement  between  the stockholder and the Advisor is terminated.

In-Kind Redemptions

     When in the best  interests  of the  Fund,  the Fund may make a  redemption payment, in whole or in part, by a distribution of portfolio  securities in lieu of  cash.  Such  distributions  will be  made in  accordance  with  the  federal securities  laws and  regulations  governing  mutual funds.  Investors may incur brokerage  charges and other  transaction  costs  selling  securities  that were received in payment of  redemptions.  The Fund  reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur  charges in  converting  such  currencies  to dollars and the value of the securities may be affected by currency exchange fluctuations.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

     The Fund generally will disclose up to 25 of its largest portfolio holdings
(other than cash and cash  equivalents)  and the percentages  that each of these largest portfolio  holdings represent of the total assets of the Fund, as of the most recent  month-end by providing this  information for portfolios that invest in the Fund as feeder  portfolios.  This  information is disclosed online at the
Advisor's   website,   http://www.dimensional.com,   which  is   accessible   by
shareholders,  within  20 days  after  the  end of each  month.  The  Fund  also generally  will disclose its complete  portfolio  holdings  (other than cash and cash equivalents),  as of month-end,  online at the Advisor's website,  which is accessible by shareholders, three months following the month-end. Please consult the statement of additional  information (Part B) for a description of the other policies and procedures that govern disclosure of the portfolio  holdings by the
Fund.

                                SERVICE PROVIDERS

Investment Advisor
DIMENSIONAL FUND ADVISORS LP
1299 Ocean Avenue
Santa Monica, CA  90401
Tel. No. (310) 395-8005

Custodian
CITIBANK, N.A.
111 Wall Street
New York, NY  10005

Transfer and Dividend Disbursing Agent
PFPC INC.
301 Bellevue Parkway
Wilmington, DE  19809

Legal Counsel
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098

Independent Registered Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
Two Commerce Square
Suite 1700
2001 Market Street
Philadelphia, PA 19103-7042

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                1299 Ocean Avenue, Santa Monica, California 90401
                            Telephone: (310) 395-8005

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                                 March 28, 2008

     This statement of additional  information is not a prospectus but should be read in conjunction with Part A of the Fund's registration statement dated March
28, 2008  ("Part  A"). A free copy of the Fund's Part A, annual and  semi-annual reports to shareholders  can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the
Fund's  annual  and  semi-annual  reports to  shareholders  is  incorporated  by reference into this statement of additional information.

                                TABLE OF CONTENTS

                        FUND CHARACTERISTICS AND POLICIES

     The following information  supplements the information set forth in Part A.
Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.

     Dimensional  Emerging  Markets Value Fund Inc. is a  diversified,  open-end management  investment company.  The investment objective of the Fund is to seek
long-term   capital  growth  through   investment  in  emerging   market  equity
securities.

     It is  possible  that the  Fund  might  own at least 5% of the  outstanding voting securities of one or more issuers.  In such  circumstances,  the Fund and the issuer would be deemed  "affiliated  persons" under the 1940 Act and certain requirements  of the Act regulating  dealings  between  affiliates  might become applicable.  However,  management  does not anticipate that the Fund will own as much as 5% of the voting securities of any issuer.

                              BROKERAGE COMMISSIONS

     For the fiscal years ending November 30, 2007, 2006 and 2005, the Fund paid brokerage commissions of $3,742,311, $4,533,467 and $3,587,409, respectively.

     Portfolio  transactions  will be placed with a view to  receiving  the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner that would cause as little  fluctuation  in the market prices of stocks being  purchased  or sold as possible  in light of the size of the  transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the  performance  of brokers that effect  transactions  for the Fund to determine  the effect that the brokers'  trading has on the market prices of the securities  in which the Series  invests.  The Advisor  also checks the rates of commissions  being paid by the Fund to its  brokers to  ascertain  that they are
competitive   with  those  charged  by  other  brokers  for  similar   services.
Transactions  also may be placed with  brokers who have  assisted in the sale of the Fund's shares and who provide the Advisor with investment research,  such as reports  concerning  individual  issuers,  industries  and general  economic and financial trends and other research services.

     Subject to obtaining best price and execution,  transactions  may be placed with  brokers  that  have  assisted  in the sale of Fund  shares.  The  Advisor, however,  pursuant to policies and procedures approved by the Board of Directors of the Fund,  is  prohibited  from  selecting  brokers and dealers to effect the
Fund's  portfolio  securities  transactions  based  (in  whole  or in part) on a broker's or dealer's promotion or sale of shares issued by the Fund or any other registered investment companies.

     During the 2007 fiscal year, the Fund did not pay any brokerage commissions for securities  transactions  to brokers that provided  market price  monitoring services,  market  studies and research  services to the Fund or to brokers that are affiliates of the Fund or affiliates of affiliates.

     The investment  management  agreement  permits the Advisor knowingly to pay commissions on these  transactions that are greater than another broker,  dealer or exchange member might charge if the Advisor,  in good faith,  determines that the commissions  paid are reasonable in relation to the value of the research or brokerage  services  provided  by the broker or dealer  when  viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the accounts under its management.  Research  services  furnished by brokers through whom  securities  transactions  are  effected  may be  used  by the  Advisor  in servicing  all of its  accounts  and not all  such  services  may be used by the
Advisor with respect to the Fund.

     The Fund may  purchase  securities  of its  regular  brokers or dealers (as defined in Rule 10b-1 of the  Investment  Company Act of 1940 (the "1940 Act")).
The Fund did not  purchase  securities  of its  regular  brokers or dealers  (or securities of the broker's or dealer's  parent  company)  during the fiscal year ended November 30, 2007.

                             INVESTMENT LIMITATIONS

     The Fund has adopted  certain  limitations  that may not be changed without the approval of a majority of the outstanding  voting  securities of the Fund. A
"majority"  is  defined  as the  lesser  of:  (1)  at  least  67% of the  voting securities  of the Fund (to be affected  by the  proposed  change)  present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are  present  or  represented  by  proxy,  or (2) more  than 50% of the outstanding voting securities of the Fund.

The Fund will not:

(1)  invest in  commodities or purchase or sell real estate  (including  limited partnership  interests),  although it may purchase and sell  securities  of companies  which deal in real estate and may purchase  and sell  securities which are  secured by  interests  in real  estate and may  purchase or sell financial  futures  contracts and options thereon,  such as forward foreign currency  futures  contracts  and options and index  futures  contracts and options;

(2)  make loans of cash, except through the acquisition of publicly-traded  debt securities and short-term money market instruments;

(3)  invest in the  securities  of any issuer  (except  obligations  of the U.S.
     government and its  instrumentalities) if, as a result, more than 5% of the
     Fund's total assets, at market, would be invested in the securities of such issuer,  provided  that this  limitation  applies  only to 75% of the total assets of the Fund;

(4)  borrow,  except in  connection  with a foreign  currency  transaction,  the
     settlement  of  a  portfolio   trade,   or  as  a  temporary   measure  for
     extraordinary or emergency purposes, including to meet redemption requests, and,  in no event,  in excess of 33% of the  Fund's  net  assets  valued at market;

(5)  engage in the business of underwriting  securities issued by others, except to  the  extent  that  the  sale  of  securities  originally  acquired  for investment purposes may be deemed an underwriting;

(6)  invest  for the  purpose  of  exercising  control  over  management  of any company;

(7)  acquire any securities of companies  within one industry if, as a result of such  acquisition,  more than 25% of the value of the Fund's  total  assets would be invested in securities of companies within such industry;

(8)  purchase securities on margin;

(9)  as to 75%  of the  Fund's  assets,  acquire  more  than  10% of the  voting securities of any issuer; or

(10) issue senior  securities  (as such term is defined in Section  18(f) of the
     1940 Act), except to the extent permitted under the Act.

     The investment  limitations  described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

     Although the investment  limitation  described in (2) above  prohibits cash loans, the Fund is authorized to lend portfolio securities.

     For purposes of the investment  limitation described in (4) above, the Fund may borrow in connection with a foreign  currency  transaction or the settlement of a portfolio trade. With respect to the investment limitation described in (4)
above,  the Fund will maintain  asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund.

     Pursuant  to Rule 144A  under the  Securities  Act,  the Fund may  purchase certain  unregistered (i.e.  restricted)  securities upon a determination that a liquid institutional  market exists for the securities.  If it is decided that a liquid market does exist,  the securities  will not be subject to the Fund's 15%
limitation  on  holdings  of  illiquid  securities  as  described  below.  While maintaining  oversight,  the Board of Directors  has  delegated  the  day-to-day function  of  making  liquidity  determinations  to the  Advisor.  For Rule 144A securities to be considered liquid,  there must be at least two dealers making a market  in such  securities.  After  purchase,  the Board of  Directors  and the
Advisor will continue to monitor the liquidity of Rule 144A securities.

     As a non-fundamental  policy,  the Fund does not intend to invest more than
15% of its net assets in illiquid securities.

     The Fund may acquire and sell forward foreign currency  exchange  contracts in order to hedge against changes in the level of future  currency  rates.  Such contracts  involve an  obligation  to purchase or sell a specific  currency at a future date at a price set in the contract.

     Notwithstanding  any of the  above  investment  restrictions,  the Fund may establish  subsidiaries or other similar  vehicles for the purpose of conducting its investment  operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations  governing  foreign  investors such as the Fund or whose use is otherwise  considered by the Fund to be advisable.  The
Fund would "look  through"  any such vehicle to  determine  compliance  with its investment restrictions.

     Subject to future  regulatory  guidance,  for purposes of those  investment limitations  identified  above that are based on total  assets,  "total  assets"
refers to the assets that the Fund owns,  and does not  include  assets that the
Fund does not own but over which it has  effective  control.  For example,  when applying a percentage investment limitation for an investment restriction listed above that is based on total assets, the Fund will exclude from its total assets those assets that represent  collateral  received by the Fund for its securities lending transactions.

     Unless  otherwise  indicated,  all  limitations  applicable  to the  Fund's investments  apply  only at the  time  that a  transaction  is  undertaken.  Any subsequent  change in a rating  assigned by any rating  service to a security or change in the percentage of the Fund's assets invested in certain  securities or other  instruments  resulting from market  fluctuations  or other changes in the
Fund's total assets will not require the Fund to dispose of an investment  until the Advisor determines that it is practicable to sell or closeout the investment without  undue market or tax  consequences.  In the event that ratings  services assign different ratings to the same security,  the Advisor will determine which rating it believes best reflects the  security's  quality and risk at that time, which may be the higher of the several assigned ratings.

                                FUTURES CONTRACTS

     The Fund may enter into futures contracts and options on futures contracts.
The Fund may enter into  futures  contracts  and options on future  contracts to gain market  exposure  on the Fund's  uninvested  cash  pending  investments  in securities and to maintain liquidity to pay redemptions.

     Futures  contracts provide for the future sale by one party and purchase by another party of a specified amount of defined  securities at a specified future time and at a specified  price.  Futures  contracts that are  standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The  Fund  will be  required  to make a  margin  deposit  in cash or government  securities with a futures commission merchant (an "FCM") to initiate and maintain positions in futures contracts. Minimal initial margin requirements
are  established  by  the  futures   exchange  and  FCMs  may  establish  margin
requirements  that are higher than the  exchange  requirements.  After a futures contract  position  is  opened,  the value of the  contract  is marked to market daily.  If the futures  contract  price changes to the extent that the margin on deposit does not satisfy margin requirements,  payment of additional "variation"
margin  to be held by the FCM will be  required.  Conversely,  reduction  in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial  account of the Fund.  Variation margin payments may be made to and from the futures  broker for as long as the contract  remains  open.  The
Fund  expects to earn income on its margin  deposits.  The Fund intends to limit its futures-related  investment activity so that other than with respect to bona fide  hedging  activity  (as defined in  Commodity  Futures  Trading  Commission
("CFTC")  General  Regulations  Section):  (i) the aggregate  initial margin and premiums  paid to establish  commodity  futures and  commodity  option  contract positions (determined at the time the most recent position was established) does not exceed 5% of the  liquidation  value of the Fund's  portfolio,  after taking into account  unrealized  profits and unrealized losses on any such contracts it has entered into (provided  that, in the case of an option that is  in-the-money at the time of purchase,  the in-the-money amount may be excluded in calculating such 5% limitation),  or (ii) the aggregate net "notional value" (i.e., the size of a commodity  futures or commodity  option  contract in contract units (taking into  account any  multiplier  specified  in the  contract),  multiplied  by the current  market  price (for a futures  contract)  or strike price (for an option contract) of each such unit) of all  non-hedge  commodity  futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was  established)  does not exceed the liquidation  value of the
Fund's portfolio,  after taking into account  unrealized  profits and unrealized losses  on any  such  contracts  that the Fund has  entered  into.  Pursuant  to published  positions of the Securities and Exchange  Commission  (the "SEC") and
interpretations of the staff of the SEC, the Fund (or its custodian) is required to maintain  segregated accounts or to segregate assets through notations on the books of the  custodian,  consisting  of liquid  assets (or, as permitted  under applicable interpretations,  enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such  contracts.  These  requirements  are  designed  to limit the  amount of leverage the Fund may use by entering into futures transactions.

     Positions in futures  contracts  may be closed out only on an exchange that provides a secondary  market.  However,  there can be no assurance that a liquid secondary market will exist for any particular  futures contract at any specific time.  Therefore,  it might not be possible to close a futures  position and, in the event of adverse price movements,  the Fund would be required to continue to make  variation  margin  deposits.  In  such  circumstances,  if  the  Fund  has insufficient  cash,  it might have to sell  portfolio  securities  to meet daily margin  requirements  at a time  when  it  might  be  disadvantageous  to do so.
Management  intends to minimize the possibility  that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                      FORWARD FOREIGN CURRENCY TRANSACTIONS

     The Fund may acquire and sell forward foreign currency  exchange  contracts in order to protect against  uncertainty in the level of future foreign currency exchange rates. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e.,  cash) basis at the spot rate  prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell  foreign  currencies.  A  forward  foreign  currency  exchange  contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract  agreed upon by the  parties,  at a price set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion,  they do  realize  a profit  based on the  difference  (the  spread)
between the price at which they are buying and selling various currencies.

     The Fund may enter into a forward  contract in connection with the purchase or sale of foreign  equity  securities,  typically to "lock in" the value of the transaction  with respect to a different  currency.  In addition,  the Fund may, from time to time, enter into a forward  contract to transfer  balances from one currency to another currency.

                            CASH MANAGEMENT PRACTICES

     The Fund  engages in cash  management  practices in order to earn income on uncommitted cash balances.  Generally, cash is uncommitted pending investment in other  securities,  payment of redemptions or in other  circumstances  where the
Advisor  believes  liquidity  is  necessary  or  desirable.  For  example,  cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.

     Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase  agreements.  In addition, the
Fund may invest a portion of its assets,  ordinarily not more than 10%, in money
market   instruments,   highly  liquid  debt  securities,   freely   convertible
currencies,  index futures  contracts  and options  thereon and  affiliated  and unaffiliated  registered and unregistered  money market funds (which may involve duplication of certain fees and expenses).  The 10% guideline is not an absolute limitation  but the Fund does not expect to exceed this  guideline  under normal circumstances.

     With respect to the Fund's  investment  in  repurchase  agreements,  in the event of the bankruptcy of the other party to a repurchase  agreement,  the Fund could experience  delay in recovering the securities  underlying such agreement.
Management  believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                             CONVERTIBLE DEBENTURES

     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S.  companies  organized in Approved  Markets.  Convertible  debentures include  corporate  bonds and notes that may be converted  into or exchanged for common stock.  These  securities  are generally  convertible  either at a stated
price or a stated rate (that is, for a specific number of shares of common stock or other  security).  As with  other  fixed  income  securities,  the price of a convertible debenture to some extent varies inversely with interest rates. While providing  a fixed  income  stream  (generally  higher in yield  than the income derived  from a common stock but lower than that  afforded by a  non-convertible debenture),  a convertible  debenture also affords the investor an  opportunity, through its conversion  feature,  to participate in the capital  appreciation of the  common  stock  into which it is  convertible.  As the  market  price of the
underlying  common  stock  declines,   convertible   debentures  tend  to  trade
increasingly on a yield basis and so may not experience market value declines to the same extent as the  underlying  common  stock.  When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield,  the Fund may be required to pay for a convertible  debenture an amount in  excess of the value of the  underlying  common  stock.  Common  stock acquired by the Fund upon  conversion of a convertible  debenture will generally be held for so long as the Advisor  anticipates such stock will provide the Fund with opportunities which are consistent with the Fund's investment objective and policies.

                              EXCHANGE TRADED FUNDS

     The Fund may also invest in Exchange  Traded Funds  ("ETFs") and  similarly structured pooled  investments for the purpose of gaining exposure to the equity markets while maintaining liquidity.  An ETF is an investment company whose goal is to track or  replicate a desired  index,  such as a sector,  market or global segment.  ETFs are passively  managed,  and traded similar to a publicly  traded company. The risks and costs of investing in ETFs are comparable to investing in a publicly traded company.  The goal of an ETF is to correspond generally to the price and yield performance,  before fees and expenses, of its underlying index.
The risk of not  correlating to the index is an additional risk to the investors of ETFs.  When the Fund invests in an ETF,  shareholders  of the Fund bear their proportionate share of the underlying ETF's fees and expenses.

                             DIRECTORS AND OFFICERS

Directors

     The Board of Directors of the Fund is  responsible  for  establishing  Fund policies and for  overseeing  the  management of the Fund.  The Directors of the
Fund,  including  all of  the  disinterested  Directors,  have  adopted  written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board of Directors has two standing committees, the Audit Committee and the  Portfolio  Performance  and  Service  Review  Committee  (the  "Performance
Committee"). The Audit Committee is comprised of George M. Constantinides, Roger
G.  Ibbotson  and  Abbie J.  Smith.  Each  member of the  Audit  Committee  is a disinterested  Director.  The Audit  Committee for the Board oversees the Fund's accounting and financial  reporting policies and practices,  the Fund's internal controls, the Fund's financial statements and the independent audits thereof and performs  other  oversight  functions  as  requested  by the  Board.  The  Audit
Committee for the Board  recommends the  appointment  of the Fund's  independent registered  public accounting firm and also acts as a liaison between the Fund's independent  registered  public  accounting firm and the full Board.  There were four Audit  Committee  meetings  held during the fiscal year ended  November 30,
2007.

     The  Performance  Committee  is  comprised  of Messrs.  Constantinides  and
Ibbotson,  Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each
member of the Fund's  Performance  Committee is a  disinterested  Director.  The
Performance Committee regularly reviews and monitors the investment  performance of the Fund and reviews the performance of the Fund's service  providers.  There were six  Performance  Committee  meetings  held  during the  fiscal  year ended
November 30, 2007.

     Certain biographical  information for each disinterested  Director and each interested  Director of the Fund is set forth in the tables  below,  including a description  of each  Director's  experience  as a Director of the Fund and as a director  or  trustee  of  other  funds,  as well as other  recent  professional experience.

Disinterested Directors

---------------------- --------- ---------- --------------------------------------- ------------- --------------------
                                 Term of
                                 Office(1)                                           Portfolios
                                 and                                                 within the          Other
                                 Length                                               DFA Fund     Directorships of
                                 of           Principal Occupation During Past 5     Complex(2)    Public Companies
Name, Address and Age  Position  Service                   Years                     Overseen            Held
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
George M.              Director  Since      Leo Melamed Professor of Finance,       90
Constantinides                   1993       Graduate School of Business,            portfolios
Graduate School of                          University of Chicago.                  in 4
Business, University                                                                investment
of Chicago                                                                          companies
5807 S. Woodlawn
Avenue
Chicago, IL 60637
Age: 60
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
John P. Gould          Director  Since      Steven G. Rothmeier Distinguished       90            Trustee, Harbor
Graduate School of               1993       Service Professor of Economics,         portfolios    Fund (registered
Business, University                        Graduate School of Business,            in 4          investment
of Chicago                                  University of Chicago (since 1965).     investment    company) (14
5807 S. Woodlawn                            Member of the Board of Milwaukee        companies     Portfolios) (since
Avenue                                      Insurance Company (since 1997).                       1994).
Chicago, IL 60637                           Member Competitive Markets Advisory
Age: 69                                     Committee, Chicago Mercantile
                                            Exchange (futures trading exchange)
                                            (since 2004).  Formerly, Director of
                                            UNext Inc. (1999-2006). Formerly,
                                            Senior Vice President, Lexecon Inc.
                                            (economics, law, strategy, and
                                            finance consulting) (1994-2004).
                                            Formerly, President, Cardean
                                            University (division of UNext)
                                            (1999-2001).
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
Roger G. Ibbotson      Director  Since      Professor in Practice of Finance,       90
Yale School of                   1993       Yale School of Management (since        portfolios
Management                                  1984). Director, BIRR Portfolio         in 4
P.O. Box 208200                             Analysis, Inc. (software products)      investment
New Haven, CT                               (since 1990).  Consultant to            companies
06520-8200                                  Morningstar, Inc. (since 2006).
Age: 64                                     Chairman, CIO and Partner, Zebra
                                            Capital Management, LLC (hedge fund
                                            manager) (since 2001). Formerly,
                                            Chairman, Ibbotson Associates, Inc.,
                                            Chicago, IL (software, data,
                                            publishing and consulting)
                                            (1977-2006).
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
Robert C. Merton       Director  Since      John and Natty McArthur University      90            Director, Vical
Harvard Business                 2003       Professor, Graduate School of           portfolios    Incorporated
School                                      Business Administration, Harvard        in 4          (biopharmaceutical
353 Baker Library                           University (since 1998). George         investment    product
Soldiers Field                              Fisher Baker Professor of Business      companies     development)
Boston, MA 02163                            Administration, Graduate School of                    (since 2002).
Age: 63                                     Business Administration, Harvard
                                            University (1988-1998). Co-founder,
                                            Chief Science Officer and Director,
                                            Trinsum Group, a successor to
                                            Integrated Finance Limited
                                            (investment banking advice and
                                            strategic consulting) (since 2002).
                                            Director, MFRisk, Inc. (risk
                                            management software) (since 2001).
                                            Director, Peninsula Banking Group
                                            (bank) (since 2003). Director,
                                            Community First Financial Group (bank
                                            holding company) (since 2003).
                                            Advisory Board Member, Alpha Simplex
                                            Group (hedge fund) (2001-2007).
                                            Member Competitive Markets Advisory
                                            Council, Chicago Mercantile Exchange
                                            (futures trading exchange) (since
                                            2004). Formerly, Advisory Board
                                            Member, NuServe (insurance software)
                                            (2001-2003).
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
Myron S. Scholes       Director  Since      Frank E. Buck Professor Emeritus of     90            Director, American
Platinum Grove Asset             1993       Finance, Stanford University (since     portfolios    Century Fund
Management, L.P.                            1981). Chairman, Platinum Grove Asset   in 4          Complex
Reckson Executive                           Management L..P. (hedge fund)           investment    (registered
Park                                        (formerly, Oak Hill Platinum            companies     investment
1100 King Street,                           Partners) (since 1999).  Formerly,                    companies) (37
Building 4                                  Managing Partner, Oak Hill Capital                    Portfolios) (since
Rye Brook, NY 10573                         Management (private equity firm)                      1981); and
Age: 66                                     (until 2004). Director, Chicago                       Director, Chicago
                                            Mercantile Exchange (since 2001).                     Mercantile
                                                                                                  Exchange Holdings
                                                                                                  Inc. (since 2000).
---------------------- --------- ---------- --------------------------------------- ------------- --------------------
Abbie J. Smith         Director  Since      Boris and Irene Stern Professor of      90            Director, HNI
Graduate School of               2000       Accounting, Graduate School of          portfolios    Corporation
Business, University                        Business, University of Chicago         in 4          (formerly known as
of Chicago                                  (since 1980). Formerly, Marvin Bower    investment    HON Industries
5807 S. Woodlawn                            Fellow, Harvard Business School         companies     Inc.) (office
Avenue                                      (2001-2002).                                          furniture) (since
Chicago, IL 60637                                                                                 2000) and
Age: 54                                                                                           Director, Ryder
                                                                                                  System Inc.
                                                                                                  (transportation,
                                                                                                  logistics and
                                                                                                  supply-chain
                                                                                                  management) (since
                                                                                                  2003).
---------------------- --------- ---------- --------------------------------------- ------------- --------------------

Interested Directors

     The following  Interested  Directors are described as such because they are deemed to be  "interested  persons," as that term is defined under the 1940 Act, due to their positions with the Advisor.

---------------------- ----------- -------- --------------------------------------- --------------- ------------------
                                 Term of
                                 Office(1)                                           Portfolios
                                 and                                                 within the          Other
                                 Length                                               DFA Fund     Directorships of
                                 of           Principal Occupation During Past 5     Complex(2)    Public Companies
Name, Address and Age  Position  Service                   Years                     Overseen            Held
---------------------- ----------- -------- --------------------------------------- --------------- ------------------
David G. Booth         Chairman,   Since    Chairman, Director/Trustee,             90 portfolios
1299 Ocean Avenue      Director,   1993     President, Chief Executive Officer      in 4
Santa Monica, CA       President,           and, formerly, Chief Investment         investment
90401                  and Chief            Officer (2003 to 3/30/2007) of the      companies
Age: 61                Executive            following companies: Dimensional Fund
                       Officer              Advisors LP, DFA Securities Inc., the
                                            Fund, Dimensional Investment Group
                                            Inc., DFA Investment Dimensions Group
                                            Inc. and The DFA Investment Trust
                                            Company. Chairman, Director,
                                            President, Chief Executive Officer,
                                            and Chief Investment Officer of
                                            Dimensional Holdings Inc.  Director
                                            of Dimensional Fund Advisors Ltd. and
                                            formerly, Chief Investment Officer.
                                            Director, President and Chief
                                            Investment Officer (beginning in
                                            2003) of DFA Australia Limited.
                                            Formerly, Director of Dimensional
                                            Funds PLC. Limited Partner, Oak Hill
                                            Partners and VSC Investors, LLC.
                                            Director, University of Chicago
                                            Business School. Formerly, Director,
                                            SA Funds (registered investment
                                            company).  Chairman, Director and
                                            Chief Executive Officer of
                                            Dimensional Fund Advisors Canada
                                            Inc.  Formerly, Director of Assante
                                            Corporation (investment management).
---------------------- ----------- -------- --------------------------------------- --------------- ------------------
Rex A. Sinquefield     Director    Since    Director/Trustee (and prior to 2006,    90 portfolios
The Show Me                        1993     Chairman, and prior to 2003, Chief      in 4
Institute                                   Investment Officer) of the following    investment
7777 Bonhomme Ave.,                         companies: Dimensional Fund Advisors    companies
Suite 2150                                  LP, the Fund, Dimensional Investment
Clayton, MO  63105                          Group Inc., DFA Investment Dimensions
Age: 63                                     Group Inc. and The DFA Investment
                                            Trust Company. Director of
                                            Dimensional Holdings Inc. Prior to
                                            2006, Director (and prior to 2003,
                                            Chief Investment Officer) of DFA
                                            Australia Limited and DFA Securities
                                            Inc.  Prior to 2006, Director of
                                            Dimensional Fund Advisors Ltd.,
                                            Dimensional Funds PLC and Dimensional
                                            Fund Advisors Canada Inc.  Trustee
                                            and Member of Investment Committee,
                                            St. Louis University (since 2003).
                                            Life Trustee and Member of Investment
                                            Committee, DePaul University.
                                            Director, The German St. Vincent
                                            Orphan Home. Member of Investment
                                            Committee, Archdiocese of St. Louis.
                                            Trustee and Member of Investment
                                            Committee, St. Louis Art Museum
                                            (since 2005).  President and
                                            Director, The Show Me Institute
                                            (public policy research) (since
                                            2006).  Trustee, St. Louis Symphony
                                            Orchestra (since 2005).  Trustee,
                                            Missouri Botanical Garden (since
                                            2005).
---------------------- ----------- -------- --------------------------------------- --------------- ------------------

(1)  Each  Director  holds  office  for  an  indefinite  term  until  his or her successor is elected and qualified.

(2)  Each  Director  is a director  or  trustee  of each of the four  registered investment companies within the DFA Fund Complex,  which are: the Fund; DFA
     Investment Dimensions Group Inc.; Dimensional Investment Group Inc; and The
     DFA Investment Trust Company.  Each  Disinterested  Director also serves on the Independent  Review  Committee of the Dimensional  Funds,  mutual funds registered  in the  provinces  of  Canada  and  managed  by  the  Advisor's affiliate, Dimensional Fund Advisors Canada Inc.

     Information  relating to each Director's ownership (including the ownership of his or her  immediate  family) in the Fund and in all  registered  investment companies  in the DFA Fund  Complex as of December  31, 2007 is set forth in the chart below.

 ------------------------------------- ----------------------------------- -----------------------------------
                                                                             Aggregate Dollar Range of Shares
                                                                             Owned in All Funds Overseen by
                                                                             Director in Family of Investment
                 Name                  Dollar Range of Fund Shares Owned               Companies
 ------------------------------------- ----------------------------------- -----------------------------------
 Disinterested Directors:
 ------------------------------------- ----------------------------------- -----------------------------------
 George M. Constantinides                             None                                None
 ------------------------------------- ----------------------------------- -----------------------------------
 John P. Gould                                        None                                None
 ------------------------------------- ----------------------------------- -----------------------------------
 Roger G. Ibbotson                                    None                           Over $100,000
 ------------------------------------- ----------------------------------- -----------------------------------
 Robert C. Merton                                     None                                None
 ------------------------------------- ----------------------------------- -----------------------------------
 Myron S. Scholes                                     None                          $50,001-100,000
 ------------------------------------- ----------------------------------- -----------------------------------
 Abbie J. Smith                                       None                                None
 ------------------------------------- ----------------------------------- -----------------------------------

 ------------------------------------- ----------------------------------- -----------------------------------
 Interested Directors:
 ------------------------------------- ----------------------------------- -----------------------------------
 David G. Booth                                       None                           Over $100,000
 ------------------------------------- ----------------------------------- -----------------------------------
 Rex A. Sinquefield                                   None                           Over $100,000
 ------------------------------------- ----------------------------------- -----------------------------------

     Set forth below is a table listing,  for each Director  entitled to receive compensation,  the  compensation  received  from the Fund during the fiscal year ended  November  30,  2007 and the  total  compensation  received  from all four registered  investment  companies  for which the  Advisor  served as  investment advisor during that same fiscal year.  The table also provides the  compensation paid by each Fund to the Funds'  Chief  Compliance  Officer  for the fiscal year ended November 30, 2007.

                                                          Pension or
                                       Aggregate         Retirement         Estimated Annual    Total Compensation
                                     Compensation      Benefits as Part      Benefits upon       from the Fund and
 Director                            from the Fund*    of Fund Expenses        Retirement        DFA Fund Complex+
-------------------------------------------------------------------------------------------------------------------
George M. Constantinides                $5,182               N/A                 N/A                $163,333
 Director
John P. Gould                           $5,182               N/A                 N/A                $163,333
 Director
Roger G. Ibbotson                       $5,447               N/A                 N/A                $173,333
 Director
Robert C. Merton                        $5,182               N/A                 N/A                $163,333
 Director
Myron S. Scholes                        $5,182               N/A                 N/A                $163,333
 Director
Abbie J. Smith                          $5,182               N/A                 N/A                $163,333
 Director
Christopher S. Crossan                  $10,245              N/A                 N/A                   N/A
 Chief Compliance Officer

+    The  term  DFA  Fund  Complex  refers  to the  four  registered  investment companies  for  which  the  Advisor  performs  advisory  or  administrative
     services   and  for   which  the   individuals   listed   above   serve  as
     directors/trustees on the Boards of Directors/Trustees of such companies.

*    Under a deferred  compensation  plan (the "Plan") adopted effective January
     1, 2002, the  disinterested  Directors of the Fund may defer receipt of all or a portion of the  compensation for serving as members of the four Boards of  Directors/Trustees  of the investment companies in the DFA Fund Complex
     (the "DFA Funds").  Amounts  deferred  under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the "Reference  Funds").  The amounts ultimately received by the  disinterested  Directors under the Plan will be directly linked to the investment  performance  of  the  Reference  Funds.  Deferral  of  fees  in accordance with the Plan will have a negligible  effect on a fund's assets, liabilities,  and net  income per  share,  and will not  obligate a fund to retain the services of any disinterested  Director or to pay any particular level of compensation to the  disinterested  Director.  The total amount of deferred  compensation accrued by the disinterested  Directors from the DFA
     Fund  Complex  who  participated  in the Plan  during the fiscal year ended
     November 30, 2007 is as follows:  $173,333  (Mr.  Ibbotson),  $163,333 (Mr.
     Scholes),  and $163,333 (Ms.  Smith). A disinterested  Director's  deferred compensation will be distributed at the earlier of: (a) January in the year
     after  the  disinterested   Director's   resignation  from  the  Boards  of
     Directors/Trustees  of the DFA Funds,  or death or disability,  or (b) five years  following the first deferral,  in such amounts as the  disinterested
     Director has specified.  The  obligations of the DFA Funds to make payments under the Plan will be  unsecured  general  obligations  of the DFA  Funds, payable out of the general assets and property of the DFA Funds.

Officers

     Below is the name, age, and information  regarding  positions with the Fund and the principal  occupation  for each officer of the Fund. The address of each officer is 1299 Ocean  Avenue,  Santa  Monica,  CA 90401.  Each of the  officers listed below holds the same office (except as otherwise  noted) in the following
entities:   Dimensional  Fund  Advisors  LP,  Dimensional   Holdings  Inc.,  DFA
Securities Inc., DFA Investment  Dimensions Group Inc.,  Dimensional  Investment
Group Inc., The DFA Investment Trust Company,  and Dimensional  Emerging Markets
Value Fund Inc. (collectively, the "DFA Entities").

------------------------------ ---------------------- ---------- -----------------------------------------------------
                                                      Term of
                                                      Office(1)
                                                      and
                                                      Length
                                                      of
        Name and Age                 Position         Service          Principal Occupation During Past 5 Years
------------------------------ ---------------------- ---------- -----------------------------------------------------
M. Akbar Ali                   Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 36                                               2005       Manager of Dimensional Fund Advisors LP (since
                                                                 August 2002).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Darryl D. Avery                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 41                                               2005       institutional client service representative of
                                                                 Dimensional Fund Advisors LP (June 2002 to January
                                                                 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Arthur H. Barlow               Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 52                                               1993       Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Scott A. Bosworth              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 39                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 November 1997).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Valerie A. Brown               Vice President and     Since      Vice President and Assistant Secretary of all the
Age: 41                        Assistant Secretary    2001       DFA Entities, DFA Australia Limited, Dimensional
                                                                 Fund Advisors Ltd., and Dimensional Fund Advisors
                                                                 Canada Inc.
------------------------------ ---------------------- ---------- -----------------------------------------------------
David P. Butler                Vice President         Since      Vice President of all the DFA Entities. Director of
Age: 43                                               2007       US Financial Services of Dimensional Fund Advisors
                                                                 LP (since January 2005). Formerly, Regional
                                                                 Director of Dimensional Fund Advisors LP (January
                                                                 1995 to January 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Patrick Carter                 Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 46                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 March 2006). Formerly, Director of Merrill Lynch
                                                                 Retirement Group (December 1998 to March 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Stephen A. Clark               Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 35                                               2004       Portfolio Manager of Dimensional Fund Advisors LP
                                                                 (April 2001 to April 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert P. Cornell              Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 59                                               2007       Director of Financial Services Group of Dimensional
                                                                 Fund Advisors LP (since August 1993).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Christopher S. Crossan         Vice President and     Since      Vice President and Chief Compliance Officer of all
Age: 42                        Chief Compliance       2004       the DFA Entities. Formerly, Senior Compliance
                               Officer                           Officer of INVESCO Institutional, Inc. and its
                                                                 affiliates (August 2000 to January 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
James L. Davis                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 51                                               1999       Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert T. Deere                Vice President         Since      Vice President of all the DFA Entities and DFA
Age: 50                                               1994       Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Robert W. Dintzner             Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 38                                               2001       April 2001, marketing supervisor and marketing
                                                                 coordinator for Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kenneth Elmgren                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 53                                               2007       Managing Principal of Beverly Capital (May 2004 to
                                                                 September 2006); Principal of Wydown Capital
                                                                 (September 2001 to May 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Richard A. Eustice             Vice President and     Since      Vice President and Assistant Secretary of all the
Age: 42                        Assistant Secretary    1998       DFA Entities and DFA Australia Limited. Formerly,
                                                                 Vice President of Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Eugene F. Fama, Jr.            Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 47                                               1993       Vice President of DFA Australia Limited and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Gretchen A. Flicker            Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 36                                               2004       April 2004, institutional client service
                                                                 representative of Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Jed S. Fogdall                 Vice President         Since      Vice President of all the DFA Entities.  Portfolio
Age: 33                                               2008       Manager for Dimensional Fund Advisors LP (since
                                                                 September 2004).  Prior to September 2004, Staff
                                                                 Engineer at The Boeing Company (1997-2004);
                                                                 Graduate Student at the University of California,
                                                                 Los Angeles (2000-2003).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Glenn S. Freed                 Vice President         Since      Vice President of all the DFA Entities.
Age: 46                                               2001
------------------------------ ---------------------- ---------- -----------------------------------------------------
Mark R. Gochnour               Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 40                                               2007       Director of Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Henry F. Gray                  Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 40                                               2000       July 2000, Portfolio Manager of Dimensional Fund
                                                                 Advisors LP. Formerly, Vice President of DFA
                                                                 Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
John T. Gray                   Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 33                                               2007       Regional Director of Dimensional Fund Advisors LP
                                                                 (January 2005 to February 2007).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Darla Hastings                 Vice President         Since      Vice President of all the DFA Entities. Chief
Age: 52                                               2007       Marketing Officer of Dimensional Fund Advisors LP.
                                                                 Formerly, Senior Vice President, Customer
                                                                 Experience for Benchmark Assisted Living (May 2005
                                                                 to April 2006); Executive Vice President and Chief
                                                                 Marketing Officer of State Street Corporation
                                                                 (September 2001 to October 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Joel H. Hefner                 Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 40                                               2007       Director of Dimensional Fund Advisors LP (since
                                                                 June 1998).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Julie C. Henderson             Vice President and     Since      Vice President and Fund Controller of all the DFA
Age: 34                        Fund Controller        2005       Entities. Formerly, Senior Manager at
                                                                 PricewaterhouseCoopers LLP (July 1996 to April
                                                                 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kevin B. Hight                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 40                                               2005       Regional Director of Dimensional Fund Advisors LP
                                                                 (March 2003 to March 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Christine W. Ho                Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 40                                               2004       April 2004, Assistant Controller of Dimensional
                                                                 Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Jeff J. Jeon                   Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 34                                               2004       April 2004, Counsel of Dimensional Fund Advisors
                                                                 LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Patrick M. Keating             Vice President         Since      Vice President of all the DFA Entities and Chief
Age: 53                                               2003       Operating Officer of Dimensional Fund Advisors LP.
                                                                 Director, Vice President, and Chief Privacy Officer
                                                                 of Dimensional Fund Advisors Canada Inc. Director
                                                                 of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Joseph F. Kolerich             Vice President         Since      Vice President of all the DFA Entities. Portfolio
Age: 36                                               2004       Manager for Dimensional Fund Advisors LP (since
                                                                 April 2001).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Michael F. Lane                Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 40                                               2004       Vice President of Advisor Services at TIAA-CREF
                                                                 (July 2001 to September 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Kristina M. LaRusso            Vice President         Since      Vice President of all DFA Entities. Formerly,
Age: 32                                               2006       Operations Supervisor of Dimensional Fund Advisors
                                                                 LP (March 2003 to December 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Inmoo Lee                      Vice President         Since      Vice President of all DFA Entities.  Associate
Age: 41                                               2007       Professor, Department of Finance and Accounting,
                                                                 Business School, National University of Singapore
                                                                 (7/2004 - present) Associate Professor, College of
                                                                 Business Administration,  Korea University (9/2001
                                                                 - 5/2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Juliet H. Lee                  Vice President         Since      Vice President of all the DFA Entities. Human
Age: 37                                               2005       Resources Manager of Dimensional Fund Advisors LP
                                                                 (since January 2004). Formerly, Assistant Vice
                                                                 President for Metropolitan West Asset Management
                                                                 LLC (February 2001 to December 2003).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Aaron M. Marcus                Vice President and     Since      Vice President and Head of Global Human Resources
Age: 38                        Head of Global Human   2008       of Dimensional Fund Advisors LP.  Formerly, Global
                               Resources                         Head of Recruiting and Vice President of Goldman
                                                                 Sachs & Co. (June 2006 to January 2008); Global
                                                                 Co-Head of HR of the Equities & FICC Division, and
                                                                 Vice President of Goldman Sachs & Co. (May 2005 to
                                                                 May 2006); Head of Americas Campus Recruiting and
                                                                 Vice President of Goldman Sachs & Co. (April 2003
                                                                 to May 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David R. Martin                Vice President,        Since      Vice President, Chief Financial Officer and
Age: 51                        Chief Financial        2007       Treasurer of Dimensional Fund Advisors LP.
                               Officer and Treasurer             Director, Vice President, Chief Financial Officer
                                                                 and Treasurer of Dimensional Fund Advisors Ltd. and
                                                                 DFA Australia Limited.  Chief Financial Officer,
                                                                 Treasurer, and Vice President of Dimensional Fund
                                                                 Advisors Canada Inc.  Director of Dimensional Funds
                                                                 PLC and Dimensional Funds II PLC.  Formerly,
                                                                 Executive Vice President and Chief Financial
                                                                 Officer of Janus Capital Group Inc. (June 2005 to
                                                                 March 2007); Senior Vice President of Finance at
                                                                 Charles Schwab & Co., Inc. (March 1999 to May 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Heather E. Mathews             Vice President         Since      Vice President of all the DFA Entities and
Age: 38                                               2004       Dimensional Fund Advisors Ltd. Prior to April 2004,
                                                                 Portfolio Manager for Dimensional Fund Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Catherine L. Newell            Vice President and     Vice       Vice President and Secretary of all the DFA
Age: 43                        Secretary              President  Entities. Vice President and Assistant Secretary of
                                                      since      DFA Australia Limited. Director, Vice President and
                                                      1997 and   Secretary of Dimensional Fund Advisors Ltd. (since
                                                      Secretary  February 2002, April 1997, and May 2002,
                                                      since      respectively). Vice President and Secretary of
                                                      2000       Dimensional Fund Advisors Canada Inc. Director of
                                                                 Dimensional Funds PLC and Dimensional Funds II PLC
                                                                 (since 2002 and 2006, respectively). Formerly,
                                                                 Assistant Secretary of all DFA Entities and
                                                                 Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Gerard K. O'Reilly             Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 31                                               2007       Research Associate of Dimensional Fund Advisors LP
                                                                 (2004 to 2006); Research Assistant in PhD program,
                                                                 Aeronautics Department California Institute of
                                                                 Technology (1998 to 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carmen Palafox                 Vice President         Since      Vice President of all the DFA Entities. Operations
Age: 33                                               2006       Manager of Dimensional Fund Advisors LP (since May
                                                                 1996).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Sonya K. Park                  Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 35                                               2005       Institutional client service representative of
                                                                 Dimensional Fund Advisors LP (February 2002 to
                                                                 January 2005).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David A. Plecha                Vice President         Since      Vice President of all the DFA Entities, DFA
Age: 46                                               1993       Australia Limited and Dimensional Fund Advisors Ltd.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Ted Randall                    Vice President         Since      Vice President of all the DFA Entities.  Formerly,
Age: 34                                               2008       Research Associate of Dimensional Fund Advisors LP
                                                                 (2006 to 2008); Systems Developer of Dimensional
                                                                 Fund Advisors LP (2001 to 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Eduardo A. Repetto             Vice President and     Vice       Chief Investment Officer (beginning March 2007) and
Age: 41                        Chief Investment       President  Vice President of all the DFA Entities, DFA
                               Officer                since      Australia Limited and Dimensional Fund Advisors
                                                      2002 and   Canada Inc.  Formerly, Research Associate for
                                                      Chief      Dimensional Fund Advisors LP (June 2000 to April
                                                      Investment 2002).
                                                      Officer
                                                      since
                                                      2007
------------------------------ ---------------------- ---------- -----------------------------------------------------
L. Jacobo Rodriguez            Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 36                                               2005       Institutional client service representative of
                                                                 Dimensional Fund Advisors LP (August 2004 to July
                                                                 2005); Financial Services Analyst, Cato Institute
                                                                 (September 2001 to June 2004); Book Review Editor,
                                                                 Cato Journal, Cato Institute (May 1996 to June
                                                                 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
David E. Schneider             Vice President         Since      Vice President of all the DFA Entities. Director of
Age: 62                                               2001       Institutional Services.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Ted R. Simpson                 Vice President         Since      Vice President of all the DFA Entities. Regional
Age: 39                                               2007       Director of Dimensional Fund Advisors (since
                                                                 December 2002).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Bryce D. Skaff                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 33                                               2007       Regional Director of Dimensional Fund Advisors
                                                                 (December 1999 to January 2007).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Grady M. Smith                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 51                                               2004       Portfolio Manager of Dimensional Fund Advisors LP
                                                                 (August 2001 to April 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carl G. Snyder                 Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 44                                               2000       Vice President of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Lawrence R. Spieth             Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 60                                               2004       April 2004, Regional Director of Dimensional Fund
                                                                 Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Bradley G. Steiman             Vice President         Since      Vice President of all the DFA Entities and Director
Age: 35                                               2004       and Vice President of Dimensional Fund Advisors
                                                                 Canada Inc.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Karen E. Umland                Vice President         Since      Vice President of all the DFA Entities, DFA
Age: 42                                               1997       Australia Limited, Dimensional Fund Advisors Ltd.,
                                                                 and Dimensional Fund Advisors Canada Inc.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Carol W. Wardlaw               Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 49                                               2004       April 2004, Regional Director of Dimensional Fund
                                                                 Advisors LP.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Weston J. Wellington           Vice President         Since      Vice President of all the DFA Entities. Formerly,
Age: 57                                               1997       Vice President of DFA Australia Limited.
------------------------------ ---------------------- ---------- -----------------------------------------------------
Daniel M. Wheeler              Vice President         Since      Vice President of all the DFA Entities. Prior to
Age: 63                                               2001       2001 and currently, Director of Global Financial
                                                                 Advisor Services of Dimensional Fund Advisors LP.
                                                                 Director of Dimensional Fund Advisors Ltd. (since
                                                                 October 2003) and President of Dimensional Fund
                                                                 Advisors Canada Inc. (since June 2003).
------------------------------ ---------------------- ---------- -----------------------------------------------------
W. Ryan Wiley                  Vice President         Since      Vice President of all the DFA Entities. Senior
Age: 31                                               2007       Trader of Dimensional Fund Advisors LP. Formerly,
                                                                 Portfolio Manager (2006 to 2007) and Trader (2001
                                                                 to 2006).
------------------------------ ---------------------- ---------- -----------------------------------------------------
Paul E. Wise                   Vice President         Since      Vice President of all the DFA Entities. Chief
Age: 53                                               2005       Technology Officer for Dimensional Fund Advisors LP
                                                                 (since 2004). Formerly, Principal of Turnbuckle
                                                                 Management Group (January 2002 to August 2004).
------------------------------ ---------------------- ---------- -----------------------------------------------------

(1)  Each  officer  holds office for an  indefinite  term at the pleasure of the
     Board of Directors and until his or her successor is elected and qualified.

     As of February 29, 2008, directors and officers as a group own less than 1%
of the Fund's outstanding stock.

                              SERVICES TO THE FUND

Administrative Services

     PFPC Inc. ("PFPC"), 301 Bellevue Parkway,  Wilmington,  DE 19809, serves as the administrative  and accounting  services,  dividend  disbursing and transfer agent for the Fund. The services  provided by PFPC are subject to supervision by the  executive  officers  and the Board of  Directors  of the Fund,  and include day-to-day  keeping  and  maintenance  of certain  records,  calculation  of the offering price of the shares,  preparation  of reports,  liaison with the Fund's custodian,  and  transfer  and  dividend  disbursing  agency  services.  For the administrative  and  accounting  services  provided by PFPC,  the Fund pays PFPC annual  fees that are  calculated  daily  and paid  monthly  according  to a fee schedule  based on the aggregate  average net assets of the Fund Complex,  which includes  four  registered  investment  companies  and a  group  trust.  The fee schedule is set forth in the table below:

   .0110% of the Fund Complex's first $50 billion of average net assets;
   .0085% of the Fund Complex's next $25 billion of average net assets; and
   .0075% of the Fund Complex's average net assets in excess of $75 billion.

     The fees charged to the Fund under the fee  schedule  are  allocated to the
Fund based on the Fund's  pro-rata  portion of the  aggregate  net assets of the
Fund Complex.

     The Fund is also subject to a monthly base fee of $2,083. In addition,  the
Fund pays  separate  fees to PFPC with respect to the services  PFPC provides as transfer agent and dividend disbursing agent of the Fund.

Custodian

     Citibank,  N.A., 111 Wall Street,  New York, New York, 10005, the custodian for the Fund,  maintains a separate account or accounts for the Fund;  receives, holds and releases  portfolio  securities on account of the Fund; makes receipts and  disbursements  of money on behalf of the Fund;  and  collects  and receives income and other payments and  distributions  on account of the Fund's portfolio securities.

Distributor

     The Fund's  shares are  distributed  by DFA  Securities  Inc.  ("DFAS"),  a wholly-owned  subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer  under the Securities  Exchange Act of 1934 and is a member of the
National Association of Securities Dealers,  Inc. The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, California 90401.

     DFAS acts as an agent of the Fund by serving as the  principal  underwriter of the Fund's shares. Pursuant to the Fund's Distribution  Agreement,  DFAS uses its best  efforts to seek or arrange  for the sale of shares of the Fund,  which are continuously offered. No sales charges are paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Legal Counsel

     Stradley, Ronon, Stevens & Young, LLP serves as legal counsel to the Funds.
Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.

Independent Registered Public Accounting Firm

     PricewaterhouseCoopers  LLP ("PwC") is the  independent  registered  public accounting  firm to the Fund and audits the annual  financial  statements of the
Fund. The address of PwC is Two Commerce Square, Suite 1700, 2001 Market Street,
Philadelphia, PA 19103-7042.

                                  ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly,  at the annual rate of 0.10% of the  aggregate  net assets of the Fund.  For the fiscal years ending
November 30, 2007,  2006 and 2005, the Fund paid  management fees to the Advisor for its services of $6,669,000,  $3,397,000 and $1,799,000,  respectively. David
G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the
Advisor,  and  shareholders  of the outstanding  stock of the Advisor's  general partner, may be deemed controlling persons of the Advisor.

                               PORTFOLIO MANAGERS

     In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment  Committee.  The portfolio managers and portfolio traders also make daily  investment  decisions  regarding the Fund including  running buy and sell programs based on the parameters  established by the Investment  Committee.
Karen E. Umland is the  portfolio  manager that  coordinates  the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.

Investments in the Fund

     The portfolio  manager and her  immediate  family did not own any shares of the Fund or any feeder  funds that invest  solely in the Fund as of November 30,
2007.

Description of Compensation Structure

     Portfolio  managers  receive a base  salary  and bonus.  Compensation  of a portfolio manager is determined at the discretion of the Advisor and is based on a  portfolio  manager's  experience,  responsibilities,  the  perception  of the
quality  of  his  or  her  work  efforts  and  other  subjective  factors.   The
compensation of portfolio managers is not directly based upon the performance of the funds or other  accounts that the  portfolio  managers  manage.  The Advisor reviews  the  compensation  of each  portfolio  manager  annually  and may  make modifications  in  compensation  as it deems necessary to reflect changes in the market. Each portfolio manager's compensation consists of the following:

o    Base salary.  Each  portfolio  manager is paid a base  salary.  The Advisor considers the factors described above to determine each portfolio manager's base salary.

o    Semi-Annual  Bonus. Each portfolio manager may receive a semi-annual bonus.
     The  amount of the bonus paid to each  portfolio  manager is based upon the factors described above.

     Portfolio  managers may be awarded the right to purchase  restricted shares of the Advisor's stock as determined from time to time by the Board of Directors of the Advisor or its delegees.  Portfolio  managers also participate in benefit and retirement plans and other programs available generally to all employees.

Other Managed Accounts

     In  addition  to the Fund,  the  portfolio  manager  manages (i) other U.S.
registered  investment  companies  advised or sub-advised  by the Advisor;  (ii)
other pooled investment  vehicles that are not U.S. registered mutual funds; and
(iii) other accounts managed for  organizations  and individuals.  The following table  sets  forth  information  regarding  the  total  accounts  for  which the portfolio manager has the day-to-day management responsibilities.

                              Number of Accounts Managed and Total
Name of Portfolio Manager     Assets by Category As of November 30, 2007
----------------------------- -----------------------------------------------------------------------
Karen E. Umland               o   30 U.S. registered mutual funds with $50,737 million in total assets under management.
                              o   4 unregistered pooled investment vehicles with $863 million in total assets under management.
                              o   15 other accounts with $4,775 million in total assets under management of which one account with $1,474 million in assets may be subject to a performance fee.
----------------------------- -----------------------------------------------------------------------

Potential Conflicts of Interest

     Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day  responsibilities  with respect to more than the Fund and other accounts.  Other accounts include  registered mutual funds (other than the Fund), other  unregistered  pooled investment  vehicles,  and other accounts managed for  organizations  and  individuals  ("Accounts").  An Account may have similar  investment  objectives  to the  Fund,  or may  purchase,  sell  or hold securities that are eligible to be purchased,  sold or held by the Fund.  Actual or apparent conflicts of interest include:

o    Time  Management.  The  management of the Fund and Accounts may result in a portfolio  manager devoting unequal time and attention to the management of the Fund and Accounts. The Advisor seeks to manage such competing interests for the time and  attention  of  portfolio  managers  by  having  portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio  manager are managed using the same  investment  models that are used in connection with the management of the Fund.

o    Investment Opportunities. It is possible that at times identical securities will be held by the Fund and other Accounts. However, positions in the same security  may vary and the length of time that the Fund or any  Account may choose to hold its  investment in the same security may likewise vary. If a portfolio manager identifies a limited  investment  opportunity that may be suitable for the Fund or other  Accounts,  the Fund may not be able to take full advantage of that  opportunity due to an allocation of filled purchase or sale  orders  across the Fund and all  eligible  Accounts.  To deal with these  situations,  the  Advisor  has  adopted  procedures  for  allocating portfolio transactions across the Fund and multiple Accounts.

o    Broker Selection. With respect to securities transactions for the Fund, the
     Advisor  determines  which broker to use to execute each order,  consistent with its duty to seek best  execution  of the  transaction.  However,  with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with  respect to the  selection  of brokers or may be instructed to direct trades  through a particular  broker.  In these cases, the  Advisor  or  its  affiliates  may  place  separate,  non-simultaneous, transactions  for the Fund and another Account that may temporarily  affect the market price of the security or the  execution of the  transaction,  or both, to the detriment of the Fund or the Account.

o    Performance-Based  Fees. For some Accounts,  the Advisor may be compensated based on the profitability of the Account,  such as by a  performance-based management  fee.  These  incentive  compensation  structures  may  create a conflict of  interest  for the  Advisor  with regard to Accounts  where the
     Advisor is paid  based on a  percentage  of assets  because  the  portfolio manager may have an incentive to allocate securities  preferentially to the
     Accounts where the Advisor might share in investment gains.

o    Investment in an Account. The portfolio manager or her relatives may invest in the Fund or a fund that  solely  invests in the Fund and a conflict  may arise where she may therefore  have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

     The Advisor and the Fund have adopted  certain  compliance  procedures that are reasonably designed to address these types of conflicts.  However,  there is no guarantee that such  procedures will detect each and every situation in which a conflict arises.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration
statement,   will  be  fully  paid  and  non-assessable   shares,   with  equal,
non-cumulative  voting rights and no  preferences  as to  conversion,  exchange, dividends,  redemption  or any other  feature.  On  December  2, 1998,  the Fund changed its name from  Dimensional  Emerging  Markets  Fund Inc. to  Dimensional
Emerging Markets Value Fund Inc.

     On November  21, 1997,  the  shareholders  of the Fund  approved the Fund's conversion  from a  closed-end  management  investment  company  to an  open-end management  investment  company  registered  with  the SEC.  The Fund  commenced operations as an open-end company on November 26, 1997.

                                 CODE OF ETHICS

     The Fund,  the Advisor and DFAS have  adopted a Code of Ethics,  under Rule
17j-1 of the 1940 Act,  for  certain  access  persons  of the Fund.  The Code is designed to ensure that access  persons act in the  interest of the Fund and its shareholders,  with respect to any  personal  trading of  securities.  Under the
Code,  access persons are generally  prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased,  sold or considered for purchase or sale by the Fund unless their  proposed  purchases are approved in advance.  The Code also contains certain  reporting  requirements and securities  trading clearance procedures.

                               SHAREHOLDER RIGHTS

     The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable  shares. Each share of common stock of the
Fund represents an equal proportional  interest in the assets and liabilities of
the  Fund  and  has  identical,   non-cumulative  voting,  dividend,  redemption
liquidation, and other rights and preferences.

     With respect to matters which require  shareholder  approval,  shareholders are entitled to vote only with  respect to matters  which affect the interest of the class of shares which they hold, except as otherwise  required by applicable law. If liquidation of the Fund should occur,  shareholders would be entitled to receive on a per class basis the assets of the  particular  class  whose  shares they own, as well as a  proportionate  share of Fund assets not  attributable to any  particular  class.  Ordinarily,  the Fund does not  intend  to hold  annual meetings  of its  shareholders,  except  as  required  by the  1940 Act or other applicable  law.  The  Fund's  bylaws  provide  that  special  meetings  of  its shareholders  shall be called at the written consent of 10% of the shareholders.
Such meeting may be called to consider any matter,  including the removal of one or more directors.  Shareholders will receive  shareholder  communications  with respect to such matters as required by the 1940 Act,  including  semi-annual and annual financial statements of the Fund, the latter being audited.

     Shareholder  inquiries  may be made by writing  or calling  the Fund at the address or  telephone  number  appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

                         PRINCIPAL HOLDERS OF SECURITIES

     As of February 29, 2008, no person may be deemed to control the Fund either by owning  more  than 25% of the  voting  securities  of the Fund  directly  or, through the operation of pass-through  voting rights, by owning more than 25% of the voting  securities  of the Feeder  Portfolio  that invests its assets in the
Fund.

     As of February 29, 2008, the following  shareholders  owned beneficially at least 5% of the  outstanding  shares of the Fund,  as set  forth  below.  Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, Santa
Monica, CA 90401:

Emerging Markets Value Portfolio
of DFA Investment Dimensions Group Inc   91.85%

SBC Master Pension Trust
175 E. Houston Street
San Antonio, Texas 78205                 5.48%

                               PURCHASE OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

     The Fund will accept  purchase and  redemption  orders on each day that the
New York Stock Exchange ("NYSE") is open for business, regardless of whether the
Federal Reserve System is closed.  However,  no purchases by wire may be made on any day that the Federal  Reserve  System is closed.  The Fund will generally be closed on days that the NYSE is closed.  The NYSE is scheduled to be open Monday through  Friday  throughout  the year  except for days closed to  recognize  New
Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday,  Memorial
Day,  Independence  Day, Labor Day,  Thanksgiving and Christmas Day. The Federal
Reserve System is closed on the same days as the NYSE, except that it is open on
Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund  reserves  the  right,  in its sole  discretion,  to  suspend  the offering of shares of the Fund or reject  purchase  orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.
Securities  accepted  in exchange  for shares of the Fund will be  acquired  for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

     Reimbursement  fees may be  charged  prospectively  from time to time based upon the future  experience  of the Fund,  which is currently  sold at net asset value. Any such charges will be described in the prospectus.

                              REDEMPTION OF SHARES

     The following  information  supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

     The Fund may suspend redemption privileges or postpone the date of payment:
(1)  during  any  period  when the NYSE is  closed,  or  trading  on the NYSE is restricted  as  determined  by the SEC;  (2) during any period when an emergency exists  as  defined  by the  rules  of the SEC as a  result  of  which it is not reasonably  practicable  for the Fund to dispose of  securities  owned by it, or fairly to determine  the value of its assets;  and (3) for such other periods as the SEC may permit.

                              TAXATION OF THE FUND

     The following is a summary of some of the federal  income tax  consequences that may  affect  the Fund.  Unless  your  investment  in the Fund is  through a retirement  plan,  you should  consider the tax  implications  of investing  and consult your own tax adviser.

Distributions of Net Investment Income

     The Fund derives income  generally in the form of dividends and interest on its  investments.  This income,  less expenses  incurred in the operation of the
Fund,  constitutes its net investment income from which dividends may be paid to you.  If you are a taxable  investor,  any  distributions  by the Fund from such income (other than qualified  dividend income  received by individuals)  will be taxable to you at ordinary income tax rates, whether you take them in cash or in additional shares. A portion of the income dividends paid to shareholders may be qualified  dividends  eligible to be taxed at reduced  rates,  provided  certain holding period requirements are met.

Distributions of Capital Gain

     The Fund may  realize a capital  gain or loss in  connection  with sales or other dispositions of its Fund securities. Distributions derived from the excess of net short-term  capital gain over net long-term  capital loss will be taxable to you as ordinary income.  Distributions  paid from the excess of net long-term capital  gain  over  net  short-term  capital  loss  will be  taxable  to you as long-term capital gain,  regardless of how long you have held your shares in the
Fund. Any net short-term or long-term  capital gain realized by the Fund (net of any capital loss  carryovers)  generally will be distributed  once each year and may be  distributed  more  frequently,  if  necessary,  in  order to  reduce  or eliminate federal excise or income taxes on the Fund.

Returns of Capital

     If the Fund's  distributions  exceed its taxable  income and capital  gains realized  during a taxable year, all or a portion of the  distributions  made in the  same  taxable  year  may be  recharacterized  as a  return  of  capital  to shareholders.  A return of capital  distribution  generally will not be taxable, but will reduce each shareholder's cost basis in the Fund and result in a higher reported  capital gain or lower reported capital loss when those shares on which the  distribution  was received  are sold.  Any return of capital in excess of a shareholder's basis, however, is taxable as a capital gain.

Effect of Foreign Withholding Taxes

     In general.  The Fund may be subject to foreign withholding taxes on income from certain foreign  securities.  This, in turn, could reduce the Fund's income dividends paid to shareholders.

     Pass-through of foreign tax credits. If more than 50% in value of the total assets of the Fund is invested in securities of foreign  corporations,  the Fund may elect to pass  through to its  shareholders  their pro rata share of foreign income  taxes paid by the Fund.  If this  election is made,  the Fund may report more  taxable  income  to you than it  actually  distributes.  You will  then be entitled  either to deduct your share of these taxes in  computing  your taxable income,  or to claim a foreign  tax credit  for these  taxes  against  your U.S.
federal income tax (subject to limitations for certain  shareholders).  The Fund will provide you with the information necessary to complete your personal income tax return if it makes this election.

     The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes by paid by the Fund)
will  be  reduced  if you  receive  from  the  Fund  qualifying  dividends  from qualifying  foreign  corporations  that are  subject  to tax at  reduced  rates.
Shareholders in these circumstances should talk with their personal tax advisors about their  foreign tax credits and the  procedures  that they should follow to claim these credits on their personal income tax returns.

     Effect of foreign debt investments on distributions.  Most foreign exchange gains realized on the sale of debt  securities are treated as ordinary income by the  Fund.  Similarly,  foreign  exchange  losses  realized  on the sale of debt
securities   generally  are  treated  as  ordinary  losses.   These  gains  when
distributed  are taxable to you as ordinary  income,  and any losses  reduce the
Fund's  ordinary  income  otherwise  available  for  distribution  to you.  This treatment could increase or decrease the Fund's ordinary income distributions to you, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

     PFIC securities. The Fund may invest in securities of foreign entities that could be deemed for tax  purposes  to be passive  foreign  investment  companies
("PFICs") In general,  a PFIC is any foreign  corporation  if 75% or more of its gross  income  for its  taxable  year is passive  income,  or 50% or more of its average  assets (by value) are held for the production of passive  income.  When
investing  in  PFIC  securities,   the  Fund  intends  to  mark-to-market  these
securities  and  will  recognize  any  gains  at the  end of  its  fiscal  year.
Deductions  for  losses  are  allowable  only to the  extent of any  current  or previously  recognized  gains.  These gains  (reduced by  allowable  losses) are treated as ordinary income that the Fund is required to distribute,  even though it has not sold the securities. You should also be aware that the designation of a foreign  security as a PFIC security  will cause its income  dividends to fall outside of the  definition of qualified  foreign  corporation  dividends.  These dividends  generally  will not  qualify  for the  reduced  rate of  taxation  on qualified  dividends when  distributed  to you by the Fund. In addition,  if the
Fund is  unable to  identify  an  investment  as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax (the effect of which might be mitigated by making a mark-to-market election in a year prior to the sale) on a portion of any  "excess  distribution"  or gain from the disposition  of such  shares  even if such  income is  distributed  as a taxable dividend by the Fund to its  shareholders.  Additional  charges in the nature of interest  may be imposed on the Fund in respect of deferred  taxes  arising from such distributions or gains.

Information on the Amount and Tax Character of Distributions.

     The Fund will inform you of the amount and character of your  distributions at the time  they  are  paid,  and will  advise  you of the tax  status  of such distributions  for federal  income tax purposes  shortly after the close of each calendar  year.  If you have not held Fund shares for a full year,  the Fund may designate and distribute to you, as ordinary  income,  qualified  dividends,  or capital  gains,  and in the case of non-U.S.  shareholders  the Fund may further designate and distribute as  interest-related  dividends and short-term  capital gain dividends, a percentage of income that is not equal to the actual amount of such income  earned during the period of your  investment  in the Fund.  Taxable distributions declared by the Fund in December to shareholders of record in such month, but paid in January, are taxable to you as if they were paid in December.

Election to be Taxed as a Regulated Investment Company

     The Fund intends to qualify each year as a regulated  investment company by satisfying certain distribution and asset diversification requirements under the
Internal Revenue Code (the "Code"). As a regulated  investment company, the Fund generally  pays no federal  income tax on the income and gains it distributes to its  shareholders.  The Board of Directors  reserves the right not to distribute the Fund's net long-term  capital gain or not to maintain the  qualification  of the Fund as a regulated  investment  company if it  determines  such a course of action to be  beneficial  to  shareholders.  If net  long-term  capital  gain is retained,  the  Fund  would  be taxed on the  gain,  and  shareholders  would be notified  that they are  entitled  to a credit or refund for the tax paid by the
Fund. If the Fund fails to qualify as a regulated  investment company,  the Fund would be subject to federal, and possibly state,  corporate taxes on its taxable income and gains, and distributions to you would be taxed as qualified  dividend income to the extent of such Fund's earnings and profits.

     In order to qualify as a regulated  investment  company for federal  income tax  purposes,  the Fund must meet  certain  asset  diversification,  income and distribution specific requirements, including:

(i)  The Fund  must  maintain  a  diversified  Fund of  securities,  wherein  no
     security,   including  the  securities  of  a  qualified   publicly  traded
     partnership (other than U.S. government  securities and securities of other regulated investment  companies) can exceed 25% of the Fund's total assets, and, with respect to 50% of the Fund's total assets,  no investment  (other than cash and cash items,  U.S.  government  securities  and  securities of other  regulated  investment  companies)  can exceed 5% of the Fund's total assets or 10% of the outstanding voting securities of the issuer;

(ii) The Fund  must  derive at least 90% of its  gross  income  from  dividends, interest, payments with respect to securities loans, gains from the sale or disposition  of stock,  securities or foreign  currencies,  or other income
     derived   with  respect  to  its  business  of  investing  in  such  stock, securities,  or  currencies,  and net income  derived from an interest in a qualified publicly traded partnership; and

(iii) The  Fund  must  distribute  to  its  shareholders  at  least  90%  of its investment company taxable income and net tax-exempt income for each of its fiscal years.

Excise Tax Distribution Requirement

     To avoid a 4% federal  excise tax, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum,  the following amounts: 98% of its taxable  ordinary income earned during the calendar year; 98% of its capital gain net income earned during the  twelve-month  period ending  November 30; and
100% of any  undistributed  amounts  from the prior  year.  The Fund  intends to declare and pay these  distributions in December (or to pay them in January,  in which  case  you  must  treat  them as  received  in  December)  but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Sales, Exchanges and Redemption of Fund Shares

     In general. If you are a taxable investor, sales, exchanges and redemptions
(including  redemptions in kind) are taxable  transactions for federal and state income tax purposes. If you redeem your Fund shares the Internal Revenue Service requires  you to report  any gain or loss on your  redemption.  If you held your shares as a capital  asset,  the gain or loss that you  realize  will be capital gain or loss and will be long-term  or  short-term,  generally  depending on how long you have held your shares.

     Redemptions at a loss within six months of purchase. Any loss incurred on a redemption  of shares  held for six months or less will be treated as  long-term capital loss to the extent of any long-term  capital gain  distributed to you by the Fund on those shares.

     Wash sales.  All or a portion of any loss that you realize on a  redemption of your Fund shares will be  disallowed  to the extent that you buy other shares in the Fund  (through  reinvestment  of dividends or  otherwise)  within 30 days before or after your share  redemption.  Any loss  disallowed  under these rules will be added to your tax basis in the new shares.

U.S. Government Obligations

     To the extent the Fund  invests in  certain  U.S.  government  obligations, dividends  paid by the Fund to  shareholders  that are derived from  interest on these  obligations  should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund. The income on Fund investments in certain  securities,  such as repurchase agreements, commercial paper and federal agency-backed obligations
(e.g.,  Government  National  Mortgage  Association  (GNMA) or Federal  National
Mortgage Association (FNMA) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are  different  for  corporate shareholders.

Qualified Dividend Income for Individuals

     For  individual  shareholders,  a portion of the dividends paid by the Fund may be qualified  dividend  income,  which is eligible for taxation at long-term capital gain rates.  This reduced rate generally is available for dividends paid by the Fund out of  dividends  earned  on the  Fund's  investment  in  stocks of domestic corporations and qualified foreign corporations.

     Both  the  Fund  and  the  investor  must  meet  certain   holding   period
requirements  to qualify Fund dividends for this  treatment.  Specifically,  the
Fund  must  hold the  stock  for at  least 61 days  during  the  121-day  period beginning 60 days before the stock  becomes  ex-dividend.  Similarly,  investors must hold their  Fund  shares for at least 61 days  during  the  121-day  period beginning 60 days before the Fund distribution goes ex-dividend. The ex-dividend date is the first date  following  the  declaration  of a dividend  on which the purchaser  of stock is not  entitled  to  receive  the  dividend  payment.  When counting the number of days you held your Fund shares,  include the day you sold your shares but not the day you acquired these shares.

     While the income  received in the form of a qualified  dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term  capital  losses against  qualified dividend income on your federal income tax return. Any qualified dividend income that  you  elect  to be taxed at these  reduced  rates  also  cannot  be used as investment income in determining your allowable investment interest expense. For other  limitations on the amount of or use of qualified  dividend income on your income tax return, please contact your personal tax advisor.

     After the close of its fiscal year,  the Fund will designate the portion of its ordinary  dividend  income that meets the  definition of qualified  dividend income  taxable at reduced  rates.  If 95% or more of the Fund's  income is from qualified  sources,  it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income.

Dividends-Received Deduction for Corporations

     For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the dividends-received  deduction.  The portion of dividends paid by the Fund that so qualifies  will be  designated  each year in a notice mailed to the  Fund's  shareholders,  and  cannot  exceed  the gross  amount of  dividends received by the Fund from domestic (U.S.) corporations that would have qualified for the dividends-received  deduction in the hands of the Fund if the Fund was a regular corporation. Dividends paid by the Fund from interest on debt securities or dividends  earned on Fund securities of non-U.S.  issuers are not expected to qualify for the corporate dividends-received deduction. Because Fund's income is derived  primarily  from  foreign  issuers,  none or only a small  amount of its distributions  are  expected  to qualify  for the  corporate  dividends-received deduction.

     The availability of the dividends-received  deduction is subject to certain holding  period and debt  financing  restrictions  imposed under the Code on the corporation  claiming the  deduction.  The amount that the Fund may designate as eligible for the  dividends-received  deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were  debt-financed or held by the Fund for less than a minimum  period of time,  generally 46 days during a
91-day period beginning 45 days before the stock becomes ex-dividend. Similarly, if your  Fund  shares  are  debt-financed  or held by you for less than a 46-day period then the  dividends-received  deduction for Fund dividends on your shares may also be reduced or eliminated.  Even if designated as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion)
must be included in your alternative minimum taxable income calculation.

Complex Securities

     The Fund may  invest in  complex  securities  and such  investments  may be subject to numerous special and complicated tax rules.  These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund's ability to recognize losses,  and subject the Fund to U.S. federal income tax on income from certain of the Fund's foreign investments.  In turn, these rules may affect the amount,  timing  and/or tax  character  of the Fund's  income and, in turn, of the income distributed to you.

     Derivatives.  The Fund is permitted to invest in certain  options,  futures and foreign currency contracts. If the Fund makes these investments, it could be required to mark-to-market  these contracts and realize any unrealized gains and losses at its fiscal year end even though it  continues  to hold the  contracts.
Under these rules,  gains or losses on the contracts  generally would be treated as 60%  long-term  and 40%  short-term  gains or losses,  but gains or losses on certain  foreign  currency  contracts  would be  treated as  ordinary  income or losses.  In  determining  its net income for excise tax purposes,  the Fund also would be required to mark-to-market  these contracts  annually as of November 30
(for capital gain net income and ordinary  income  arising from certain  foreign currency  contracts),  and to realize and  distribute  any resulting  income and gains.

     Securities lending.  The Fund's entry into securities lending  transactions may cause the replacement income earned on the loaned securities to fall outside of  the  definition  of  qualified  dividend  income.  This  replacement  income generally  will not be  eligible  for reduced  rates of  taxation  on  qualified dividend  income  and,  to the extent  that debt  securities  are  loaned,  will generally not qualify as qualified  interest income for foreign  withholding tax purposes.

     Tax  straddles.  The Fund's  investment  in  options,  futures  and foreign currency  contracts in connection with certain hedging  transactions could cause the Fund to hold offsetting positions in securities.  If the Fund's risk of loss with respect to specific  securities in its Fund is substantially  diminished by the fact  that it holds  other  securities,  the Fund  could be  deemed  to have entered  into a tax  "straddle"  or to hold a  "successor  position"  that would require any loss realized by it to be deferred for tax purposes.

     Convertible  debt.  Convertible  debt is  ordinarily  treated  as a "single property"  consisting of a pure debt interest until conversion,  after which the investment  becomes an equity  interest.  If the security is issued at a premium
(i.e.,  for cash in  excess  of the face  amount  payable  on  retirement),  the creditor-holder  may  amortize  the  premium  over the life of the bond.  If the
security   is  issued  for  cash  at  a  price  below  its  face   amount,   the
creditor-holder  must accrue  original issue discount in income over the life of the debt.

     Investment in certain mortgage pooling vehicles (excess inclusion  income).
The Fund may  invest in REITs  that  invest in  residual  interests  in  certain mortgage  pooling  vehicles formed as real estate mortgage  investment  conduits
("REMICs")  or qualify as a taxable  mortgage  pool.  The  portion of the Fund's income  received from REMIC residual  interests,  either  directly or through an investment  in a REIT  that  holds  such  interests  or  qualifies  as a taxable mortgage  pool (such  income is  referred  to in the Code as  "excess  inclusion income")  generally is required to be allocated  to the Fund's  shareholders  in proportion to the dividends paid to such shareholders with the same consequences as if the shareholders received the excess inclusion income directly.

     Under these rules,  the Fund will be taxed at the highest  corporate income tax rate on its excess  inclusion  income that is allocable to the percentage of its shares held in record name by "disqualified  organizations," which generally are certain  cooperatives,  governmental  entities and tax-exempt  organizations that are not subject to tax on unrelated  business taxable income. To the extent that Fund shares owned by "disqualified  organizations"  are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of the Fund's excess inclusion income  allocable to Fund shares held by the  broker/dealer  or other nominee on behalf of the "disqualified  organizations."  The Fund expects that disqualified organizations  own their shares.  Because this tax is imposed at the Fund level,
all   shareholders,   including   shareholders   that   are   not   disqualified
organizations,  indirectly  will bear a portion of the tax cost  associated with
the  Fund's  receipt  of  excess  inclusion  income.   However,  to  the  extent
permissible under the 1940 Act, regulated  investment companies such as the Fund are permitted under Treasury  Regulations to specially allocate this tax expense to the disqualified organizations to which it is attributable, without a concern that such an allocation will constitute a preferential dividend.

     In addition,  with respect to Fund  shareholders who are not nominees,  for
Fund taxable years  beginning on or after January 1, 2007,  the Fund must report excess inclusion income to shareholders in two cases:

o    If the  excess  inclusion  income  received  by the Fund  from all  sources exceeds 1% of the  Fund's  gross  income,  it must  inform the  non-nominee shareholders  of the  amount  and  character  of  excess  inclusion  income allocated to them; and
o    If the Fund  receives  excess  inclusion  income  from a REIT whose  excess inclusion  income in its most  recent  tax year  ending not later than nine months  before the first day of the Fund's  taxable year exceeded 3% of the
     REIT's total dividends,  the Fund must inform its non-nominee  shareholders of the amount and  character of the excess  inclusion  income  allocated to them from such REIT.

     Under these rules,  the taxable  income of any Fund  shareholder  can in no event be less that the sum of the  excess  inclusion  income  allocated  to that shareholder  and any such  excess  inclusion  income  cannot  be  offset  by net operating losses of the shareholder.  If the shareholder is a tax-exempt  entity and not a  "disqualified  organization,"  then this  income is fully  taxable as unrelated business taxable income under the Code. Charitable remainder trusts do not incur  UBTI by  receiving  excess  inclusion  income  from the Fund.  If the shareholder  is a non-U.S.  person,  such  shareholder  would be subject to U.S.
federal income tax withholding at a rate of 30% on this income without reduction or exemption  pursuant to any  otherwise  applicable  income tax treaty.  If the shareholder  is a REIT,  a regulated  investment  company,  common trust fund or other  pass-through  entity,  such  shareholder's  allocable share of the Fund's excess  inclusion  income would be considered  excess  inclusion  income of such entity and such entity would be subject to tax at the highest corporate tax rate on any excess  inclusion  income allocated to their owners that are disqualified organizations.  Accordingly,  investors  should be aware  that a portion  of the
Fund's income may be considered excess inclusion income.

     Compliance  with  these  requirements  will  require  the  Fund  to  obtain significant cooperation from the REITs in which it invests.

     Investments in securities of uncertain tax  character.  The Fund may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such  securities  or the income  from such  securities  differs  from the tax treatment  expected  by the Fund,  it could  affect the timing or  character  of income  recognized  by  the  Fund,  requiring  the  Fund  to  purchase  or  sell securities,  or otherwise change its Fund, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Backup Withholding

     By law,  the Fund must  withhold a portion of your  taxable  dividends  and sales proceeds unless you:

   o   provide your correct social security or taxpayer identification number,
   o   certify that this number is correct,
   o   certify that you are not subject to backup withholding, and
   o   certify that you are a U.S. person (including a U.S. resident alien).

     The  Fund  also  must  withhold  if the  IRS  instructs  it to do so.  When withholding  is  required,  the amount will be 28% of any  dividends or proceeds paid.  The special U.S. tax  certification  requirements  applicable to non-U.S.
investors are described under the "Non-U.S. Investors" heading below.

Non-U.S. Investors

     Non-U.S.  investors  (shareholders  who,  as to the  United  States,  are a nonresident alien individual,  foreign trust or estate, foreign corporation,  or foreign  partnership) may be subject to U.S.  withholding and estate tax and are subject to special  U.S.  tax  certification  requirements.  Non-U.S.  investors
should  consult  their  tax  advisors  about  the   applicability  of  U.S.  tax
withholding and the use of the appropriate forms to certify their status.

     In general.  The United  States  imposes a flat 30%  withholding  tax (or a withholding tax at a lower treaty rate) on U.S. source  dividends,  including on income  dividends  paid to you by the Fund,  subject to certain  exemptions  for
dividends  designated  as  capital  gain  dividends,   short-term  capital  gain
dividends  and   interest-related   dividends  as  described   below.   However,
notwithstanding  such  exemptions  from  U.S.  withholding  at the  source,  any dividends and distributions of income and capital gains,  including the proceeds from the sale of your Fund shares,  will be subject to backup  withholding  at a rate of 28% if you fail to properly certify that you are not a U.S. person.

     Capital gain  dividends & short-term  capital gain  dividends.  In general, capital gain dividends  designated by the Fund and paid from either long-term or short-term  capital gains (other than gain realized on  disposition of U.S. real property  interests)  are not subject to U.S.  withholding  tax unless you are a nonresident  alien  individual  present  in the  United  States  for a period or periods aggregating 183 days or more during the taxable year.

     Interest-related  dividends. Also, interest-related dividends designated by the Fund and paid from  qualified  net  interest  income are not subject to U.S.
withholding tax. "Qualified interest income" includes,  in general,  U.S. source
(1) bank  deposit  interest,  (2)  short-term  original  discount,  (3) interest
(including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form,  unless it is earned on an obligation issued  by a  corporation  or  partnership  in which  the  Fund is a  10-percent shareholder or is contingent  interest,  and (4) any  interest-related  dividend from another regulated investment company. On any payment date, the amount of an income dividend that is designated by the Fund as an  interest-related  dividend may be more or less than the amount  that is so  qualified.  This is because the designation is based on an estimate of the Fund's qualified  interest income for its entire fiscal year,  which can only be determined  with  exactness at fiscal year end. As a  consequence,  the Fund may over  withhold a small amount of U.S.
tax from a dividend payment. In this case, the non-U.S. investor's only recourse may be to either forgo recovery of the excess  withholding,  or to file a United
States nonresident income tax return to recover the excess withholding.

     Further  limitations  on tax reporting for  interest-related  dividends and short-term  capital gain dividends for non-U.S.  investors;  sunset rule. It may not be practical in every case for the Fund to designate,  and the Fund reserves the right in these cases to not designate,  small amounts of interest-related or short-term  capital gain  dividends.  Additionally,  the Fund's  designation  of interest-related  or short-term capital gain dividends may not be passed through
to   shareholders   by   intermediaries   who   have   assumed   tax   reporting
responsibilities  for this income in managed or omnibus  accounts due to systems limitations  or operational  constraints.  The exemption  from  withholding  for short-term  capital gain  dividends and  interest-related  dividends paid by the
Fund is effective for  dividends  paid with respect to taxable years of the Fund beginning  after  December  31,  2004 and  before  January 1, 2008  unless  such exemptions are extended or made permanent.

     Ordinary dividends;  effectively connected income.  Ordinary dividends paid by the Fund to non-U.S.  investors on the income earned on Fund  investments  in
(i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers  continue to be subject to U.S.  withholding  tax. If you hold your Fund shares in connection  with a U.S. trade or business,  your income and gains will be considered effectively connected income and taxed in the U.S. on a net basis, in which case you may be required to file a nonresident U.S. income tax return.

     Investment in U.S. real property.  The Fund may invest in equity securities of  corporations  that  invest in U.S.  real  property,  including  Real  Estate
Investment Trusts (REITs).  The sale of a U.S. real property interest (USRPI) by a REIT in which the Fund  invests may trigger  special tax  consequences  to the
Fund's non-U.S. shareholders.

     The Foreign  Investment  in Real  Property Tax Act of 1980  (FIRPTA)  makes
non-U.S.  persons  subject to U.S. tax on disposition of a USRPI as if he or she were a U.S. person.  Such gain is sometimes referred to as FIRPTA gain. The Code provides a  look-through  rule for  distributions  of FIRPTA gain by a regulated investment company (RIC), such as the Fund, from a REIT as follows:

     o    The RIC is  classified  as a  qualified  investment  entity.  A RIC is classified  as a  "qualified  investment  entity"  with  respect  to a distribution  to a non-US  person  which is  attributable  directly or indirectly to a distribution from a REIT if, in general, more than 50%
          of the RIC's  assets  consists  of  interests  in REITs and U.S.  real property holding corporations; and

     o    You are a  non-U.S.  shareholder  that owns more than 5% of a class of
          Fund shares at any time during the one-year  period ending on the date of the distribution.

     o    If  these  conditions  are met,  such  Fund  distributions  to you are treated  as  gain  from  the  disposition  of  a  USRPI,  causing  the distributions to be subject to U.S.  withholding tax at a rate of 35%, and requiring that you file a nonresident U.S. income tax return.

     o    In  addition,  even if you do not own more  than 5% of a class of Fund shares,  but the Fund is a  qualified  investment  entity,  such  Fund distributions  to you will be taxable as  ordinary  dividends  (rather than as a capital gain or short-term capital gain dividend) subject to withholding at 30% or lower treaty rate.

     Because  the Fund  expects  to invest  less  than 50% of its  assets at all times,  directly or indirectly in U.S. real property interests,  it expects that neither gain on the sale or  redemption  of Fund shares nor Fund  dividends  and distributions would be subject to FIRPTA reporting and tax withholding.

     U.S tax certification  rules.  Special U.S. tax certification  requirements apply to non-U.S. shareholders both to avoid U.S. back up withholding imposed at a rate of 28% and to obtain the benefits of any treaty between the United States and the shareholder's country of residence.  In general, a non-U.S.  shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that you are not a U.S. person,  to claim that you are the beneficial owner of the income and, if applicable,  to claim a reduced rate of, or exemption from,  withholding as a  resident  of a country  with  which the  United  States  has an income tax treaty. A Form W-8BEN provided  without a U.S.  taxpayer  identification  number will  remain in effect for a period  beginning  on the date signed and ending on the last day of the third  succeeding  calendar year unless an earlier change of circumstances makes the information on the form incorrect.

     U.S.  estate tax. An  individual  who, at the time of death,  is a Non-U.S.
shareholder will nevertheless be subject to U.S. federal estate tax with respect to shares at the  graduated  rates  applicable to U.S.  citizens and  residents, unless a treaty  exception  applies.  In the  absence  of a  treaty,  there is a
$13,000 statutory estate tax credit.  Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S.  federal  gift  tax.  The tax  consequences  to a  non-U.S.  shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisers  with  respect  to  the  particular  tax  consequences  to  them  of an investment in the Fund, including the applicability of foreign tax.

Effect of Future Legislation; Local Tax Considerations

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date
of  this   Statement  of   Additional   Information.   Future   legislative   or
administrative   changes  or  court  decisions  may  significantly   change  the
conclusions  expressed  herein,  and any such  changes or  decisions  may have a retroactive effect with respect to the transactions  contemplated  herein. Rules of state and local taxation of ordinary  income,  qualified  dividend income and capital  gain  dividends  may  differ  from the  rules for U.S.  federal  income taxation described above. Distributions may also be subject to additional state, local and foreign taxes depending on each  shareholder's  particular  situation.
Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from  those  summarized  above.  Shareholders  are  urged to  consult  their tax advisers  as to the  consequences  of these and other  state and local tax rules affecting investment in the Fund.

     This  discussion of "Taxation of the Fund" is not intended or written to be used  as tax  advice  and  does  not  purport  to  deal  with  all  federal  tax consequences  applicable to all  categories  of investors,  some of which may be subject to special rules. You should consult your own tax advisor regarding your particular circumstances before making an investment in the Fund.

                              PROXY VOTING POLICIES

     The Board of  Directors  of the Fund has  delegated  the  authority to vote proxies  for the  portfolio  securities  held  by the  Fund  to the  Advisor  in accordance with the Proxy Voting Policies and Procedures (the "Voting Policies")
and Proxy Voting Guidelines ("Voting  Guidelines")  adopted by the Advisor.  The
Voting Guidelines have been developed by Institutional  Shareholder Services, an independent third party service provider ("ISS"), except with respect to certain matters for which the Advisor has modified the standard ISS voting guidelines. A concise summary of the Voting Guidelines is provided in an Appendix to this SAI.

     The  Investment  Committee  at the  Advisor is  generally  responsible  for overseeing the Advisor's  proxy voting  process.  The  Investment  Committee has formed a Corporate Governance Committee composed of certain officers,  directors and other personnel of the Advisor and has delegated to its members authority to
(i) oversee the voting of proxies,  (ii) make  determinations  as to how to vote certain specific proxies,  (iii) verify the on-going  compliance with the Voting
Policies,  and (iv) review the Voting  Policies  from time to time and recommend changes to the  Investment  Committee.  The Corporate  Governance  Committee may
designate  one or more of its members to oversee  specific,  ongoing  compliance with respect to the Voting  Policies and may  designate  other  personnel of the
Advisor to vote proxies on behalf of the Fund,  including all authorized traders of the Advisor.

     The Advisor votes (or refrains from voting) proxies in a manner  consistent with the best  interests of the Fund as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the Voting  Guidelines.  Most proxies that  the  Advisor  receives  will  be  voted  in  accordance  with  the  Voting
Guidelines.  Since  most  proxies  are  voted  in  accordance  with  the  Voting
Guidelines,  it normally will not be necessary for the Advisor to make an actual determination  of how to vote a particular  proxy,  thereby largely  eliminating conflicts of interest for the Advisor during the proxy voting process.  However, the Proxy  Policies  do address the  procedures  to be followed if a conflict of interest  arises  between the  interests of the Fund,  and the  interests of the
Advisor or its  affiliates.  If the Corporate  Governance  Committee  member has actual knowledge of a conflict of interest and recommends a vote contrary to the
Voting  Guidelines,  the  Advisor,  prior to  voting,  will fully  disclose  the conflict to the Board of Directors of the Fund,  or an  authorized  committee of the Board,  and vote the proxy in accordance  with the direction of the Board or its authorized committee.

     The  Advisor  will  usually  vote  proxies  in  accordance  with the Voting
Guidelines.  The Voting Guidelines provide a framework for analysis and decision making,  however,  the Voting Guidelines do not address all potential issues. In order to be able to address all the relevant facts and circumstances  related to a proxy  vote,  the  Advisor  reserves  the right to vote  counter to the Voting
Guidelines if, after a review of the matter,  the Advisor believes that the best interests  of the Fund would be served by such a vote.  In such a  circumstance, the analysis  will be documented  in writing and  periodically  presented to the
Corporate Governance Committee.  To the extent that the Voting Guidelines do not cover potential voting issues,  the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Fund.

     The Advisor  votes (or refrains  from voting)  proxies in a manner that the
Advisor  determines  is in the best  interests  of the Fund and  which  seeks to maximize  the value of the Fund's  investments.  In some cases,  the Advisor may determine  that  it is in  the  best  interests  of the  Fund  to  refrain  from exercising proxy voting rights.  The Advisor may determine that voting is not in the best  interest of the Fund and refrain  from voting if the costs,  including the opportunity  costs, of voting would, in the view of the Advisor,  exceed the expected  benefits of voting.  For  securities on loan, the Advisor will balance the revenue-producing  value of loans against the  difficult-to-assess  value of casting votes.  It is the Advisor's  belief that the expected value of casting a vote generally will be less than the securities  lending income,  either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor  recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall  securities on loan if it determines that voting the securities is likely to materially  affect the value of the Fund's  investment  and that it is in the Fund's best interests to do so. In cases where the Advisor does not receive a  solicitation  or enough information  within a sufficient time (as reasonably  determined by the Advisor)
prior to the proxy-voting deadline, the Advisor may be unable to vote.

     With respect to non-U.S.  securities,  it is typically  both  difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not vote proxies of non-U.S. companies if the
Advisor  determines  that the expected  economic costs from voting  outweigh the anticipated  economic  benefit to the Fund associated  with voting.  The Advisor
determines   whether   to   vote   proxies   of   non-U.S.    companies   on   a
portfolio-by-portfolio basis, and generally implements uniform voting procedures for all proxies of  companies  in a country.  The Advisor  periodically  reviews voting logistics,  including costs and other voting difficulties, on a portfolio by portfolio and country by country  basis,  in order to determine if there have been any material changes that would affect the Advisor's decision of whether or not to vote.  In the event the Advisor is made aware of and believes an issue to be voted is likely to materially  affect the economic value of a Fund,  that its vote is reasonably likely to influence the ultimate outcome of the contest,  and the expected  benefits of voting the proxies exceed the costs,  the Advisor will make every reasonable effort to vote such proxies.

     The Advisor and the Fund have retained ISS to provide certain services with respect to proxy voting.  ISS will provide  information on  shareholder  meeting dates  and proxy  materials;  translate  proxy  materials  printed  in a foreign language;  provide  research on proxy  proposals and voting  recommendations  in accordance with the Voting  Guidelines;  effect votes on behalf of the Fund; and
provide reports concerning the proxies voted.  Although the Advisor may consider the  recommendations  of ISS on proxy  issues,  the Advisor  remains  ultimately responsible for all proxy voting decisions.

     Information  regarding how the Fund voted proxies  related to its portfolio securities  during the 12-month  period ended June 30 of each year is available, no later than  August 31 of each year,  without  charge,  (i) upon  request,  by
calling   collect:   (310)  395-8005  or  (ii)  on  the  Advisor's   website  at
http://www.dimensional.com   and   (iii)   on  the   Commission's   website   at
http://www.sec.gov.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

     The  Advisor  and the Board of  Directors  of the Fund (the  "Board")  have adopted a policy (the "Policy") to govern  disclosure of the portfolio  holdings of the Fund  ("Holdings  Information"),  and to prevent  the misuse of  material non-public Holdings Information.  The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings
Information  is in the best interests of the  shareholders  of the Fund, and (2)
appropriately address the potential for material conflicts of interest.

     Disclosure of Holdings  Information as Required by Applicable Law. Holdings
Information  (whether a partial  listing  of  portfolio  holdings  or a complete listing of portfolio  holdings)  shall be disclosed to any person as required by applicable law, rules and regulations.

     Online  Disclosure of Portfolio  Holdings  Information.  The Fund generally
discloses  up  to  twenty-five  of  its  largest  portfolio   holdings  and  the
percentages  that each of these  largest  portfolio  holdings  represent  of the
Fund's total assets  ("largest  holdings"),  as of the most recent  month-end by presenting the  information for the portfolios that invest in the Fund as feeder portfolios.  This  information  is disclosed  online at the  Advisor's  website,
http://www.dimensional.com,  which is accessible by shareholders,  within twenty days  after the end of each  month.  This  online  disclosure  may also  include information  regarding  the  Fund's  industry  allocations.  The Fund  generally
discloses  its  complete  Holdings   Information   (other  than  cash  and  cash
equivalents),   as  of  month-end,  online  at  the  Advisor's  public  website,
http://www.dimensional.com,  which is accessible by  shareholders,  three months following the month-end.

     Disclosure of Holdings  Information  to  Recipients.  Each of the Advisor's
Chairmen,  Director of Institutional  Services, Head of Portfolio Management and
Trading and General Counsel (together,  the "Designated  Persons") may authorize disclosing  non-public  Holdings  Information  more  frequently  or at different periods than as described above solely to those financial  advisors,  registered accountholders,  authorized consultants,  authorized custodians,  or third-party data service  providers (each a "Recipient")  who: (i) specifically  request the more  current  non-public  Holdings  Information,  and  (ii)  execute  a Use and
Nondisclosure Agreement (each a "Nondisclosure  Agreement").  Each Nondisclosure
Agreement  subjects the Recipient to a duty of  confidentiality  with respect to the non-public  Holdings  Information,  and prohibits the Recipient from trading
based  on  the  non-public   Holdings   Information.   Any  non-public  Holdings
Information that is disclosed shall not include any material  information  about the Fund's trading strategies or pending portfolio transactions.  The non-public
Holdings Information provided to a Recipient under a Nondisclosure  Agreement is not subject to a time delay before dissemination.

     As of February 29, 2008, the Advisor and the Fund had ongoing  arrangements with the following Recipients to make available non-public Holdings Information:

        Recipient                           Business Purpose                 Frequency
--------------------------------- -------------------------------------- ------------------
Citibank, N.A.                    Fund Custodian                         Daily
--------------------------------- -------------------------------------- ------------------
PFPC Inc.                         Fund Transfer Agent                    Daily
--------------------------------- -------------------------------------- ------------------
PricewaterhouseCoopers LLP        Independent registered public          Semi-Annually
                                  accounting firm                        (based on a
                                                                         fiscal year)
--------------------------------- -------------------------------------- ------------------
Pricing Service Vendor            Fair value information services        Daily
--------------------------------- -------------------------------------- ------------------
Citibank North American, Inc.     Middle office operational support      Daily
                                  service provider to the Advisor
--------------------------------- -------------------------------------- ------------------
Victorian Fund Management         Monitoring investor exposure and       Upon request
Corporation                       investment strategy
--------------------------------- -------------------------------------- ------------------
Northern Trust Company            Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Bank of New York                  Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Consulting Services Group LLC     Advisor evaluation                     Upon request
--------------------------------- -------------------------------------- ------------------
Evaluation Associates LLC         Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Strategic Investment Solutions    Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Wurts & Associates                Monitoring investor exposure and       Monthly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Segal Advisors, Inc.              Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
CTC Consulting, Inc.              Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Meketa Investment Group, Inc.     Monitoring investor exposure and       Upon request
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Ranchor Investment Advisory       Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Edelman Financial                 Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Curprum AFP                       Monitoring investor exposure and       Quarterly
                                  investment strategy
--------------------------------- -------------------------------------- ------------------
Finance-Doc                       Monitoring investor exposure and       Quarterly
                                  investment strategy

     In addition,  certain employees of the Advisor and its subsidiaries receive
Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business  functions.  Neither the Fund nor the Advisor or any other party receives any compensation in connection with these arrangements.

     The Policy  includes the following  procedures to ensure that disclosure of
Holdings  Information is in the best interests of  shareholders,  and to address any conflicts  between the interests of  shareholders,  on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Fund, the Advisor or DFAS, on the other. In order to protect the interests of shareholders and the
Fund,  and  to  ensure  no  adverse  effect  on  shareholders,  in  the  limited circumstances  where  a  Designated  Person  is  considering  making  non-public
Holdings  Information  available  to a  Recipient,  the  Advisor's  Director  of
Institutional  Services  and the Chief  Compliance  Officer  will  consider  any conflicts of interest.  If the Chief Compliance Officer,  following  appropriate due diligence,  determines that (1) the Fund has a legitimate  business  purpose for  providing  the  non-public  Holdings  Information  to a Recipient,  and (2)
disclosure of non-public  Holdings  Information to the Recipient would be in the best interests of shareholders and will not adversely  affect the  shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

     The Chief  Compliance  Officer  documents  all  disclosures  of  non-public
Holdings  Information   (including  the  legitimate  business  purpose  for  the
disclosure),  and periodically  reports to the Board on such  arrangements.  The
Chief  Compliance  Officer is also  responsible  for ongoing  monitoring  of the distribution and use of non-public Holdings  Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically,  the
Chief Compliance  Officer requests an annual  certification  from each Recipient that the Recipient has complied  with all terms  contained in the  Nondisclosure
Agreement.  Recipients  who fail to provide  the  requested  certifications  are prohibited from receiving non-public Holdings Information.

     The Board  exercises  continuing  oversight of the  disclosure  of Holdings
Information by: (1) overseeing the  implementation and enforcement of the Policy by the Chief  Compliance  Officer of the Advisor and of the Funds and Trust; (2)
considering   reports  and  recommendations  by  the  Chief  Compliance  Officer concerning the implementation of the Policy and any material  compliance matters that may arise in connection  with the Policy;  and (3)  considering  whether to approve  or ratify any  amendments  to the  Policy.  The  Advisor  and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

     Prohibitions   on   Disclosure   of  Portfolio   Holdings  and  Receipt  of
Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dimensional.com,  in writing, by fax,  by e-mail,  orally or by other  means)  except in  accordance  with the
Policy. In addition,  no person is authorized to make disclosure pursuant to the
Policy if such disclosure is otherwise in violation of the antifraud  provisions of the federal securities laws.

     The Policy  prohibits  the Fund,  the Advisor or an affiliate  thereof from receiving any compensation or other consideration of any type for the purpose of obtaining  disclosure of non-public  Holdings  Information  or other  investment positions. "Consideration" includes any agreement to maintain assets in the Fund or in other  investment  companies or accounts  managed by the Advisor or by any affiliated person of the Advisor.

     The Policy and its procedures  are intended to provide  useful  information concerning the Fund to existing and prospective shareholders,  while at the same time preventing the improper use of Holdings Information.  However, there can be no assurance that the furnishing of any Holdings  Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated  investors, or that the Holdings  Information will not in fact be misused in other ways, beyond the control of the Advisor.

                              FINANCIAL STATEMENTS

     PricewaterhouseCoopers  LLP, Two Commerce  Square,  Suite 1700, 2001 Market
Street, Philadelphia, PA 19103-7042, is the Fund's independent registered public accounting firm. PwC audits the Fund's annual financial  statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal  year ended  November  30,  2007,  as set forth in the Fund's  annual report to shareholders,  including the report of PricewaterhouseCoopers LLP, are incorporated by reference into this Part B.

                                    APPENDIX

                                U.S. Proxy Voting

The following is a concise summary of the Voting Guidelines for voting U.S. proxies.

1. AUDITORS
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:

o    An auditor has a financial interest in or association with the company, and is therefore not independent;
o    There is reason to believe  that the  independent  auditor has  rendered an opinion which is neither accurate nor indicative of the company's financial position;
o    Poor  accounting  practices are identified  that rise to a serious level of concern,  such as: fraud;  misapplication of GAAP; and material  weaknesses identified in Section 404 disclosures; or
o    Fees for non-audit services ("other" fees) are excessive.

Vote  CASE-BY-CASE  on  shareholder  proposals  asking for audit firm  rotation, taking into account:

o    The tenure of the audit firm;
o    The length of rotation specified in the proposal;
o    Any significant audit-related issues at the company;
o    The number of audit committee meetings held each year;
o    The number of financial experts serving on the committee; and
o    Whether  the company has a periodic  renewal  process  where the auditor is evaluated for both audit quality and competitive price.

2. BOARD OF DIRECTORS
Voting on Director Nominees in Uncontested Elections
Vote AGAINST or WITHHOLD from individual directors who:

o    Attend less than 75 percent of the board and committee  meetings  without a valid excuse;
o    Sit on more than six public company boards;*
o    Are CEOs of public  companies who sit on the boards of more than two public companies besides their own--withhold only at their outside boards.

Vote AGAINST or WITHHOLD  from all nominees of the board of  directors,  (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

o    The company's proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee  meetings,  but fails to provide the required  disclosure  of the names of the directors  involved.  If this information cannot be obtained,  vote  against/withhold  from all incumbent directors;
o    The company's  poison pill has a dead-hand or modified  dead-hand  feature.
     Vote against/withhold every year until this feature is removed;
o    The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to  shareholder  vote within 12 months of adoption
     (or in the case of an newly public company, does not commit to put the pill to a shareholder  vote within 12 months following the IPO), or reneges on a commitment  to put  the  pill  to a  vote,  and  has  not  yet  received  a withhold/against recommendation for this issue;
________________

*    Dimensional will screen votes otherwise subject to this policy based on the qualifications and circumstances of the directors involved.

o    The board failed to act on a shareholder proposal that received approval by a majority  of the  shares  outstanding  the  previous  year (a  management proposal with other than a FOR  recommendation  by  management  will not be considered as sufficient action taken);
o    The board failed to act on a shareholder proposal that received approval of the  majority  of shares cast for the  previous  two  consecutive  years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);
o    The board  failed to act on  takeover  offers  where  the  majority  of the shareholders tendered their shares;
o    At the previous board election,  any director received more than 50 percent withhold/against  votes of the shares  cast and the  company  has failed to address the underlying issue(s) that caused the high withhold/against vote;
o    The company is a Russell  3000  company  that  underperformed  its industry group (GICS group) under ISS' "Performance Test for Directors" policy;
o    The  board is  classified,  and a  continuing  director  responsible  for a problematic  governance  issue  at the  board/committee  level  that  would warrant a withhold/against  vote recommendation is not up for election--any or all appropriate nominees (except new) may be held accountable.

Vote AGAINST or WITHHOLD from inside directors and affiliated  outside directors when:

o    The inside or affiliated  outside  director  serves on any of the three key committees: audit, compensation, or nominating;
o    The company lacks an audit,  compensation,  or nominating committee so that the full board functions as that committee;
o    The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
o    The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

o    The non-audit fees paid to the auditor are excessive (see discussion  under
     "Auditor Ratification");
o    Poor accounting  practices are identified  which rise to a level of serious concern,  such as: fraud;  misapplication of GAAP; and material  weaknesses identified in Section 404 disclosures; or
o    There is  persuasive  evidence  that the audit  committee  entered  into an inappropriate  indemnification  agreement  with its auditor that limits the ability of the company,  or its  shareholders,  to pursue  legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

o    There is a  negative  correlation  between  the chief  executive's  pay and company performance;
o    The  company  reprices   underwater   options  for  stock,  cash  or  other
     consideration without prior shareholder approval,  even if allowed in their equity plan;
o    The  company  fails to submit  one-time  transfers  of stock  options  to a shareholder vote;
o    The company  fails to fulfill the terms of a burn-rate  commitment  made to shareholders;
o    The company has backdated options (see "Options Backdating" policy);
o    The  company  has poor  compensation  practices  (see "Poor Pay  Practices"
     policy).  Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors,  individually or the entire board,  for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board
Vote  AGAINST  proposals  to classify  the board.  Vote FOR  proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting
Generally vote AGAINST proposals to eliminate cumulative voting.  Generally vote
FOR proposals to restore or provide for cumulative
voting unless:

o    The company has proxy access or a similar  structure to allow  shareholders to nominate directors to the company's ballot; and
o    The company  has adopted a majority  vote  standard,  with a carve-out  for plurality  voting in  situations  where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).

Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder  proposals requiring that the chairman's position be filled by an independent  director,  unless there are  compelling  reasons to recommend against the proposal, such as a counterbalancing governance structure.

This should include all the following:

o    Designated lead director, elected by and from the independent board members
     with  clearly   delineated  and   comprehensive   duties.   (The  role  may
     alternatively reside with a presiding director,  vice chairman, or rotating lead  director;  however the  director  must serve a minimum of one year in order to qualify as a lead  director.) The duties should  include,  but are not limited to, the following:
     -    presides  at all  meetings  of the board at which the  chairman is not present, including executive sessions of the independent directors;
     -    serves as liaison between the chairman and the independent directors;
     -    approves information sent to the board;
     -    approves meeting agendas for the board;
     -    approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
     -    has the authority to call meetings of the independent directors;
     -    if requested by major  shareholders,  ensures that he is available for consultation and direct communication;
o    The  company  publicly   discloses  a  comparison  of  the  duties  of  its
     independent lead director and its chairman;
o    The company publicly  discloses a sufficient  explanation of why it chooses not to give the position of chairman to the independent lead director,  and instead combine the chairman and CEO positions;
o    Two-thirds independent board;
o    All independent key committees;
o    Established governance guidelines;
o    The company should not have  underperformed both its peers and index on the basis of both one-year and three-year total  shareholder  returns*,  unless there has been a change in the Chairman/CEO  position within that time; and
o    The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided,  evaluate on a
CASE-BY-CASE basis.

_____________________________

*    The industry  peer group used for this  evaluation is the average of the 12 companies in the same  six-digit  GICS group that are closest in revenue to the company.  To fail, the company must underperform its index and industry group on all four  measures  (one- and  three-year  on  industry  peers and index).

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding  resolutions  requesting that the board change the company's  bylaws to stipulate that directors need to be elected with an  affirmative  majority of votes cast,  provided it does not conflict with the state law where the company is incorporated.  Binding  resolutions need to allow for a carve-out for a plurality  vote standard when there are more nominees than board seats.  Companies are strongly  encouraged  to also adopt a  post-election policy  (also  known  as  a  director  resignation  policy)  that  will  provide guidelines so that the company will promptly address the situation of a holdover director.

Open Access
Vote  shareholder  proposals  asking for open or proxy access on a  CASE-BY-CASE basis, taking into account:

o    The ownership threshold proposed in the resolution;
o    The proponent's rationale for the proposal at the targeted company in terms of board and director conduct.

3. PROXY CONTESTS
Voting for Director Nominees in Contested Elections
Vote  CASE-BY-CASE  on  the  election  of  directors  in  contested   elections,
considering the following factors:

o    Long-term  financial  performance  of the target  company  relative  to its industry;
o    Management's track record;
o    Background to the proxy contest;
o    Qualifications of director nominees (both slates);
o    Strategic  plan  of  dissident  slate  and  quality  of  critique   against
     management;
o    Likelihood  that the proposed  goals and  objectives  can be achieved (both slates);
o    Stock ownership positions.

Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy  solicitation  expenses.  When voting  in  conjunction  with  support  of  a  dissident  slate,  vote  FOR  the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally  vote FOR  shareholder  proposals  calling  for the  reimbursement  of reasonable  costs incurred in connection  with nominating one or more candidates in a contested election where the following apply:

o    The  election  of fewer than 50 percent of the  directors  to be elected is contested in the election;
o    One or more of the dissident's candidates is elected;
o    Shareholders are not permitted to cumulate their votes for directors; and
o    The election occurred,  and the expenses were incurred,  after the adoption of this bylaw.

4. TAKEOVER DEFENSES
Poison Pills
Vote FOR  shareholder  proposals  requesting  that the company submit its poison pill  to a  shareholder  vote  or  redeem  it  UNLESS  the  company  has:  (1) A shareholder  approved  poison  pill in place;  or (2) The  company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

o    Shareholders have approved the adoption of the plan; or
o    The board,  in its exercise of its fiduciary  responsibilities,  determines that it is in the best interest of shareholders  under the circumstances to adopt a pill without the delay that would  result from seeking  stockholder approval (i.e., the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire.  If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR  shareholder  proposals  calling  for poison  pills to be put to a vote within a year after  adoption.  If the company has no  non-shareholder  approved poison  pill in place and has  adopted  a policy  with the  provisions  outlined above, vote AGAINST the proposal.  If these conditions are not met, vote FOR the proposal,  but with the caveat that a vote within 12 months would be  considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification,  focusing on the features of the shareholder  rights plan. Rights plans should contain the following attributes:

o    No lower than a 20 percent trigger, flip-in or flip-over;
o    A term of no more than three years;
o    No  dead-hand,  slow-hand,  no-hand,  or similar  feature  that  limits the ability of a future board to redeem the pill;
o    Shareholder  redemption  feature  (qualifying  offer clause);  if the board refuses to redeem the pill 90 days after a qualifying  offer is  announced,
     10  percent of the  shares  may call a special  meeting,  or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Call Special Meetings
Vote  AGAINST  proposals  to restrict or  prohibit  shareholder  ability to call special  meetings.  Vote FOR proposals that remove  restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements
Vote AGAINST  proposals to require a  supermajority  shareholder  vote. Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS
For mergers and  acquisitions,  review and evaluate the merits and  drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

o    Valuation - Is the value to be received by the target shareholders (or paid by the  acquirer)  reasonable?  While the  fairness  opinion may provide an initial starting point for assessing valuation reasonableness,  emphasis is placed on the offer premium, market reaction and strategic rationale.
o    Market  reaction - How has the market  responded  to the  proposed  deal? A negative market reaction should cause closer scrutiny of a deal.
o    Strategic rationale - Does the deal make sense strategically? From where is the  value  derived?  Cost  and  revenue  synergies  should  not be  overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable  track  record of  successful  integration  of  historical acquisitions.
o    Negotiations and process - Were the terms of the transaction  negotiated at arm's-length?  Was the process fair and equitable?  A fair process helps to ensure the best price for shareholders.  Significant negotiation "wins" can also  signify the deal makers'  competency.  The  comprehensiveness  of the sales process (e.g.,  full auction,  partial auction,  no auction) can also affect shareholder value.
o    Conflicts  of  interest  - Are  insiders  benefiting  from the  transaction
     disproportionately   and   inappropriately   as  compared  to   non-insider
     shareholders?  As the result of  potential  conflicts,  the  directors  and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests.  Consider whether these interests may have  influenced  these  directors and officers to support or recommend the merger. The aggregate CIC figure may be a misleading  indicator of the true value transfer from shareholders to insiders.  Where such figure appears to be excessive,  analyze the underlying  assumptions  to determine  whether a potential conflict exists.
o    Governance  - Will the combined  company have a better or worse  governance profile than the current  governance  profiles of the respective parties to the transaction?  If the governance profile is to change for the worse, the burden is on the  company to prove that other  issues  (such as  valuation)
     outweigh any deterioration in governance.

6. STATE OF INCORPORATION
Reincorporation Proposals
Vote  CASE-BY-CASE  on proposals to change a company's  state of  incorporation, taking into  consideration  both  financial and corporate  governance  concerns, including:

o    The reasons for reincorporating;
o    A comparison of the governance provisions;
o    Comparative economic benefits; and
o    A comparison of the jurisdictional laws.

7. CAPITAL STRUCTURE
Common Stock Authorization
Vote  CASE-BY-CASE on proposals to increase the number of shares of common stock authorized  for issuance  using a model  developed by ISS. Vote FOR proposals to approve  increases beyond the allowable  increase when a company's shares are in danger of being  delisted or if a company's  ability to continue to operate as a going concern is uncertain.

In  addition,  for  capital  requests  less than or equal to 300  percent of the current  authorized  shares that  marginally  fail the calculated  allowable cap
(i.e.,  exceed the allowable cap by no more than 5 percent),  on a  CASE-BY-CASE basis, vote FOR the increase based on the company's  performance and whether the company's ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

o    Rationale;
o    Good  performance  with  respect  to peers and index on a  five-year  total shareholder return basis;
o    Absence of non-shareholder approved poison pill;
o    Reasonable equity compensation burn rate;
o    No non-shareholder approved pay plans; and
o    Absence of egregious equity compensation practices.

Dual-Class Stock
Vote  AGAINST  proposals  to create a new class of common  stock  with  superior voting  rights.  Vote AGAINST  proposals at companies  with  dual-class  capital structures  to increase  the number of  authorized  shares of the class of stock that has superior voting rights.
Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

o    It is  intended  for  financing  purposes  with  minimal or no  dilution to current shareholders;
o    It  is  not  designed  to  preserve  the  voting  power  of an  insider  or significant shareholder.

Issue Stock for Use with Rights Plan
Vote AGAINST  proposals that increase  authorized  common stock for the explicit purpose of  implementing  a  non-shareholder  approved  shareholder  rights plan
(poison pill).

Preferred Stock
Vote  AGAINST  proposals  authorizing  the  creation of new classes of preferred stock with unspecified  voting,  conversion,  dividend  distribution,  and other rights ("blank check" preferred  stock),  and AGAINST  proposals to increase the number of blank check  preferred  stock  authorized  for issuance when no shares have been issued or  reserved  for a specific  purpose.  Vote FOR  proposals  to create  "declawed"  blank check  preferred stock (stock that cannot be used as a takeover defense), and FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.  Vote CASE-BY-CASE on  proposals  to increase  the number of blank  check  preferred  shares  after analyzing the number of preferred  shares  available for issue given a company's industry and performance in terms of shareholder returns.

8. EXECUTIVE AND DIRECTOR COMPENSATION
Equity Compensation Plans
Vote  CASE-BY-CASE on equity-based  compensation  plans. Vote AGAINST the equity plan if any of the following factors apply:

o    The total cost of the company's equity plans is unreasonable;
o    The plan  expressly  permits the repricing of stock  options  without prior shareholder approval;
o    There is a disconnect between CEO pay and the company's performance;
o    The  company's  three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or
o    The plan is a vehicle for poor pay practices.

Poor Pay Practices
Vote  AGAINST or WITHHOLD  from  compensation  committee  members,  the CEO, and potentially  the entire board, if the company has poor  compensation  practices.
Vote  AGAINST  equity  plans if the  plan is a  vehicle  for  poor  compensation practices.
The following practices, while not exhaustive, are examples of poor compensation practices:

o    Egregious  employment  contracts  (e.g.,  multi-year  guarantees for salary increases, bonuses, and equity compensation);
o    Excessive  perks (overly  generous cost and/or  reimbursement  of taxes for personal use of corporate  aircraft,  personal security systems maintenance and/or installation,  car allowances,  and/or other excessive  arrangements relative to base salary);
o    Abnormally large bonus payouts without  justifiable  performance linkage or proper disclosure (e.g., performance metrics that are changed, canceled, or replaced during the performance period without adequate  explanation of the action and the link to performance);
o    Egregious  pension/SERP  (supplemental  executive  retirement plan) payouts
     (inclusion  of  additional  years of  service  not  worked  that  result in significant payouts, or inclusion of performance-based equity awards in the pension calculation;
o    New CEO with overly generous new hire package (e.g., excessive "make whole"
     provisions);
o    Excessive  severance  and/or  change-in-control  provisions:  Inclusion  of excessive change-in-control or severance payments,  especially those with a multiple in excess of 3X cash pay;
     -    Severance  paid for a  "performance  termination,"  (i.e.,  due to the executive's  failure  to  perform  job  functions  at the  appropriate level);
     -    Change-in-control   payouts   without  loss  of  job  or   substantial
          diminution of job duties (single-triggered);
     -    Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;
o    Poor disclosure practices,  (unclear explanation of how the CEO is involved
     in  the  pay  setting  process,   retrospective   performance  targets  and
     methodology not discussed, or methodology for benchmarking practices and/or peer group not disclosed and explained);
o    Internal pay disparity (e.g.,  excessive differential between CEO total pay and that of next highest-paid named executive officer);
o    Other excessive compensation payouts or poor pay practices at the company.

Director Compensation
Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.
On occasion,  director  stock plans that set aside a relatively  small number of shares when combined with employee or executive  stock  compensation  plans will exceed the allowable cap. Vote for the plan if ALL of the following  qualitative factors  in the  board's  compensation  are  met  and  disclosed  in  the  proxy statement:

o    Director  stock  ownership  guidelines  with a minimum  of three  times the annual cash retainer.
o    Vesting schedule or mandatory holding/deferral period:
     -    A minimum  vesting  of three  years for stock  options  or  restricted stock; or
     -    Deferred stock payable at the end of a three-year deferral period.
o    Mix between cash and equity:
     -    A balanced  mix of cash and  equity,  for  example 40 percent  cash/60 percent equity or 50 percent cash/50 percent equity; or
     -    If the mix is heavier on the equity component, the vesting schedule or deferral  period  should be more  stringent,  with the  lesser of five years or the term of directorship.
o    No retirement/benefits  and perquisites provided to non-employee directors;
     and
o    Detailed disclosure  provided on cash and equity compensation  delivered to each non-employee  director for the most recent fiscal year in a table. The column  headers  for the  table may  include  the  following:  name of each non-employee  director,  annual  retainer,  board meeting  fees,  committee retainer, committee-meeting fees, and equity grants.

Employee Stock Purchase Plans--Qualified Plans
Vote CASE-BY-CASE on qualified  employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

o    Purchase price is at least 85 percent of fair market value;
o    Offering period is 27 months or less; and
o    The  number of shares  allocated  to the plan is 10  percent or less of the outstanding shares.

Vote AGAINST qualified  employee stock purchase plans where any of the following apply:

o    Purchase price is less than 85 percent of fair market value; or
o    Offering period is greater than 27 months; or
o    The number of shares  allocated  to the plan is more than 10 percent of the outstanding shares.

Employee Stock Purchase Plans--Non-Qualified Plans
Vote  CASE-by-CASE  on  nonqualified  employee  stock purchase  plans.  Vote FOR nonqualified employee stock purchase plans with all the following features:

o    Broad-based  participation  (i.e.,  all  employees  of the company with the exclusion of individuals with 5 percent or more of beneficial  ownership of the company);
o    Limits on  employee  contribution,  which may be a fixed  dollar  amount or expressed as a percent of base salary;
o    Company matching contribution up to 25 percent of employee's  contribution, which is effectively a discount of 20 percent from market value;
o    No discount  on the stock  price on the date of  purchase  since there is a company matching contribution.

Vote AGAINST  nonqualified  employee  stock  purchase plans when any of the plan features do not meet the above criteria.  If the company  matching  contribution exceeds 25 percent of  employee's  contribution,  evaluate  the cost of the plan against its allowable cap.

Options Backdating
In cases where a company  has  practiced  options  backdating,  vote  AGAINST or
WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the  board.  Vote  AGAINST  or  WITHHOLD  from  the  compensation committee members who oversaw the questionable options practices or from current compensation  committee  members  who fail to respond to the issue  proactively, depending on several factors, including, but not limited to:

o    Reason  and  motive  for the  options  backdating  issue  (inadvertent  vs.
     deliberate grant date changes);
o    Length of time of options backdating;
o    Size of restatement due to options backdating;
o    Corrective  actions taken by the board or compensation  committee,  such as canceling or repricing  backdated options, or recoupment of option gains on backdated grants;
o    Adoption of a grant  policy that  prohibits  backdating,  and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options
Vote CASE-by-CASE on management  proposals seeking approval to  exchange/reprice options, considering:

o    Historic trading  patterns--the  stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;
o    Rationale  for  the   re-pricing--was   the  stock  price  decline   beyond
     management's control?
o    Is this a value-for-value exchange?
o    Are surrendered stock options added back to the plan reserve?
o    Option  vesting--does  the  new  option  vest  immediately  or is  there  a black-out period?
o    Term of the option--the term should remain the same as that of the replaced option;
o    Exercise price--should be set at fair market or a premium to market;
o    Participants--executive officers and directors should be excluded.

If the surrendered  options are added back to the equity plans for  re-issuance, then also take into consideration the company's three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal.  The proposal should clearly articulate why the board is  choosing  to conduct an  exchange  program at this point in time.  Repricing underwater  options after a recent precipitous drop in the company's stock price demonstrates  poor  timing.  Repricing  after a recent  decline  in stock  price triggers additional scrutiny and a potential AGAINST vote on the proposal.  At a minimum,  the  decline  should not have  happened  within  the past year.  Also, consider the terms of the surrendered options,  such as the grant date, exercise price and vesting  schedule.  Grant dates of  surrendered  options should be far enough back (two to three years) so as not to suggest that  repricings are being done to take advantage of short-term  downward price movements.  Similarly,  the exercise price of  surrendered  options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash
Vote  CASE-by-CASE on plans that provide  participants with the option of taking all or a portion of their cash  compensation in the form of stock,  and on plans that do not provide a dollar-for-dollar  cash for stock exchange. In cases where the exchange is not dollar-for-dollar,  the request for new or additional shares for such equity  program will be considered  using the binomial  option  pricing model.  In an effort to capture the total cost of total  compensation,  ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR
non-employee   director-only  equity  plans  that  provide  a  dollar-for-dollar cash-for-stock exchange.

Transfer Programs of Stock Options
Vote AGAINST or WITHHOLD  from  compensation  committee  members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:
o    Executive   officers  and   non-employee   directors   are  excluded   from
     participating;
o    Stock  options are purchased by  third-party  financial  institutions  at a
     discount  to  their  fair  value  using  option   pricing  models  such  as
     Black-Scholes or a Binomial Option Valuation or other appropriate financial models;
o    There is a  two-year  minimum  holding  period for sale  proceeds  (cash or stock) for all participants.

Additionally,  management  should provide a clear explanation of why options are being  transferred  and  whether  the events  leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price  volatility  should  indicate  if  the  options  are  likely  to  be  back
"in-the-money" over the near term.

Vote AGAINST equity plan  proposals if the details of ongoing  Transfer of Stock
Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to  shareholders.  The specific  criteria to be  considered in evaluating these proposals include, but not limited, to the following:

o    Eligibility;
o    Vesting;
o    Bid-price;
o    Term of options;
o    Transfer  value to  third-party  financial  institution,  employees and the company.

Amendments to existing plans that allow for introduction of  transferability  of stock options should make clear that only options granted  post-amendment  shall be transferable.

Shareholder Proposals on Compensation
Advisory Vote on Executive Compensation (Say-on-Pay)
Generally,  vote FOR shareholder proposals that call for non-binding shareholder ratification  of the  compensation  of the  named  executive  officers  and  the accompanying narrative disclosure of material factors provided to understand the
Summary Compensation Table.

Compensation Consultants--Disclosure of Board or Company's Utilization
Generally  vote FOR  shareholder  proposals  seeking  disclosure  regarding  the company,  board,  or compensation  committee's use of compensation  consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors
Generally,  vote FOR  shareholder  proposals  seeking  additional  disclosure of executive and director pay  information,  provided the information  requested is relevant to  shareholders'  needs,  would not put the  company at a  competitive disadvantage  relative  to its  industry,  and is not unduly  burdensome  to the company.
Vote  AGAINST   shareholder   proposals   seeking  to  set  absolute  levels  on
compensation  or  otherwise  dictate  the amount or form of  compensation.  Vote
AGAINST  shareholder  proposals  requiring  director fees be paid in stock only.
Vote CASE-BY-CASE on all other  shareholder  proposals  regarding  executive and director pay, taking into account company  performance,  pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance
Generally vote FOR shareholder  proposals based on a case-by-case  analysis that requests  the board  establish a  pay-for-superior  performance  standard in the company's compensation plan for senior executives.  The proposal should have the following principles:

o    Sets compensation targets for the plan's annual and long-term incentive pay components at or below the peer group median;
o    Delivers a majority of the plan's  target  long-term  compensation  through performance-vested, not simply time-vested, equity awards;
o    Provides the strategic  rationale and relative  weightings of the financial and  non-financial  performance  metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;
o    Establishes  performance targets for each plan financial metric relative to the performance of the company's peer companies;
o    Limits payment under the annual and performance-vested  long-term incentive components  of the plan to when the company's  performance  on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

o    What  aspects  of the  company's  annual  and  long-term  equity  incentive programs are performance-driven?
o    If the annual and  long-term  equity  incentive  programs  are  performance driven,  are  the  performance  criteria  and  hurdle  rates  disclosed  to shareholders or are they benchmarked against a disclosed peer group?
o    Can shareholders  assess the correlation  between pay and performance based on the current disclosure?
o    What type of industry and stage of business  cycle does the company  belong to?

Performance-Based Awards
Vote CASE-BY-CASE on shareholder  proposal  requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based  and requesting that the board adopt and disclose  challenging performance metrics to shareholders, based on the following analytical steps:

o    First,   vote   FOR   shareholder   proposals   advocating   the   use   of
     performance-based  equity awards, such as performance contingent options or restricted  stock,  indexed options or premium-priced  options,  unless the proposal is overly  restrictive or if the company has demonstrated  that it is using a "substantial"  portion of  performance-based  awards for its top executives.  Standard stock options and  performance-accelerated  awards do not  meet  the  criteria  to be  considered  as  performance-based  awards.
     Further,  premium-priced  options  should  have a  premium  of at  least 25 percent and higher to be considered performance-based awards.
o    Second, assess the rigor of the company's performance-based equity program.
     If the bar set for the  performance-based  program  is too low based on the company's  historical  or peer  group  comparison,  generally  vote FOR the proposal.  Furthermore,  if target  performance  results in an above target payout, vote FOR the shareholder  proposal due to program's poor design. If
     the   company   does  not   disclose   the   performance   metric   of  the
     performance-based   equity  program,  vote  FOR  the  shareholder  proposal
     regardless of the outcome of the first step to the test.

In general,  vote FOR the shareholder proposal if the company does not meet both of these two requirements.

Pre-Arranged Trading Plans (10b5-1 Plans)
Generally  vote  FOR  shareholder   proposals  calling  for  certain  principles
regarding the use of prearranged  trading plans (10b5-1  plans) for  executives.
These principles include:

o    Adoption,  amendment,  or  termination  of a 10b5-1 plan must be  disclosed within two business days in a Form 8-K;
o    Amendment  or early  termination  of a 10b5-1  plan is  allowed  only under extraordinary circumstances, as determined by the board;
o    Ninety days must elapse between  adoption or amendment of a 10b5-1 plan and initial trading under the plan;
o    Reports on Form 4 must  identify  transactions  made  pursuant  to a 10b5-1 plan;
o    An executive may not trade in company stock outside the 10b5-1 Plan.
o    Trades  under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses
Vote on a  CASE-BY-CASE  on proposals to recoup  unearned  incentive  bonuses or other  incentive  payments made to senior  executives if it is later  determined that fraud, misconduct, or negligence significantly contributed to a restatement
of  financial   results   that  led  to  the  awarding  of  unearned   incentive
compensation, taking into consideration:

o    If the company has adopted a formal recoupment bonus policy; or
o    If the  company  has  chronic  restatement  history or  material  financial problems.

Severance Agreements for Executives/Golden Parachutes
Vote FOR  shareholder  proposals  requiring that golden  parachutes or executive severance  agreements  be submitted  for  shareholder  ratification,  unless the proposal  requires  shareholder  approval  prior  to  entering  into  employment contracts.  Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes.  An acceptable  parachute should include, but is not limited to, the following:

o    The triggering mechanism should be beyond the control of management;
o    The amount  should not exceed  three  times  base  amount  (defined  as the average annual taxable W-2 compensation  during the five years prior to the change of control);
o    Change-in-control  payments should be  double-triggered,  i.e., (1) after a change in control has taken place,  and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Supplemental Executive Retirement Plans (SERPs)
Generally  vote  FOR  shareholder  proposals  requesting  to  put  extraordinary benefits contained in SERP agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.  Generally vote FOR shareholder  proposals requesting to limit  the  executive  benefits  provided  under the  company's  supplemental executive  retirement plan (SERP) by limiting  covered  compensation to a senior executive's  annual  salary and excluding of all incentive or bonus pay from the plan's definition of covered compensation used to establish such benefits.

9. CORPORATE SOCIAL RESPONSIBILITY (CSR) ISSUES
Consumer Lending
Vote CASE-BY CASE on requests for reports on the  company's  lending  guidelines and procedures,  including the establishment of a board committee for oversight, taking into account:

o    Whether the company has adequately  disclosed mechanisms to prevent abusive lending practices;
o    Whether the company has  adequately  disclosed the  financial  risks of the lending products in question;
o    Whether the  company  has been  subject to  violations  of lending  laws or serious lending controversies;
o    Peer companies' policies to prevent abusive lending practices.

Pharmaceutical Pricing
Generally vote AGAINST proposals  requesting that companies  implement  specific price restraints on  pharmaceutical  products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote  CASE-BY-CASE  on  proposals  requesting  that the company  evaluate  their product pricing considering:

o    The existing level of disclosure on pricing policies;
o    Deviation from established industry pricing norms;
o    The  company's  existing  initiatives  to  provide  its  products  to needy consumers;
o    Whether the proposal focuses on specific products or geographic regions.

Product Safety and Toxic Materials
Generally  vote FOR proposals  requesting the company to report on its policies, initiatives/procedures,  and  oversight  mechanisms  related to toxic  materials and/or product safety in its supply chain, unless:

o    The company already discloses similar  information through existing reports or  policies  such as a supplier  code of conduct  and/or a  sustainability report;
o    The  company  has  formally  committed  to the  implementation  of a  toxic materials  and/or product safety and supply chain  reporting and monitoring program  based on industry  norms or similar  standards  within a specified time frame; and
o    The  company  has  not  been  recently  involved  in  relevant  significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic  chemicals  and/or evaluate and disclose the financial  and legal risks  associated  with  utilizing  certain  chemicals, considering:

o    Current regulations in the markets in which the company operates;
o    Recent significant  controversy,  litigation,  or fines stemming from toxic chemicals or ingredients at the company; and
o    The current level of disclosure on this topic.

Climate Change
In general, vote FOR resolutions  requesting that a company disclose information on the impact of climate change on the company's
operations unless:

o    The company already provides current, publicly available information on the perceived  impact  that  climate  change may have on the company as well as
     associated   policies   and   procedures   to  address  such  risks  and/or
     opportunities;
o    The  company's  level  of  disclosure  is  comparable  to  or  better  than information provided by industry peers; and
o    There are no significant fines,  penalties,  or litigation  associated with the company's environmental performance.

Greenhouse Gas Emissions
Generally  vote FOR proposals  requesting a report on  greenhouse  gas emissions from company  operations  and/or  products  unless this  information  is already publicly  disclosed or such factors are not  integral to the  company's  line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent,  significant fines, or litigation resulting from greenhouse gas emissions.

Political Contributions and Trade Associations Spending
Generally  vote  AGAINST  proposals  asking  the  company  to  affirm  political nonpartisanship in the workplace so long as:

o    The  company  is in  compliance  with laws  governing  corporate  political activities; and
o    The company has  procedures in place to ensure that employee  contributions to  company-sponsored  political  action  committees  (PACs)  are  strictly voluntary and not coercive.

Vote AGAINST  proposals to publish in newspapers  and public media the company's political  contributions as such publications could present  significant cost to
the  company  without  providing   commensurate  value  to  shareholders.   Vote
CASE-BY-CASE  on proposals to improve the  disclosure  of a company's  political contributions and trade association spending, considering:

o    Recent  significant  controversy  or  litigation  related to the  company's political contributions or governmental affairs; and
o    The public availability of a company policy on political  contributions and
     trade  association   spending   including   information  on  the  types  of
     organizations  supported,  the  business  rationale  for  supporting  these organizations,  and the oversight and compliance procedures related to such expenditures.

Vote AGAINST proposals barring the company from making political  contributions.
Businesses are affected by legislation  at the federal,  state,  and local level and barring  contributions  can put the company at a  competitive  disadvantage.
Vote  AGAINST  proposals  asking  for a list of company  executives,  directors, consultants,  legal counsels,  lobbyists,  or investment bankers that have prior government service and whether such service had a bearing on the business of the company.  Such a list would be  burdensome  to  prepare  without  providing  any meaningful information to shareholders.

Sustainability Reporting
Generally  vote FOR proposals  requesting  the company to report on policies and initiatives  related  to social,  economic,  and  environmental  sustainability, unless:

o    The company already discloses similar  information through existing reports or policies such as an  environment,  health,  and safety (EHS)  report;  a comprehensive code of corporate conduct; and/or a diversity report; or
o    The company has  formally  committed to the  implementation  of a reporting program based on Global Reporting  Initiative (GRI) guidelines or a similar standard within a specified time frame.

                              Non-U.S. Proxy Voting

The following is a concise summary of the Voting  Guidelines for voting non-U.S.
proxies.

1. OPERATIONAL ITEMS
Financial Results/Director and Auditor Reports
Vote FOR approval of  financial  statements  and  director and auditor  reports, unless:

o    There are concerns about the accounts  presented or audit  procedures used;
     or
o    The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees
Vote FOR the reelection of auditors and proposals  authorizing  the board to fix auditor fees, unless:

o    There are  serious  concerns  about  the  accounts  presented  or the audit procedures used;
o    The auditors are being changed without explanation; or
o    Non-audit-related  fees are  substantial  or are  routinely  in  excess  of standard annual audit-related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive  capacity or can otherwise be considered  affiliated with the company.

Appointment of Internal Statutory Auditors
Vote FOR the appointment or reelection of statutory auditors, unless:

o    There are serious  concerns  about the statutory  reports  presented or the audit procedures used;
o    Questions exist  concerning any of the statutory  auditors being appointed;
     or
o    The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income
Vote FOR approval of the allocation of income, unless:

o    The dividend  payout ratio has been  consistently  below 30 percent without adequate explanation; or
o    The payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.
Vote AGAINST  proposals  that do not allow for a cash option  unless  management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term
Vote FOR  resolutions  to change a  company's  fiscal  term  unless a  company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below
5 percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements
Vote  proposals  to amend  quorum  requirements  for  shareholder  meetings on a
CASE-BY-CASE basis.

Transact Other Business
Vote AGAINST other business when it appears as a voting item.

2. BOARD OF DIRECTORS
Director Elections
Vote FOR management nominees in the election of directors, unless:

o    Adequate disclosure has not been provided in a timely manner;
o    There are clear concerns over questionable finances or restatements;
o    There have been questionable transactions with conflicts of interest;
o    There are any records of abuses against minority shareholder interests; or
o    The board fails to meet minimum corporate governance standards.

Vote FOR  individual  nominees  unless  there are  specific  concerns  about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.
Vote AGAINST  shareholder  nominees  unless they  demonstrate a clear ability to contribute positively to board deliberations.
Vote AGAINST  individual  directors if repeated  absences at board meetings have not been explained (in countries where this information is disclosed).
Vote FOR employee and/or labor  representatives  if they sit on either the audit or  compensation  committee  and are required by law to be on those  committees.
Vote AGAINST  employee  and/or labor  representatives  if they sit on either the audit  or  compensation  committee,  if they  are not  required  to be on  those committees.

ISS Classification of Directors - International Policy 2008

--------------------------------------------------------------------------------
Executive Director
o    Employee or executive of the company;
o    Any director who is classified  as a  non-executive,  but receives  salary, fees,  bonus,  and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)
o    Any director who is attested by the board to be a non-independent NED;
o    Any director  specifically  designated as a representative of a significant shareholder of the company;
o    Any  director  who is  also  an  employee  or  executive  of a  significant shareholder of the company;
o    Beneficial  owner  (direct or  indirect)  of at least 10% of the  company's stock, either in economic terms or in voting rights (this may be aggregated if voting  power is  distributed  among  more than one  member of a defined
     group,   e.g.,   family  members  who   beneficially   own  less  than  10%
     individually,  but  collectively  own more than 10%),  unless  market  best practice  dictates a lower ownership  and/or  disclosure  threshold (and in other special market-specific circumstances);
o    Government representative;
o    Currently provides (or a relative[1] provides) professional  services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;
o    Represents customer, supplier, creditor, banker, or other entity with which company  maintains  transactional/commercial  relationship  (unless company discloses information to apply a materiality test[3]);
o    Any director who has  conflicting  or  cross-directorships  with  executive directors or the chairman of the company;
o    Relative[1] of a current employee of the company or its affiliates;
o    Relative[1] of a former executive of the company or its affiliates;
o    A new appointee  elected other than by a formal process through the General
     Meeting (such as a contractual appointment by a substantial shareholder);
o    Founder/co-founder/member of founding family but not currently an employee;
o    Former executive (5 year cooling off period);
o    Years of  service  is  generally  not a  determining  factor  unless  it is recommended best practice in a market and/or in extreme  circumstances,  in which case it may be considered.[4]

Independent NED
o    No material[5]  connection,  either directly or indirectly,  to the company other than a board seat.

Employee Representative
o    Represents employees or employee shareholders of the company (classified as
     "employee representative" but considered a non-independent NED).

Footnotes:
[1]  "Relative"  follows the U.S. SEC's definition of "immediate family members"
     which  covers  spouses,  parents,  children,  stepparents,   step-children,
     siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director,  executive officer, or significant shareholder of the company.
[2]  Professional  services  can be  characterized  as  advisory  in nature  and generally  include the  following:  investment  banking/financial  advisory
     services;   commercial  banking  (beyond  deposit   services);   investment
     services;   insurance  services;   accounting/audit  services;   consulting
     services; marketing services; and legal services. The case of participation in  a  banking  syndicate  by  a  non-lead  bank  should  be  considered  a transaction (and hence subject to the associated  materiality  test) rather than a professional relationship.
[3]  If the company makes or receives annual  payments  exceeding the greater of
     $200,000 or five percent of the  recipient's  gross revenues (the recipient is the party receiving the financial proceeds from the transaction).
[4]  For example,  in continental  Europe,  directors with a tenure exceeding 12 years  will  be  considered  non-independent.  In the  United  Kingdom  and
     Ireland,  directors  with a tenure  exceeding nine years will be considered
     non-independent,   unless  the  company   provides   sufficient  and  clear
     justification that the director is independent despite his long tenure.
[5]  For purposes of ISS' director independence classification,  "material" will be defined as a standard of relationship financial,  personal or otherwise)
     that a reasonable person might conclude could  potentially  influence one's objectivity  in the  boardroom  in a manner  that would  have a  meaningful impact on an individual's  ability to satisfy requisite fiduciary standards on behalf of shareholders.

--------------------------------------------------------------------------------

Director Compensation
Vote FOR  proposals  to award cash fees to  non-executive  directors  unless the amounts are excessive relative to other companies in the country or industry.
Vote non-executive  director  compensation  proposals that include both cash and share-based components on a CASE-BY-CASE basis.
Vote proposals that bundle  compensation  for both  non-executive  and executive directors into a single resolution on a CASE-BY-CASE basis.
Vote  AGAINST  proposals  to introduce  retirement  benefits  for  non-executive directors.
Discharge of Board and Management
Vote FOR discharge of the board and management, unless:

o    There are serious  questions  about actions of the board or management  for the year in question; or
o    Legal action is being taken against the board by other shareholders.

Vote AGAINST  proposals to remove  approval of discharge of board and management from the agenda.

Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking  indemnification  and liability  protection for directors and  officers on a  CASE-BY-CASE  basis.
Vote AGAINST proposals to indemnify auditors.

Board Structure
Vote FOR proposals to fix board size.
Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.
Vote  AGAINST  proposals  to alter board  structure  or size in the context of a fight for control of the company or the board.

3. CAPITAL STRUCTURE
Share Issuance Requests

General Issuances:
Vote FOR issuance  requests with  preemptive  rights to a maximum of 100 percent over currently issued capital.
Vote FOR issuance requests without  preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:
Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current  authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.
Vote FOR  specific  proposals  to  increase  authorized  capital to any  amount, unless:

o    The specific purpose of the increase (such as a share-based  acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or
o    The  increase  would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.
Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting  purposes unless the terms are  unfavorable  to  shareholders.
Vote proposals to reduce capital in connection with corporate restructuring on a
CASE-BY-CASE basis.

Capital Structures
Vote FOR resolutions  that seek to maintain or convert to a one-share,  one-vote capital structure.
Vote AGAINST  requests for the creation or  continuation  of dual-class  capital structures or the creation of new or additional supervoting shares.

Preferred Stock
Vote FOR the  creation of a new class of  preferred  stock or for  issuances  of preferred  stock up to 50  percent  of issued  capital  unless  the terms of the preferred stock would adversely affect the rights of existing shareholders.
Vote FOR the  creation/issuance  of convertible  preferred  stock as long as the maximum number of common shares that could be issued upon conversion  meets ISS'
guidelines on equity issuance requests.
Vote AGAINST the creation of a new class of  preference  shares that would carry superior voting rights to the common shares.
Vote  AGAINST  the  creation  of blank check  preferred  stock  unless the board clearly states that the authorization will not be used to thwart a takeover bid.
Vote  proposals  to  increase  blank  check   preferred   authorizations   on  a
CASE-BY-CASE basis.

Debt Issuance Requests
Vote  non-convertible  debt issuance  requests on a CASE-BY-CASE  basis, with or without preemptive rights.
Vote FOR the  creation/issuance  of convertible  debt instruments as long as the maximum number of common shares that could be issued upon conversion  meets ISS'
guidelines on equity issuance requests.
Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt
Vote  proposals  to approve the  pledging  of assets for debt on a  CASE-BY-CASE basis.

Increase in Borrowing Powers
Vote  proposals  to  approve  increases  in a  company's  borrowing  powers on a
CASE-BY-CASE basis.

Share Repurchase Plans
Vote FOR share repurchase plans, unless:

o    Clear evidence of past abuse of the authority is available; or
o    The plan contains no safeguards against selective buybacks.

Reissuance of Shares Repurchased
Vote FOR  requests  to reissue  any  repurchased  shares  unless  there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR  requests  to  capitalize  reserves  for  bonus  issues of shares or to increase par value.

4. OTHER
Reorganizations/Restructurings
Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:
For every M&A analysis,  ISS reviews  publicly  available  information as of the date of the  report and  evaluates  the merits  and  drawbacks  of the  proposed transaction, balancing various and sometimes countervailing factors including:

o    Valuation - Is the value to be received by the target shareholders (or paid by the  acquirer)  reasonable?  While the  fairness  opinion may provide an initial starting point for assessing valuation  reasonableness,  ISS places emphasis on the offer premium, market reaction, and strategic rationale.

o    Market  reaction - How has the market  responded  to the  proposed  deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

o    Strategic rationale - Does the deal make sense strategically? From where is the  value  derived?  Cost  and  revenue  synergies  should  not be  overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable  track  record of  successful  integration  of  historical acquisitions.

o    Conflicts  of  interest  - Are  insiders  benefiting  from the  transaction
     disproportionately   and   inappropriately   as  compared  to   non-insider
     shareholders?  ISS will  consider  whether any special  interests  may have influenced these directors and officers to support or recommend the merger.

o    Governance  - Will the combined  company have a better or worse  governance profile than the current  governance  profiles of the respective parties to the transaction?  If the governance profile is to change for the worse, the burden is on the  company to prove that other  issues  (such as  valuation)
     outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers
Vote proposals to waive  mandatory  takeover bid  requirements on a CASE-BY-CASE basis.

Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions
Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms
Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.
Vote FOR  proposals  that would improve the  company's  corporate  governance or business profile at a reasonable cost.
Vote  AGAINST  proposals  that  limit  the  company's  business   activities  or
capabilities  or result in  significant  costs being  incurred with little or no benefit.

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                               (Amendment No. 22)

                                     PART C
                                OTHER INFORMATION

Item 23. Exhibits.

         (a)      Articles of Incorporation.
                  (1) Articles of Amendment and Restatement dated November 21, 1997.
                      Incorporated herein by reference to:
                      Filing:        Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                      File No.:      811-7440.
                      Filing Date:   November 26, 1997.

                  (2) Articles of Amendment dated December 2, 1998.
                      Incorporated herein by reference to:
                      Filing:        Post-Effective Amendment No. 9 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                      File No.:      811-7440.
                      Filing Date:   March 26, 1999.

         (b)      By-Laws.
                      By-Laws of the Registrant.
                      Incorporated herein by reference to:
                      Filing:        Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on Form
                                     N-1A.
                      File No.:      811-7440.
                      Filing Date:   March 30, 1998.

         (c)      Instruments Defining the Rights of Security Holders.
                  (1) No specimen securities are issued on behalf of the
                      Registrant.

                  (2) Relevant portion of Articles of Amendment and Restatement dated November 21, 1997.
                      See Article Fifth.
                      Incorporated herein by reference to:
                      Filing:        Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                      File No.:      811-7440.
                      Filing Date:   November 26, 1997.

                  (3) Relevant portion of By-Laws.
                      See Article I.
                      Incorporated herein by reference to:
                      Filing:        Post-Effective Amendment No. 7 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                      File No.:      811-7440.
                      Filing Date:   March 30, 1998.

         (d)      Investment Advisory Contracts
                  Investment Management Agreement between the Registrant and
                  Dimensional Fund Advisors Inc. ("DFA") dated
                  November 26, 1997.
                  Incorporated herein by reference to:
                  Filing:            Post-Effective Amendment No. 6 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                  File No.:          811-7440.
                  Filing Date:       November 26, 1997.

         (e)      Underwriting Contracts.
                  Amended and Restated Distribution Agreement between the
                  Registrant and DFA Securities Inc. dated December 19, 2003.
                  Incorporated herein by reference to:
                  Filing:            Post-Effective Amendment No. 17 to the
                                     Registrant's Registration Statement on
                                     Form N-1A.
                  File No.:          811-7440.
                  Filing Date:       March 29, 2004.

         (f)      Bonus or Profit Sharing Contracts.
                  Not applicable.

         (g)      Custodian Agreements.
                  Global Custody Agreement between the Registrant and The Chase
                  Manhattan Bank, dated March 31, 1998.
                  Incorporated herein by reference to:
                  Filing:          Post-Effective Amendment No. 13 to the
                                   Registrant's Registration Statement on
                                   Form N-1A.
                  File No.:        811-7440.
                  Filing Date:     March 29, 2001.

         (h)      Other Material Contracts.
                  (1)      Transfer Agency Agreement between the Registrant
                           and PFPC Inc., dated January 20, 1993
                  Incorporated herein by reference to:
                  Filing:          Post-Effective Amendment No. 7 to the
                                   Registrant's Registration Statement on
                                   Form N-1A.
                  File No.:        811-7440.
                  Filing Date:     March 30, 1998.

                           (i)     Amendment No. 1 to Transfer Agency Agreement
                                   dated December 26, 1997.
                           Incorporated herein by reference to:
                           Filing:          Post-Effective Amendment No. 7 to
                                            the Registrant's Registration
                                            Statement on Form N-1A.
                           File No.:        811-7440.
                           Filing Date:     March 30, 1998.

                  (2)      Administration and Accounting Services Agreement
                           between the Registrant and PFPC Inc., dated
                           January 20, 1993
                           Incorporated herein by reference to:
                           Filing:          Post-Effective Amendment No. 7 to
                                            the Registrant's Registration
                                            Statement on Form N-1A.
                           File No.:        811-7440.
                           Filing Date:     March 30, 1998.

         (i)      Legal Opinion.
                  Not applicable.

         (j)      Other Opinions.
                  Consent of Independent Certified Public Accountants,
                  PricewaterhouseCoopers LLP.
                  ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

         (k)      Omitted Financial Statements.
                  Not applicable.

         (l)      Initial Capital Agreements.
                  Subscription Agreement dated as of February 1, 1993.
                  Incorporated herein by reference to:
                  Filing:          Post-Effective Amendment No. 13 to the
                                   Registrant's Registration Statement on
                                   Form N-1A.
                  File No.:        811-7440.
                  Filing Date:     March 29, 2001.

         (m)      Rule 12b-1 Plan.
                  Not applicable.

         (n)      Rule 18f-3 Plan.
                  Not applicable.

         (o)      Power-of-Attorney.
                  Power-of-Attorney dated as of March 30, 2007, appointing
                  David G. Booth, David R. Martin, Catherine L. Newell, Valerie
                  A. Brown and Jeff J. Jeon as attorneys-in-fact to David G.
                  Booth, Rex A. Sinquefield, George M. Constantinides, John P.
                  Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes,
                  Abbie J. Smith and David R. Martin.
                  Incorporated herein by reference to:
                  Filing:          Post-Effective Amendment No. 21 to the
                                   Registrant's Registration Statement on
                                   Form N-1A.
                  File No.:        811-7440.
                  Filing Date:     March 30, 2007.

         (p)      Code of Ethics.
                  Code of Ethics of Registrant, Advisor and Underwriter.
                  Incorporated herein by reference to:
                  Filing:          Post-Effective Amendment No. 17 to the
                                   Registrant's Registration Statement on
                                   Form N-1A.
                  File No.:        811-7440.
                  Filing Date:     March 29, 2004.

Item 24. Persons  Controlled by or Under Common Control with  Registrant.  If an investor  beneficially  owns  more  than  25%  of  the  outstanding  voting securities of the feeder fund that invests all of its investable  assets in a Series of the  Registrant,  then the  feeder  fund and its  corresponding
     Series  may be deemed  to be under the  common  control  of such  investor.
     Accordingly,  the  feeder  portfolio  of DFA  Investment  Dimensions  Group
     ("DFAIDG"),  a Maryland corporation and registered  investment company, may be deemed to be under common control with its  corresponding  Series of the
     Registrant. As of February 29, 2008, no person beneficially owned more than
     25% of the outstanding voting securities of the feeder portfolio  investing in the Registrant:

Item 25.   Indemnification.   Reference  is  made  to  Article  Seventh  of  the
     Registrant's  Articles of Amendment and  Restatement  (the  "Articles") and
     Article V, Section 5.08 of the Registrant's By-laws, which are incorporated herein by reference.

     The  Articles  and By-laws of  Registrant  provide for  indemnification  of officers and directors to the full extent  permitted by the General Laws of the State of Maryland. Registrant's charter provides that the directors and
     officers  shall  not  be  personally   liable  to  the  Registrant  or  its
     stockholders  for money  damages,  except as otherwise  required  under the
     Investment Company Act of 1940, as amended.

     Pursuant to Rule 484 under the  Securities  Act of 1933,  as  amended,  the
     Registrant furnishes the following undertaking:

     Insofar as  indemnification  for liability arising under the Securities Act of 1933 (the  "Act");  may be  permitted  to the  directors,  officers  and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,  the  Registrant has been advised that, in the opinion of the
     Securities and Exchange Commission,  such indemnification is against public policy as expressed in the Act, and is,  therefore,  unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses  incurred or paid by a director, an  officer  or  controlling  person of the  Registrant  in the  successful defense of any action,  suit or  proceeding)  is asserted by such director, officer or  controlling  person in  connection  with the  securities  being registered,  the Registrant will,  unless in the opinion of its counsel the matter has been  settled  by  controlling  precedent,  submit to a court of appropriate jurisdiction the question whether such indemnification by it is against  public  policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of the Investment  Advisor.  Dimensional
     Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant,  is also the investment manager for three other registered open-end investment  companies,  DFA Investment Dimensions Group
     Inc., The DFA Investment  Trust Company and  Dimensional  Investment  Group
     Inc. The Advisor also serves as  sub-advisor  for certain other  registered investment companies.

     For additional  information,  please see "Management of the Fund" in Part A of this Registration Statement.

     Additional  information as to the Advisor and the directors and officers of the Advisor is included in the Advisor's Form ADV filed with the Commission
     (File No. 801-16283),  which is incorporated herein by reference,  and sets forth the officers and directors of the Advisor and  information  as to any business,  profession,  vocation  or  employment  of a  substantial  nature engaged in by those officers and directors during the past two years.

Item 27. Principal Underwriters.

          (a)  DFA Securities  Inc.,  ("DFAS") is the principal  underwriter for the  Registrant.  DFAS also serves as principal  underwriter  for
               Dimensional  Investment  Group Inc.,  DFA  Investment  Dimensions
               Group Inc. and The DFA Investment Trust Company.

          (b)  The   following   table   sets  forth   information   as  to  the
               Distributor's Directors, Officers, Partners and Control Persons:

       ------------------------------ ---------------------- -------------------
         Name and Principal           Positions and Offices   Positions and
         Business Address             with  Underwriter       Offices with Fund

       ------------------------------ ---------------------- -------------------
       M. Akbar Ali                   Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Darryl D. Avery                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Arthur H. Barlow               Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Scott A. Bosworth              Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Valerie A. Brown               Vice President         Vice President
       1299 Ocean Avenue              and Assistant          and Assistant
       Santa Monica, CA 90401         Secretary              Secretary

       ------------------------------ ---------------------- -------------------
       David P. Butler                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Patrick Carter                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Stephen A. Clark               Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Robert P. Cornell              Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Christopher S. Crossan         Vice President         Vice President and
       1299 Ocean Avenue              and Chief              and Chief
       Santa Monica, CA 90401         Compliance Officer     Compliance Officer

       ------------------------------ ---------------------- -------------------
       James L. Davis                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Robert T. Deere                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Robert W. Dintzner             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Kenneth Elmgren                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Richard A. Eustice             Vice President         Vice President
       1299 Ocean Avenue              and Assistant          and Assistant
       Santa Monica, CA 90401         Secretary              Secretary

       ------------------------------ ---------------------- -------------------
       Eugene F. Fama, Jr.            Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Gretchen A. Flicker            Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Jed S. Fogdall                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Glenn S. Freed                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Mark R. Gochnour               Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Henry F. Gray                  Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       John T. Gray                   Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Darla Hastings                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Joel H. Hefner                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Julie C. Henderson             Vice President         Vice President
       1299 Ocean Avenue              and Fund Controller    and Fund Controller
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Kevin B. Hight                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Christine W. Ho                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Jeff J. Jeon                   Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Patrick M. Keating             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Joseph F. Kolerich             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Michael F. Lane                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Kristina M. LaRusso            Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Immoo Lee                      Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Juliet H. Lee                  Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       David R. Martin                Vice President, Chief  Vice President,
       1299 Ocean Avenue              Financial Officer      Chief Financial
       Santa Monica, CA 90401         and Treasurer          Officer and
                                                             Treasurer

       ------------------------------ ---------------------- -------------------
       Heather E. Mathews             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Catherine L. Newell            Vice President         Vice President
       1299 Ocean Avenue              and Secretary          and Secretary
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Gerard K. O'Reilly             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Carmen Palafox                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Sonya K. Park                  Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       David A. Plecha                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Ted Randall                    Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Eduardo A. Repetto             Vice President         Vice President
       1299 Ocean Avenue              and Chief              and Chief
       Santa Monica, CA 90401         Investment Officer     Investment Officer

       ------------------------------ ---------------------- -------------------
       L. Jacobo Rodriguez            Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       David E. Schneider             Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Ted R. Simpson                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Bryce D. Skaff                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Grady M. Smith                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Carl G. Snyder                 Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Lawrence R. Spieth             Vice President         Vice President
       10 South Wacker Drive
       Suite 2275
       Chicago, IL 60606

       ------------------------------ ---------------------- -------------------
       Bradley G. Steiman             Vice President         Vice President
       Suite 910, 1055 West Hastings
       Vancouver, B.C. V6E 2E9

       ------------------------------ ---------------------- -------------------
       Karen E. Umland                Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Carol W. Wardlaw               Vice President         Vice President
       10 South Wacker Drive
       Suite 2275
       Chicago, IL 60606

       ------------------------------ ---------------------- -------------------
       Weston J. Wellington           Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Daniel M. Wheeler              Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Ryan Wiley                     Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Paul E. Wise                   Vice President         Vice President
       1299 Ocean Avenue
       Santa Monica, CA 90401

       ------------------------------ ---------------------- -------------------
       Dimensional Fund Advisors LP   Shareholder
       1299 Ocean Avenue
       Santa Monica, CA 90401
       ------------------------------ ---------------------- -------------------

         (c)      Not applicable.

Item 28.  Location of Accounts  and  Records.  The  accounts  and records of the
     Registrant  will  be  located  at  the  office  of  the  Registrant  and at additional locations, as follows:

   Name                                           Address
   Dimensional Emerging Markets Value Fund Inc.   1299 Ocean Avenue
                                                  Santa Monica, CA 90401

   PFPC Inc.                                      301 Bellevue Parkway
                                                  Wilmington, DE 19809

   The Chase Manhattan Bank                       4 Chase MetroTech Center
                                                  Brooklyn, NY 11245

Item 29. Management Services.
         None.

Item 30. Undertakings.
         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment  Company Act of 1940, as amended, the  Registrant  has duly caused  this  Post-Effective  Amendment  No. 22 to its
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Santa Monica, the State of California, as of the
28th day of March, 2008.

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                  (Registrant)

    By:      /s/ Valerie A. Brown
             Valerie A. Brown (Attorney-in-Fact to Registrant pursuant
             to a Power of Attorney
             incorporated herein by reference)
             Vice President and Assistant Secretary
             (Signature and Title)

                                  EXHIBIT INDEX

N-1A Exhibit No.    EDGAR Exhibit No.  Description

23(j)               EX-99.j            Consent of PricewaterhouseCoopers LLP